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Exhibit 99.5

PRO FORMA VALUATION UPDATE REPORT
ABINGTON COMMUNITY BANCORP, INC.
HOLDING COMPANY FOR ABINGTON BANK Jenkintown, Pennsylvania
Dated As Of: August 20, 2004

Prepared By:

RP® Financial, LC.
1700 North Moore Street
Suite 2210
Arlington, Virginia 22209

August 20, 2004

Board of Trustees
Abington Bank
180 Old York Road
Jenkintown, Pennsylvania 19046-3508

Members of the Board:

        At your request, we have completed and hereby provide an updated independent appraisal ("Update") of the estimated pro forma market value of the Common Stock which is to be offered in connection with the Plan of Stock Issuance (the "Plan"), described below.

        This Update is furnished pursuant to the conversion regulations promulgated by the Commonwealth of Pennsylvania Department of Banking (the "Department"), the Federal Deposit Insurance Corporation ("FDIC") and the Federal Reserve Board ("FRB"). This Update has been prepared in accordance with the written valuation guidelines promulgated by the Office of Thrift Supervision ("OTS"), most recently updated as of October 21, 1994. Such valuation guidelines are relied upon by the previously referenced agencies in evaluating conversion appraisals in the absence of such specific written valuation guidelines separately issued by the respective agencies.

        Our Original Appraisal report, dated May 21, 2004 (the "Original Appraisal"), is incorporated herein by reference. As in the preparation of our Original Appraisal, we believe the data and information used herein is reliable; however, we cannot guarantee the accuracy and completeness of such information.

        This Update has been prepared to reflect: changes in stock market conditions for thrifts since the Original Appraisal, including the market for all publicly-traded thrifts in mutual holding company form and the new issue market for converting thrifts (including standard conversions, second step conversions and initial offerings by mutual holding companies); and Abington Bank's recent financial developments as of June 30, 2004.

Washington Headquarters
Rosslyn Center	Telephone: (703) 528-1700
1700 North Moore Street, Suite 2210	Fax No.: (703) 528-1788
Arlington, VA 22209	Toll-Free No.: (866) 723-0594
www.rpfinancial.com	E-Mail: mail@rpfinancial.com

Description of Plan of Stock Issuance

        The Board of Abington Bank (the "Bank") has adopted a plan of reorganization pursuant to which the Bank will reorganize into a mutual holding company structure. As part of the reorganization, the Bank will become a wholly-owned subsidiary of Abington Community Bancorp, Inc. (the "Company"), a Pennsylvania corporation, and the Company will issue a majority of its common stock to Abington Mutual Holding Company (the "MHC") a Pennsylvania-chartered mutual holding company, and sell a minority of its common stock to the public (the "Minority Stock Issuance"). It is anticipated that the public shares will be offered in a subscription offering to the Bank's Eligible Account Holders, Tax- Qualified Employee Plans including the employee stock ownership plan (the "ESOP"), Supplemental Eligible Account Holders and Other Members. To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, the shares may be offered for sale in a direct community offering. The total shares offered for sale to the public will constitute a minority interest of the Company's stock (49% or less).

Limiting Factors and Considerations

        Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the Common Stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of Common Stock in the Offering will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the pro forma market value thereof.

        RP Financial's valuation was determined based on the financial condition and operations of the Bank as of June 30, 2004, the date of the supplemental financial data included in the regulatory applications and prospectus.

        RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits the company, its principals or employees from purchasing stock of its client institutions.

        The valuation will be updated as provided for in the conversion regulations and guidelines. These updates will consider, among other things, any developments or changes in the Company's financial performance and condition, management policies, and current conditions in the equity markets for thrift shares. These updates may also consider changes in other external factors which impact value including, but not limited to: various changes in the legislative and regulatory environment, the stock market and the market for thrift stocks, and interest rates. Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in the update at the date of the release of the update.

Discussion of Relevant Considerations

        Following the preparation of the Original Appraisal, which was based on the Bank's unaudited March 31, 2004 financial statements, the Bank restated its audited financial statements for fiscal 2001, 2002 and 2003 and reported its June 30, 2004 quarter. The following discussion is based on the restated financial data through June 30, 2004.

1.     Restatement of Financial Statements

        The Bank recently determined that certain derivatives (i.e., off balance sheet interest rate swaps and caps) that had been accounted for as cash flow hedges under SFAS No. 133 did not qualify for hedge accounting. The after-tax unrealized losses on the derivatives of $0.101 million and $0.525 million for fiscal 2001 and 2002, respectively, and the after-tax unrealized gain on the derivatives of $0.240 million in fiscal 2003, were previously included in other comprehensive income as an equity adjustment rather than being recognized in the income statement. The restatement had no impact on the Bank's balance sheet. Thus, the net effect of this change was a more volatile earnings stream than prior to the restatement. For the 12 months ended June 30, 2004, the change in the market value of derivatives resulted in a $648,000 increase to earnings, which is equal to 0.11% of average assets and 14.71% of after-tax net income.

        To highlight the impact of the restatement on earnings we have included a restated historical earnings table (Original Appraisal Table 1.2), updated through June 30, 2004 (see Table 1 herein). The memo items at the bottom of Table 1 underscore the earnings volatility introduced to the changing market value of the derivatives. In summary, the economic impact of the derivatives remains unchanged in the restated financial statements as equity is unchanged; rather, the current accounting reflects the volatility in earnings as well as equity.

2.     Financial Results

        Table 2 presents summary balance sheet and income statement data through June 30, 2004 (on a restated basis). The overall composition of the Bank's updated balance sheet was generally comparable to the fiscal year end 2003 data, with the Bank experiencing modest asset growth during the six month period. Consistent with recent trends, the balance sheet growth was largely funded by deposits, which funded growth of both loans and investments.

  Growth Trends

        The Bank's total assets increased by approximately $29.8 million over the six months ended June 30, 2004, which was primarily funded by an increase in deposits and, to a lesser extent, borrowed funds. The balance of loans increased modestly during the six month period owing to relatively strong loan origination volume in excess of prepayment activity. The balance of cash and investments also increased modestly. Equity increased from December 31, 2003, to June 30, 2004 as a result of interim earnings. However, equity decreased by approximately $1.0 million relative to March 31, 2004 (from $54.7 million as of March 31, 2004 to $53.7 million as of June 30, 2004) as earnings were more than offset by an increase in the unrealized losses on the portfolio of securities held available for sale ("AFS").

Table 1
Abington Bank
Historical Income Statements (Restated)

	As of the Fiscal Year Ended December 31,
											Twelve Months End. June 30, 2004
	1999		2000		2001		2002		2003
	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)
	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)
Interest Income	$27,253	7.12%	$30,917	7.39%	$32,093	6.96%	$30,912	6.07%	$29,933	5.12%	$29,566	4.85%
Interest Expense	(14,604)	-3.82%	(16,815)	-4.02%	(16,792)	-3.64%	(14,664)	-2.88%	(14,241)	-2.44%	(13,707)	-2.25%

Net Interest Income	$12,649	3.30%	$14,102	3.37%	$15,301	3.32%	$16,248	3.19%	$15,692	2.69%	$15,859	2.60%
Provision for Loan Losses	0	0.00%	0	0.00%	(628)	-0.14%	(500)	-0.10%	(375)	-0.06%	(170)	-0.03%

Net Interest Income after Provisions	$12,649	3.30%	$14,102	3.37%	$14,673	3.18%	$15,748	3.09%	$15,317	2.62%	$15,689	2.57%
Other Operating Income	1,374	0.36%	1,362	0.33%	1,193	0.26%	1,594	0.31%	2,077	0.36%	2,386	0.39%
Operating Expense	(7,992)	-2.09%	(8,842)	-2.11%	(9,470)	-2.05%	(10,610)	-2.08%	(11,472)	-1.96%	(11,629)	-1.91%

Net Operating Income	$6,031	1.58%	$6,622	1.58%	$6,396	1.39%	$6,732	1.32%	$5,922	1.01%	$6,446	1.06%
Net Gain(Loss) on Sale of Property	$(19)	0.00%	$85	0.02%	$1	0.00%	$—	0.00%	$146	0.02%	$91	0.01%
Net Gain(Loss) on Sale of Investments	—	0.00%	—	0.00%	—	0.00%	23	0.00%	—	0.00%	—	0.00%
Net Gain(Loss) on Sale of Loans	—	0.00%	(4)	0.00%	130	0.03%	89	0.02%	44	0.01%	—	0.00%

Total Non-Operating Income/(Expense)	$(19)	0.00%	$81	0.02%	$131	0.03%	$112	0.02%	$190	0.03%	$91	0.01%
Net Income Before Tax	$6,012	1.57%	$6,703	1.60%	$6,527	1.41%	$6,844	1.34%	$6,112	1.05%	$6,537	1.07%
Income Taxes	(2,261)	-0.59%	(2,353)	-0.56%	(2,328)	-0.50%	(2,467)	-0.48%	(2,022)	-0.35%	(2,133)	-0.35%

Net Income (Loss) Before Extraord. Items	$3,751	0.98%	$4,350	1.04%	$4,199	0.91%	$4,377	0.86%	$4,090	0.70%	$4,404	0.72%
Estimated Core Net Income
Net Income	$3,751	0.98%	$4,350	1.04%	$4,199	0.91%	$4,377	0.86%	$4,090	0.70%	$4,404	0.72%
Addback(Deduct): Non-Recurring (Inc)/Exp	19	0.00%	(81)	-0.02%	(131)	-0.03%	(112)	-0.02%	(190)	-0.03%	(91)	-0.01%
Tax Effect(1)	(6)	0.00%	28	0.01%	45	0.01%	38	0.01%	65	0.01%	31	0.01%

Estimated Core Net Income	$3,764	0.98%	$4,297	1.03%	$4,113	0.89%	$4,303	0.85%	$3,965	0.68%	$4,344	0.71%
Memo Items:
Impact of Restatement of Financial Statements
After-Tax Valuation of Derivatives(2)	$—		$—		$(101)		$(626)		$(386)		$(168)
Impact of Changing Value of Derivates to Earnings
Amount ($000)	$—		$—		$(101)		$(525)		$240		$648
% of Average Assets	0.00%		0.00%		-0.02%		-0.10%		0.04%		0.11%
% of After-Tax Net Income	0.00%		0.00%		-2.42%		-11.99%		5.87%		14.71%
Other Memo Items:
Expense Coverage Ratio(3)	158.27%		159.49%		161.57%		153.14%		136.79%		136.37%
Efficiency Ratio(4)	56.99%		57.18%		57.41%		59.47%		64.56%		63.74%
Effective Tax Rate	37.61%		35.10%		35.67%		36.05%		33.08%		32.63%

(1)
Tax effected at a 34% rate.
(2)
Includes all of the Bank's interest rate swap and cap positions.
(3)
Net interest income divided by operating expenses.
(4)
Operating expenses as a percent of the sum of net interest income and other operating income (excluding gains on sale).

Source: Abington Bank's prospectus.

Table 2
Abington Bank
Recent Financial Data (Restated)

	At December 31, 2003		At June 30, 2004
	Amount	% of Assets	Amount	% of Assets
	($000)	(%)	($000)	(%)
Balance Sheet Data
Assets	$604,439	100.00%	$634,208	100.00%
Cash and cash equivalents	19,696	3.26%	25,660	4.05%
Investment securities	89,023	14.73%	81,263	12.81%
Mortgage-backed securities—HTM	43,009	7.12%	49,397	7.79%
Mortgage-backed securities—AFS	78,213	12.94%	86,828	13.69%
Loans receivable (net)	364,620	60.32%	379,582	59.85%
Deposits	362,666	60.00%	385,108	60.72%
FHLB advances	173,732	28.74%	165,325	26.07%
Other borrowings	8,681	1.44%	20,751	3.27%
Retained earnings	53,234	8.81%	53,731	8.47%
	12 Months Ended December 31, 2003		12 Months Ended June 30, 2004
	Amount	% of Avg. Assets	Amount	% of Avg. Assets
	($000)	(%)	($000)	(%)
Summary Income Statement
Interest Income	$29,933	5.12%	$29,566	4.85%
Interest Expense	(14,241)	-2.44%	(13,707)	-2.25%

Net Interest Income	$15,692	2.68%	$15,859	2.60%
Provision for Loan Losses	(375)	-0.06%	(170)	-0.03%

Net Interest Income after Provisions	$15,317	2.62%	$15,689	2.57%
Other Operating Income	2,077	0.36%	2,342	0.38%
Operating Expense	(11,472)	-1.96%	(11,629)	-1.91%

Net Operating Income	$5,922	1.02%	$6,402	1.05%
Net Non-Operating Income	190	0.03%	135	0.02%

Net Income Before Tax	$6,112	1.05%	$6,537	1.07%
Income Taxes	(2,022)	-0.35%	(2,133)	-0.35%

Net Income (Loss)	$4,090	0.70%	$4,404	0.72%
Less: Non-Recurring Income	(190)	-0.03%	(135)	-0.02%
Tax Effect(1)	65	0.01%	46	0.01%

Estimated Core Net Income	$3,965	0.68%	$4,315	0.71%
Memo Items:
Impact of Restatement of Financial Statements
After-Tax Valuation of Derivatives(1)	$(386)		$(168)
Impact of Changing Value of Derivates to Earnings
Amount ($000)	$240		$648
% of Average Assets	0.04%		0.11%
% of After-Tax Net Income	5.87%		14.71%

(1)
Reflects a 34% effective tax rate.

Source: Abington Bank's audited and unaudited financial statements and RP Financial calculations.

  Loan Receivable

        Loans receivable increased from $364.6 million, as of December 31, 2003, to $379.6 million, as of June 30, 2004, and the proportion to total assets declined slightly. The recent growth in the portfolio reflects continued strong loan origination activity coupled with diminished prepayment rates. The loan portfolio continues to reflect a relatively high proportion of 1-4 family mortgage loans including loans secured by properties under construction and home equity loans.

  Cash, Investments and Mortgage-Backed Securities

        The balance of cash, investments and mortgage-backed securities ("MBS") increased modestly overall during the six months ended June 30, 2004, to equal $243.1 million, or 38.3% of total assets. The Bank generally classifies its investments and MBS as AFS at the time of purchase, unless it has specifically match funded the asset with Federal Home Loan Bank ("FHLB") advances with a relatively comparable duration.

  Funding Structure

        Deposit balances increased by $22.4 million over the six months ended June 30, 2004, to equal $385.1 million, or 60.7% of total assets. The growth in deposits coupled with an increase in other borrowed funds (primarily repurchase agreements) diminished the need for FHLB advances, which decreased from $173.7 million as of December 31, 2004, to $165.3 million as of June 30, 2004. Borrowed funds remain a significant element of the Bank's funding structure (29.3% of assets as of June 30, 2003), which are utilized: (1) when such funds are priced attractively relative to deposits; (2) to lengthen the duration of liabilities; (3) to enhance earnings through wholesale leveraging; and (4) to generate additional liquid funds. Recent growth in borrowings was primarily due to efforts to increase earnings through wholesale leveraging.

  Equity

        Total equity increased by nearly $0.5 million over the six months ended June 30, 2004 to $53.7 million; but this includes a decrease of nearly $1.0 million during the June quarter reflecting the adverse impact of higher interest rates on the value of AFS securities, which more than offset the balance of earnings retained during the quarter. The equity/assets ratio diminished modestly to equal 8.47% at June 30, 2004, versus 8.81% at December 31, 2003.

  Income and Expense Trends

        The Bank's net income for the 12 months ended June 30, 2004 approximated $4.4 million, up from $4.1 million for fiscal 2003. The change in the market value of derivatives had a greater earnings impact for the most recent 12 months relative to fiscal 2003, at $0.648 million and $0.240 million, respectively. For the 12 months ended June 30, 2004, the change in the market value of derivatives for interest rate swaps and caps equaled 0.11% of average assets and 14.71% of after-tax net income.

  Net Interest Income

        The Bank's net interest income increased slightly, as the cost of funds diminished at a greater pace than interest income. For the 12 months ended June 30, 2004, the Bank's net interest income totaled $15.9 million (2.60% of average assets), which reflects a modest increase from a level of $15.7 million (2.68% of average assets), reported for the 12 months ended December 31, 2003.

        As discussed in the Original Appraisal, the continued decline in net interest income, both on a dollar basis and as a percentage of average assets, reflects the recent decline in the loans-to-assets ratio, which is due to high prepayments and the resulting increase in lower-yielding securities as the

Bank seeks to continue to leverage its capital. In this regard, as a portfolio lender, the Bank has been reluctant to compete aggressively in the recent low interest rate environment for long-term fixed rate loans. Also, the relatively high cost of funds reflects the Bank's growth strategy through offering premium rates on selected account types.

  Loan Loss Provisions

        Provision for loan losses decreased by $205,000, to equal $170,000 for the 12 months ended June 30, 2004. Provisions for loan losses have typically been limited reflecting the Bank's relatively strong asset quality historically and the secured nature of the loan portfolio; the majority of the loan portfolio is secured by real estate collateral in the Bank's local market area, which represents a relatively strong real estate market.

  Non-Interest Income

        Non-interest income for the most recent 12 months increased modestly relative to 2003, and totaled $2.4 million, equal to 0.39% of average assets. Non-interest income generated by the Bank through various sources including: the Bank's deposit accounts, including various service and non-sufficient fund ("NSF") charges and interchange fees on debit cards as well as ATM related fees, reflecting foreign transactions at its ATMs and interchange income resulting from the Bank's customers utilizing foreign ATMs.

  Operating Expenses

        The Bank's operating expenses have increased in recent years due to asset growth, emphasis in commercial lending, de novo branching and revenue diversification strategies. Specifically, cost increases reflect increased business volumes facilitated by the employment of seasoned commercial and construction lenders and support staff and the opening of one full service and four limited service branches since the end of fiscal 1999. For the 12 months ended June 30, 2004, the Bank's operating expenses equaled $11.6 million, or 1.91% of average assets, which reflects a slight increase from the fiscal 2003 level, although the ratio to average assets diminished modestly.

        Operating expenses are expected to increase on a post-offering basis as a result of the expense of the stock-related benefit plans and the costs related to operating as a public company. At the same time, continued balance sheet growth and reinvestment of the offering proceeds should largely offset the anticipated expense increase.

  Non-Operating Income/Expense

        Net non-operating income (expense) continued to have a limited impact on overall profitability. For the 12 months ended June 30, 2004, non-operating income was comprised of gains on the sale of property totaling $91,000.

  Taxes

        The Bank's tax rate approximated 32.6% for the 12 months ended June 30, 2004, in comparison to the 33.1% effective tax rate for fiscal 2003.

  Efficiency Ratio

        The Bank's efficiency ratio improved modestly from 64.56% for fiscal 2003, to 63.74% for the 12 months ended June 30, 2004. On a post-offering basis, the efficiency ratio may show some slight improvement, although low reinvestment yields may limit the benefit.

3.     Peer Group Financial Comparisons

        Tables 3 and 4 present the most updated financial characteristics and operating results available for Bank, the Peer Group and all publicly-traded savings institutions. The Peer Group is comprised of the same eleven publicly-traded companies operating within the mutual holding company structure as were employed in the Original Appraisal.

  Financial Condition

        In general, the comparative balance sheet ratios for the Bank and the Peer Group did not vary significantly from the ratios examined in the Original Appraisal analysis (see Table 3). Relative to the Peer Group, the Bank's interest-earning asset composition continued to reflect a modestly higher level of loans (59.9% of assets for the Bank versus 55.6% for the Peer Group) and a lower level of cash, MBS and investments (38.4% for the Bank versus 39.3% for the Peer Group). The Bank's funding composition continued to reflect a lower proportion of deposits in comparison to the Peer Group (60.7% of assets for the Bank versus 71.7% of assets for the Peer Group). The lower ratio of deposits for the Bank continues to be offset by its higher utilization of borrowings (29.3% of assets for the Bank versus 12.8% for the Peer Group).

        The Bank's net worth ratio of 8.5% of assets continues to fall below the Peer Group's ratio, equal to 13.0%; however, with the addition of offering proceeds, the pro forma capital position will equal or exceed the Peer Group's ratio. The increased equity is anticipated to enhance the Bank's earnings potential through reinvestment of proceeds, lower funding costs and potentially through profitable growth. However, at the same time, the increased pro forma capital position is expected to result in a decline in the Bank's return on equity ("ROE"), based on both reported and core earnings. Both the Bank's and the Peer Group's current equity ratios reflect strong surpluses over regulatory capital requirements; and on a post-offering basis the Bank's cushion over capital requirements will be enhanced.

Table 3
Balance Sheet Composition and Growth Rates
Comparable Institution Analysis
As of June 30, 2004

		Balance Sheet as a Percent of Assets										Balance Sheet Annual Growth Rates							Regulatory Capital
		Cash & Equivalents	MBS & Invest	Loans	Deposits	Borrowed Funds	Subd. Debt	Net Worth	Goodwill & Intang	Tng Net Worth	MEMO: Pref.Stock	Assets	MBS, Cash & Investments	Loans	Deposits	Borrows. & Subdebt	Net Worth	Tng Net Worth	Tangible	Core	Reg. Cap.
Abington Bank
June 30, 2004		4.1%	34.3%	59.9%	60.7%	29.3%	0.0%	8.5%	0.0%	8.5%	0.0%	11.78%	34.96%	1.53%	7.70%	23.58%	4.08%	4.08%	9.05%	9.05%	15.67%
All Public Companies		3.8%	23.6%	67.9%	66.4%	21.0%	0.7%	10.6%	0.8%	9.9%	0.0%	10.90%	1.97%	12.32%	7.94%	19.30%	2.40%	2.12%	9.41%	9.42%	16.81%
State of PA		3.3%	41.8%	50.0%	64.1%	25.2%	1.2%	8.5%	0.9%	7.6%	0.0%	2.95%	8.97%	2.06%	-0.29%	18.03%	0.48%	0.42%	8.99%	8.49%	17.38%
Comparable Group Average		5.2%	34.1%	55.6%	71.7%	12.8%	0.4%	13.0%	0.6%	12.4%	0.0%	4.56%	-0.52%	5.46%	3.72%	20.09%	-1.34%	-1.67%	12.75%	11.69%	22.76%
Mid-Atlantic Companies		4.4%	29.3%	60.5%	75.3%	12.3%	0.7%	10.7%	0.7%	10.0%	0.0%	6.61%	-1.87%	8.34%	6.02%	15.07%	-2.29%	-2.79%	11.52%	11.08%	18.64%
Midwest Companies		8.9%	29.9%	57.1%	78.2%	5.8%	0.0%	14.4%	0.6%	13.8%	0.0%	0.21%	2.86%	-2.98%	-0.83%	0.00%	-3.47%	-3.85%	19.48%	13.06%	28.15%
New England Companies		6.8%	43.5%	45.1%	78.6%	5.9%	0.0%	14.8%	0.0%	14.8%	0.0%	-2.52%	-2.37%	-3.00%	-5.43%	90.00%	-6.70%	-6.70%	14.59%	14.59%	27.89%
Southeast Companies		2.0%	66.6%	29.3%	27.4%	36.8%	0.0%	24.4%	0.6%	23.9%	0.0%	5.35%	4.03%	10.58%	5.93%	0.37%	14.98%	15.51%	9.08%	9.08%	27.46%
Comparable Group
Mid-Atlantic Companies
ALLB	Alliance Bank MHC of PA (20.0)	6.7%	33.6%	54.0%	74.0%	16.1%	0.0%	9.2%	0.0%	9.2%	0.0%	-0.47%	-12.36%	8.30%	-0.62%	-0.01%	0.01%	0.01%	N.M.	9.32%	16.89%
BCSB	BCSB Bankcorp MHC of MD (36.4)	2.2%	44.5%	48.9%	77.6%	13.2%	3.1%	5.4%	0.4%	5.0%	0.0%	17.23%	40.36%	-1.96%	6.31%	N.M.	-12.42%	-13.07%	7.21%	7.21%	15.24%
GOV	Gouverneur Bcp MHC of NY(42.5)	2.9%	15.1%	75.9%	61.7%	18.4%	0.0%	18.2%	0.0%	18.2%	0.0%	10.36%	-34.53%	24.94%	6.31%	47.54%	1.66%	1.66%	17.70%	17.70%	32.02%
GCBC	Green Co Bcrp MHC of NY (43.9)	7.5%	37.4%	52.3%	85.6%	3.5%	0.0%	10.5%	0.0%	10.5%	0.0%	10.75%	8.36%	12.65%	11.77%	25.00%	2.41%	2.41%	N.M.	N.M.	N.M.
ONFC	Oneida Fincl MHC of NY (42.4)	2.7%	39.4%	47.8%	71.7%	16.2%	0.0%	11.3%	3.1%	8.2%	0.0%	0.35%	-4.77%	4.09%	2.13%	-2.13%	-3.02%	-6.59%	7.96%	7.96%	13.39%
PBHC	Pathfinder BC MHC of NY (35.3)	4.8%	25.7%	61.7%	78.0%	12.1%	1.7%	7.0%	1.5%	5.5%	0.0%	5.94%	23.65%	-1.94%	14.34%	-13.80%	-1.92%	-1.14%	N.M.	N.M.	N.M.
ROME	Rome Bncp Inc MHC of NY (38.5)	4.0%	9.1%	82.8%	78.2%	6.9%	0.0%	13.4%	0.0%	13.4%	0.0%	2.78%	-33.79%	12.32%	1.89%	33.84%	-2.78%	-2.78%	13.20%	13.20%	15.65%
Midwest Companies
JXSB	Jcksnville Bcp MHC of IL(46.8)	2.3%	43.3%	48.3%	88.7%	2.4%	0.0%	7.2%	1.1%	6.1%	0.0%	1.78%	11.14%	-6.44%	0.67%	N.M.	-7.15%	-7.97%	N.M.	6.64%	13.35%
WCFB	Wbstr Cty Fed MHC of IA (39.0)	15.5%	16.6%	65.9%	67.7%	9.3%	0.0%	21.5%	0.1%	21.4%	0.0%	-1.36%	-5.42%	0.49%	-2.33%	0.00%	0.22%	0.26%	19.48%	19.48%	42.95%
New England Companies
WFD	Westfield Finl MHC of MA(46.5)	6.8%	43.5%	45.1%	78.6%	5.9%	0.0%	14.8%	0.0%	14.8%	0.0%	-2.52%	-2.37%	-3.00%	-5.43%	90.00%	-6.70%	-6.70%	14.59%	14.59%	27.89%
Southeast Companies
CHFN	Charter Financial MHC of GA (18.4)	2.0%	66.6%	29.3%	27.4%	36.8%	0.0%	24.4%	0.6%	23.9%	0.0%	5.35%	4.03%	10.58%	5.93%	0.37%	14.98%	15.51%	9.08%	9.08%	27.46%
Source:	Audited and unaudited financial statements, corporate reports and offering circulars, and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

        The growth rate section of Table 3 shows annual growth rates for key balance sheet items for the most recent 18 month period on an annualized basis for the Bank, and the most recent 12 month period for which data is publicly available for the Peer Group. The Bank's comparatively faster asset growth (11.78% for the Bank versus 4.56% for the Peer Group) is primarily attributable to wholesale leveraging as cash and investments increased by nearly 35% versus slight shrinkage for the Peer Group. Recent loan growth was comparatively modest for the Bank (1.53%) as compared to the Peer Group (5.46%).

        The growth rate of both deposits and borrowings for the Bank continues to exceed the Peer Group average. In this regard, borrowings increased more rapidly than deposits for both the Bank and the Peer Group. Specifically, borrowed funds increased at a 23.58% annual pace for the Bank versus 20.09% for the Peer Group. In comparison, deposits increased at a 7.70% rate for the Bank and by 3.72% for the Peer Group.

        The Bank's equity increased 4.08% while the Peer Group's equity diminished by 1.34%. The Peer Group's equity shrinkage notwithstanding comparable profitability reflects the adoption of dividend and capital management strategies. On a post-offering basis, the Bank's capital growth rate is expected to decline due to the increased equity level and marginal short-term net proceeds reinvestment benefit.

  Income and Expense Trends

        The Bank and the Peer Group reported profitability ratios of 0.72% and 0.66%, respectively, for the most recent 12 month period (see Table 4). The Bank's higher profitability reflects a relatively favorable level of operating expense, the benefits of which are partially offset by a comparatively weaker net interest income ratio and lower level of non-interest fee income.

        Notwithstanding the Bank's increased net interest income ratio for the 12 months ended June 30, 2004 (partially reflecting the derivatives benefit), the Bank's 2.60% ratio remains below the Peer Group average of 3.10%. As discussed in the Original Appraisal, the Bank's lower interest income ratio reflects its more limited loan diversification despite its higher loans/assets ratio. The Bank's higher interest expense ratio reflects the Bank's higher interest bearing liabilities ("IBL") ratio and higher use of borrowings, despite its more favorable core deposit mix. The Bank's interest expense ratio is expected to diminish on a pro forma basis, as the conversion proceeds will represent interest-free funds.

        Non-interest income equaled 0.39% of average assets for the Bank versus an average of 0.67% for the Peer Group. The Bank's non-interest income ratio is comparatively lower, indicative of both its traditional thrift operating strategy, in which diversification into areas that generate revenues from non-interest sources has been limited in comparison to the Peer Group, and competitive conditions prevailing in its market.

        The Bank's operating expense ratio remains below the Peer Group average (1.91% of average assets for the Bank versus 2.80% of average assets for the Peer Group). The Bank's lower overhead cost structure in comparison to the Peer Group reflects its less diversified nature and greater wholesale leveraging.

Table 4
Income as Percent of Average Assets and Yields, Costs, Spreads
Comparable Institution Analysis
For the Twelve Months Ended June 30, 2004

			Net Interest Income					Other Income				G&A/Other Exp.		Non-Op. Items		Yields, Costs, and Spreads
		Net Income	Income	Expense	NII	Loss Provis. on IEA	NII After Provis.	Loan Fees	R.E. Oper.	Other Income	Total Other Income	G&A Expense	Goodwill Amort.	Net Gains	Extrao. Items	Yield On Assets	Cost Of Funds	Yld-Cost Spread	MEMO: Assets/ FTE Emp.	MEMO: Effective Tax Rate
Abington Bank
June 30, 2004		0.72%	4.85%	2.25%	2.60%	0.03%	2.57%	0.00%	0.00%	0.39%	0.39%	1.91%	0.00%	0.01%	0.00%	5.05%	2.76%	2.29%	$5,714	32.63%
All Public Companies		0.83%	5.07%	2.03%	3.04%	0.15%	2.90%	0.06%	0.00%	0.62%	0.68%	2.47%	0.02%	0.15%	0.01%	5.26%	2.29%	2.97%	$5,212	34.02%
State of PA		0.56%	4.63%	2.24%	2.39%	0.11%	2.28%	0.01%	0.00%	0.49%	0.50%	2.12%	0.04%	0.09%	0.00%	4.86%	2.47%	2.39%	$5,423	29.77%
Comparable Group Average		0.66%	4.88%	1.77%	3.10%	0.11%	3.00%	0.03%	0.00%	0.64%	0.67%	2.80%	0.02%	0.08%	0.00%	5.12%	2.10%	3.01%	$3,772	26.37%
Mid-Atlantic Companies		0.64%	5.08%	1.76%	3.33%	0.11%	3.21%	0.02%	0.00%	0.78%	0.80%	3.13%	0.02%	0.04%	0.00%	5.37%	2.01%	3.36%	$3,427	24.22%
Midwest Companies		0.67%	5.09%	1.99%	3.09%	0.16%	2.93%	0.08%	-0.01%	0.48%	0.56%	2.48%	0.02%	0.06%	0.00%	5.29%	2.40%	2.89%	$3,142	36.18%
New England Companies		0.72%	4.24%	1.47%	2.77%	0.08%	2.69%	0.02%	0.00%	0.34%	0.36%	2.18%	0.00%	0.15%	0.00%	4.44%	1.75%	2.69%	$5,194	28.66%
Comparable Group
Mid-Atlantic Companies
ALLB	Alliance Bank MHC of PA (20.0)	0.63%	5.23%	2.09%	3.14%	0.10%	3.03%	0.01%	0.02%	0.32%	0.35%	2.71%	0.00%	0.01%	0.00%	5.52%	2.33%	3.20%	$4,845	7.00%
BCSB	BCSB Bankcorp MHC of MD (36.4)	0.09%	4.55%	2.30%	2.25%	0.07%	2.17%	0.03%	-0.01%	0.22%	0.24%	2.31%	0.01%	0.01%	0.00%	4.72%	2.53%	2.19%	$4,285	8.73%
GOV	Gouverneur Bcp MHC of NY(42.5)	0.89%	5.65%	1.77%	3.89%	0.11%	3.78%	0.00%	-0.03%	0.41%	0.39%	2.80%	0.00%	0.07%	0.00%	5.92%	2.23%	3.68%	$3,162	37.82%
GCBC	Green Co Bcrp MHC of NY (43.9)	1.08%	4.92%	1.24%	3.67%	0.04%	3.63%	0.00%	0.00%	1.04%	1.04%	3.13%	0.00%	0.00%	0.00%	5.05%	1.41%	3.64%	N.M.	29.30%
ONFC	Oneida Fincl MHC of NY (42.4)	0.70%	4.67%	1.71%	2.96%	0.12%	2.84%	0.00%	0.00%	2.40%	2.40%	4.43%	0.03%	0.15%	0.00%	5.17%	1.96%	3.21%	$2,950	24.79%
PBHC	Pathfinder BC MHC of NY (35.3)	0.51%	5.05%	1.92%	3.13%	0.18%	2.95%	0.09%	0.01%	0.53%	0.63%	3.05%	0.08%	0.24%	0.00%	5.43%	2.11%	3.32%	$2,884	26.52%
ROME	Rome Bncp Inc MHC of NY (38.5)	0.58%	5.51%	1.27%	4.25%	0.15%	4.10%	0.00%	0.00%	0.53%	0.53%	3.51%	0.00%	-0.23%	0.00%	5.75%	1.50%	4.26%	$2,434	35.35%
Midwest Companies
JXSB	Jcksnville Bcp MHC of IL(46.8)	0.26%	4.70%	1.93%	2.78%	0.32%	2.45%	0.15%	0.00%	0.62%	0.77%	2.90%	0.03%	0.12%	0.00%	5.00%	2.12%	2.88%	$2,253	36.91%
WCFB	Wbstr Cty Fed MHC of IA (39.0)	1.08%	5.47%	2.06%	3.41%	0.00%	3.41%	0.00%	-0.01%	0.35%	0.34%	2.06%	0.01%	0.00%	0.00%	5.58%	2.67%	2.91%	$4,031	35.44%
New England Companies
WFD	Westfield Finl MHC of MA(46.5)	0.72%	4.24%	1.47%	2.77%	0.08%	2.69%	0.02%	0.00%	0.34%	0.36%	2.18%	0.00%	0.15%	0.00%	4.44%	1.75%	2.69%	$5,194	28.66%
Southeast Companies
CHFN	Charter Financial MHC of GA (18.4)	0.75%	3.65%	1.66%	1.99%	0.01%	1.98%	0.02%	-0.01%	0.30%	0.30%	1.68%	0.02%	0.35%	0.00%	3.73%	2.54%	1.18%	$5,679	19.50%
Source:	Audited and unaudited financial statements, corporate reports and offering circulars, and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.
Copyright (c) 2004 by RP® Financial, LC.

        The Bank's efficiency ratio (operating expenses as a percent of the sum of non-interest operating income and net interest income) of 63.7% remains more favorable than the Peer Group's ratio of 74.3%. On a post-offering basis, the Bank's efficiency ratio may improve marginally. Thus, the Bank's efficiency ratio is expected to remain at an advantage.

        While loan loss provisions for the Bank and the Peer Group were limited, the Bank's ratio was more favorable at 0.03%, versus 0.11% of average assets for the Peer Group.

        Non-operating expense was very limited for the Bank (1 basis point and consisted primarily of gains on the sale of loans and property) while the Peer Group reported higher net non-operating income at 0.08% of average assets, which was largely comprised of gains on the sale of loans and investments.

        The Bank's effective tax rate of 32.63% remains above the Peer Group's average tax rate of 26.37% based on updated financial data. The Bank expects that its effective tax rate will continue to approximate the recent historical level in fiscal 2004, and thus remain at a comparative disadvantage relative to the Peer Group.

4.     Stock Market Conditions

        Since the date of the Original Appraisal, the overall stock market has fluctuated significantly, but remained relatively unchanged on a net basis. Strong employment data for May combined with lower oil prices and favorable inflation data provided for a positive trend in the broader market through mid-June. Stocks traded in a narrow range through the end of the second quarter, as investors awaited the outcome of the Federal Reserve meeting at the end of June. Rising oil prices and profit warnings from some technology companies caused major stock indices to fall at the start of the third quarter of 2004. Stocks continued to trend lower through most of July, as a slow down in the economic expansion raised concerns about future earnings growth. Strong consumer confidence numbers for July reversed the downward in stocks during the last week of July, with the DJIA closing up for the week for the first time since mid-June. The recovery in the stock market was short-lived, as record high oil prices, weak retail sales for July and weaker than expected job growth for July pulled stocks lower in early-August. A positive economic outlook by the Federal Reserve and bargain hunting supported gains in the stock market during mid-August, as the DJIA moved back above the 10000 barrier. As an indication of the general trends in the nation's stock markets, the DJIA closed at 10110.14 as of August 20, 2004, an increase of 1.4% from the date of the Original Appraisal, and the NASDAQ closed at 1838.02, a decrease of 3.9% from the same date. The Standard & Poors 500 Index closed at 1098.35 on August 20, 2004 an increase of 0.4% from May 21, 2004.

        Since the date of the Original Appraisal, the market for thrift issues has moved slightly lower. Thrift stocks generally retreated during the first half of June, as the yield on the 10-year Treasury note moved to a two-year high on inflation concerns. Following the sharp sell-off, thrift stocks rebounded as a moderate increase in core consumer prices during may and comments by the Federal Reserve Chairman that inflation did not seem likely to be a serious problem eased fears of a sharp rise in inflation. Acquisition activity helped to boost thrift stocks in late-June, but the upward trend was abruptly reversed at the end of June as a significant decline in Washington Mutual's 2004 earnings guidance pulled the broader thrift sector lower.

        Thrift stocks responded favorably to the 25 basis point rate increase implemented by the Federal Reserve at the close of the 2004 second quarter, as the Federal Reserve indicated that it would continue to raise the federal funds rate 25 basis points at a time. June employment data which showed weaker than expected job growth also provided support to thrift stocks in early-July. For most of July there was little movement in thrift stocks, as second quarter earnings were generally in line with expectations. A rally in the broader market in late-July provided a boost to thrift stocks as well. Thrift issues traded down with the rest of the market in early-August, although losses in the thrift sector were mild compared to the sell-off experienced in the boarder market as weaker than expected job growth for July pushed interest rates lower. Improved inflation data, lower interest rates and a rally in the broader stock market combined to push the thrift sector in mid-August. On August 20, 2004, the SNL Index for all publicly-traded thrifts closed at 1453.1, a decrease of 1.0% from the date of the Original Appraisal. The SNL MHC Index closed at 2589.3 on August 20, 2004, an increase of 1.5% from May 21, 2004, the date of the Original Appraisal.

        The updated market prices and pricing ratios for the Peer Group and all publicly-traded thrifts reflect modest increases since the date of the Original Appraisal. The P/B and P/TB ratios on a fully converted basis have increased in a range of 3% to 4% although the change in the median P/B was less than 1%. On a fully converted basis, the P/E of the Peer Group has declined by 3.8% but increased on a core basis by 8.1% (based on the median, the Peer Group's fully converted P/E decreased by 6.8% while the P/Core increased by less than 1%). The SNL Thrift Index has declined by 1.0% since the date of the Original Appraisal, while the SNL MHC index has increased by 1.5% over the corresponding time frame (see Table 5).

        As set forth in the Original Appraisal, the "new issue" market is separate and distinct from the market for seasoned issues like the Peer Group companies in that the pricing ratios for converting issues are computed on a pro forma basis, specifically: (1) the numerator and denominator are both impacted by the conversion offering amount, unlike existing stock issues in which price change affects only the numerator; and (2) the pro forma pricing ratio incorporates assumptions regarding source and use of proceeds, effective tax rates, stock plan purchases, etc. which impact pro forma financials, whereas pricing for existing issues are based on reported financials. The distinction between the pricing of converting and existing issues is perhaps most evident in the case of the price/tangible book ("P/TB") ratio in that the P/TB ratio of a converting thrift will typically result in a discount to tangible book value whereas in the current market for existing thrifts the P/TB often reflects a premium to tangible book value. Therefore, it is appropriate to also consider the market for new issues, both at the time of the conversion and in the aftermarket.

Table 5
Average Pricing Characteristics

	At May 21, 2004		At August 20, 2004		Percent Change
Peer Group (Fully Converted Basis)
Price/Earnings (x)	30.38	x	29.23	x	(3.8)%
Price/Core Earnings (x)	31.71		34.29		8.1
Price/Book (%)	95.02%		98.45%		3.6
Price/Tangible Book (%)	98.38		102.11		3.8
Price/Assets (%)	24.16		24.15		(0.0)
Price/Share ($)	—		—		5.0
Market Capitalization	—		—		2.3
Peer Group (Reported MHC Basis)
Price/Earnings (x)	34.47	x	35.27	x	2.3%
Price/Core Earnings (x)	35.51		37.60		5.9
Price/Book (%)	210.26%		220.08%		4.7
Price/Tangible Book (%)	222.33		235.30		5.8
Price/Assets (%)	29.27		29.06		(0.7)
All Publicly-Traded Thrifts
Price/Earnings (x)	17.29	x	17.37	x	0.5%
Price/Core Earnings (x)	19.49		19.27		(1.1)
Price/Book (%)	152.21%		156.40%		2.8
Price/Tangible Book (%)	163.57		170.19		4.0
Price/Assets (%)	16.65		16.58		(0.4)
Other
SNL Thrift Index	1468.1		1453.1		(1.0)%
SNL MHC Index	2550.7		2589.3		1.5%

        As shown in Table 6, one standard conversion offering and two MHC offerings were completed during the past three months. The mutual holding company offerings are considered to be more relevant for our analysis. Both the MHC offerings closed within their respective valuation ranges, with First Federal Financial Services, Inc. closing between the minimum and the midpoint, and Monadnock Community Bancorp, Inc., closing at the midpoint of the offering range. On a fully-converted basis, the average closing pro forma price/tangible book ratios of the recent MHC offerings equaled 78.7%. On average, the prices of the recent MHC offerings reflected price appreciation of 11.3% after the first week of trading as Monadnock Community Bancorp, was trading at its IPO price, while First Federal Financial Services traded up by 22.5%.

Table 6
Pricing Characteristics and After-Market Trends
Recent Conversions Completed (Last Three Months)

Institutional Information				Pre-Conversion Data				Offering Information				Contribution to Charitable Found		Insider Purchases
				Financial Info.		Asset Quality								Benefit Plans
Institution	ST	Conversion Date	Ticker	Assets	Equity/ Assets	NPAs/ Assets	Res. Cov.	Gross Proc.	% Offered	% of Mid.	Exp./ Proc.	Form	% of Offering	ESOP	Recog. Plans	Mgmt. & Dirs.	Initial Dividend Yield
				($Mil)	(%)	(%)	(%)	($Mil)	(%)	(%)	(%)		(%)	(%)	(%)	(%)(2)	(%)
Standard Conversions
Third Century Bancorp	IN	6/30/04	TDCB-OTS BB	$107	7.62%	0.47%	662%	$16.5	100%	132%	3.8%	NA	NA	8.0%	4.0%	9.6%	0.00%
Averages—Standard Conversions:				$107	7.62%	0.47%	662%	$16.5	100%	132%	3.8%	N.A.	N.A.	8.0%	4.0%	9.6%	0.00%
Medians—Standard Conversions:				$107	7.62%	0.47%	662%	$16.5	100%	132%	3.8%	N.A.	N.A.	8.0%	4.0%	9.6%	0.00%
Second Step Conversions
DSA Financial Corporation	IN	7/30/04	DSFN-OTS BB	$78	12.07%	0.71%	59%	$8.5	52%	108%	6.1%	N.A	N.A	8.0%	4.0%	7.4%	4.00%
Partners Trust Financial Group, Inc.*(7)	NY	7/15/04	PRTR-NASDAQ	$3,628	11.01%	0.59%	264%	$148.8	54%	85%	3.6%	N.A	N.A	8.0%	4.0%	0.7%	2.50%
Averages—Second Step Conversions:				$1,853	11.54%	0.65%	162%	$78.6	53%	97%	4.9%	NA	NA	8.0%	4.0%	4.0%	3.25%
Medians—Second Step Conversions:				$1,853	11.54%	0.65%	162%	$78.6	53%	97%	4.9%	NA	NA	8.0%	4.0%	4.0%	3.25%
Mutual Holding Company Conversions
First Federal Financial Services, Inc.	IL	6/29/04	FFFS-NASDAQ	$123	15.62%	0.07%	471%	$17.6	45%	92%	3.9%	N.A	N.A	5.0%	4.0%	8.6%	2.40%
Monadnock Community Bncp, Inc.*(9)	NH	6/29/04	MNCK-OTC BB	$45	5.64%	0.37%	207%	$3.4	45%	100%	14.8%	N.A	N.A	4.0%	4.0%	13.5%	0.00%
Averages—Mutual Holding Company Conversions:				$84	10.63%	0.22%	339%	$10.5	45%	96%	9.3%	NA	NA	4.5%	4.0%	11.0%	1.20%
Medians—Mutual Holding Company Conversions:				$84	10.63%	0.22%	339%	$10.5	45%	96%	9.3%	NA	NA	4.5%	4.0%	11.0%	1.20%
Averages—All Conversions:				$796	10.39%	0.44%	333%	$39.0	59%	103%	6.4%	NA	NA	6.6%	4.0%	7.9%	1.78%
Medians—All Conversions:				$107	11.01%	0.47%	264%	$16.5	52%	100%	3.9%	NA	NA	8.0%	4.0%	8.6%	2.40%

				Pro Forma Data							Post-IPO Pricing Trends
				Pricing Ratios(3)			Financial Charac.				Closing Price
Institution	ST	Conversion Date	Ticker	P/TB	Core P/E	P/A	Core ROA	TE/A	Core ROE	IPO Price	First Trading Day	% Change	After First Week(4)	% Change	After First Month(5)	% Change
				(%)	(x)	(%)	(%)	(%)	(%)	($)	($)	(%)	($)	(%)	($)	(%)
Standard Conversions
Third Century Bancorp	IN	6/30/04	TDCB-OTS BB	74.9%	39.1x	13.7%	0.4%	18.3%	1.9%	$10.00	$11.32	13.2%	$11.05	10.5%	$11.25	12.5%
Averages—Standard Conversions:				74.9%	39.1x	13.7%	0.4%	18.3%	1.9%	$10.00	$11.32	13.2%	$11.05	10.5%	$11.25	12.5%
Medians—Standard Conversions:				74.9%	39.1x	13.7%	0.4%	18.3%	1.9%	$10.00	$11.32	13.2%	$11.05	10.5%	$11.25	12.5%
Second Step Conversions
DSA Financial Corporation	IN	7/30/04	DSFN-OTS BB	100.3%	20.0x	19.3%	1.0%	19.2%	5.0%	$10.00	$9.80	-2.0%	$9.50	-5.0%	$9.40	-6.0%
Partners Trust Financial Group, Inc.*(7)	NY	7/15/04	PRTR-NASDAQ	188.9%	17.2x	12.7%	0.7%	6.7%	11.0%	$10.00	$9.99	-0.1%	$9.98	-0.2%	$9.81	-1.9%
Averages—Second Step Conversions:				144.6%	18.6x	16.0%	0.9%	13.0%	8.0%	$10.00	$9.90	-1.1%	$9.74	-2.6%	$9.61	-4.0%
Medians—Second Step Conversions:				144.6%	18.6x	16.0%	0.9%	13.0%	8.0%	$10.00	$9.90	-1.1%	$9.74	-2.6%	$9.61	-4.0%
Mutual Holding Company Conversions
First Federal Financial Services, Inc.	IL	6/29/04	FFFS-NASDAQ	73.4%	23.7x	24.9%	1.2%	25.0%	4.8%	$10.00	$11.50	15.0%	$12.25	22.5%	$13.50	35.0%
Monadnock Community Bncp, Inc.*(9)	NH	6/29/04	MNCK-OTC BB	84.1%	458.9x	14.7%	0.0%	10.7%	0.0%	$8.00	$8.30	3.8%	$8.00	0.0%	$7.70	-3.8%
Averages—Mutual Holding Company Conversions:				78.7%	241.3x	19.8%	0.6%	17.9%	2.4%	$9.00	$9.90	9.4%	$10.13	11.3%	$10.60	15.6%
Medians—Mutual Holding Company Conversions:				78.7%	241.3x	19.8%	0.6%	17.9%	2.4%	$9.00	$9.90	9.4%	$10.13	11.3%	$10.60	15.6%
Averages—All Conversions:				104.3%	111.8x	17.1%	0.7%	16.0%	4.5%	$9.60	$10.18	6.0%	$10.16	5.6%	$10.33	7.2%
Medians—All Conversions:				84.1%	23.7x	14.7%	0.7%	18.3%	4.8%	$10.00	$9.99	3.8%	$9.98	0.0%	$9.81	-1.9%

Note: *—Appraisal performed by RP Financial; "NT"—Not Traded; "NA"—Not Applicable, Not Available; C/S—Cash/Stock.

(1)
Non-OTS regulated thrift.
(2)
As a percent of MHC offering for MHC transactions.
(3)
Does not take into account the adoption of SOP 93-6.
(4)
Latest price if offering is less than one week old.
(5)
Latest price if offering is more than one week but less than one month old.
(6)
Mutual holding company pro forma data on full conversion basis.
(7)
Simultaneously completed acquisition of another financial institution.
(8)
Simultaneously converted to a commercial bank charter.
(9)
Former credit union.

August 20, 2004

        The one standard conversion offering, Third Century Bancorp of OH was completed at the supermaximum of the offering range, at a 74.9% pro forma P/TB, and its price increased by 10.5% after the first week of trading.

Valuation Approaches: Fully Converted Basis

        In applying the accepted valuation methodology promulgated by the OTS and adopted by the FDIC, i.e., the pro forma market value approach, including the fully-converted analysis described above, we considered the three key pricing ratios in valuing the Bank's to-be-issued stock—price/earnings ("P/E"), price/book ("P/B"), and price/assets ("P/A") approaches—all performed on a pro forma basis including the effects of the stock proceeds. In computing the pro forma impact of the conversion and the related pricing ratios, we have incorporated the valuation parameters disclosed in the Bank's prospectus for reinvestment rate, effective tax rate and stock benefit plan assumptions (summarized in Exhibits 2 and 3). Pursuant to the minority stock offering, we have also incorporated the valuation parameters disclosed in the prospectus for offering expenses and reflected the stock plan purchases at 4.00% of the minority stock issuance versus the 4.98% level incorporated into the Original Appraisal while the estimated offering expenses have increased by $100,000. Additionally, the Company has increased the minority stock issuance from 40% of shares outstanding to 45% of shares outstanding (the MHC will own 55% of the outstanding shares). The assumptions utilized in the pro forma analysis in calculating the Bank's full conversion value, described in the Original Appraisal have not changed with the two exceptions: (1) the reinvestment rate has been changed to 2.09% on a pre-tax basis, which is consistent with the reinvestment rate incorporated into the amended prospectus; and (2) the valuation bases have been updated to incorporate the June 30, 2004 stub period. With respect to the updated financial data, it bears repeating that the Bank's June 30, 2004 equity is approximately $1.0 million lower than at March 31, 2004, and the higher earnings base is largely due to the restatement of the accounting for the derivatives.

        In examining the valuation adjustments made relative to the Peer Group in the Original Appraisal, we concluded that no adjustment for financial condition were necessary as updated financial data through June 30, 2004, reflected limited change from the Peer Group comparison contained in the Original Appraisal.

        In our assessment of the Bank's earnings, we considered the Bank's higher reported earnings in comparison to the Peer Group as a positive factor in the valuation. At the same time, the quality of the Bank's earnings in relation to the Peer Group has been diminished as a result of the current accounting treatment for interest rate swaps and caps, which requires that the change in the market value of these derivatives be reflected in earnings rather than merely as an adjustment to equity as the Bank had previously treated these off balance sheet instruments. Overall, given the volatility introduced to the Bank's earnings, we increased the earnings discount relative to the Peer Group.

        In terms of other valuation adjustments relative to the Peer Group, there was no new information that would lead us to a different conclusion other than that reached in our Original Appraisal. For example, there was no significant change in market area, dividend paying capacity, management or regulatory environment. Additionally, the Peer Group's pricing has remained relatively unchanged with the fully converted earnings multiples based on reported and core earnings reflecting conflicting trends while the average P/B ratio has increased in the range of 3% to 4%, while the median P/B ratio has increased by less than 1%. On the basis of the foregoing, no change in our assessment of the key valuation parameters as reflected in the Original Appraisal and shown below is warranted.

Key Valuation Parameters:	Valuation Adjustment
Financial Condition	No Adjustment
Profitability, Growth and Viability of Earnings	Modest Downward
Asset Growth	No Adjustment
Primary Market Area	Slight Upward
Dividends	Slight Downward
Liquidity of the Shares	Slight Upward
Marketing of the Issue	No Adjustment
Management	No Adjustment
Effect of Government Regulations and Regulatory Reform	No Adjustment

        Based on the application of the three valuation approaches, taking into consideration the valuation parameters discussed above and the limited change in the Peer Group's pricing ratios, RP Financial concluded that as of August 20, 2004, the pro forma market value of the Bank was unchanged. Accordingly, RP Financial concluded that as of August 20, 2004 the pro forma market value of the Bank's full conversion offering equaled $120,000,000 at the midpoint, equal to 12,000,000 shares at $10.00 per share.

        P/E Approach.    The application of the P/E valuation method requires calculating the Bank's pro forma market value by applying a valuation P/E multiple (fully-converted basis) to the pro forma earnings base. In applying this technique, we considered both reported earnings and a recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of the net proceeds. The Bank's reported earnings equaled $4,404,000 for the 12 months ended June 30, 2004. In deriving the Bank's core earnings, the only adjustment made to reported earnings was to eliminate a non-recurring income on gains on the sale of property equal to $91,000. As shown below, on a tax effected basis, assuming an effective marginal tax rate of 34% for the gains eliminated, the Bank's core earnings were determined to equal $4,344,000 for the 12 months ended June 30, 2004.

Amount
($000)
Net income	$4,404
Adjustment for non-recurring items(1)	(60)

Core earnings estimate	$4,344

(1)
Non-recurring income of $91,000, tax effected at 34%.

        Based on the Bank's reported and estimated core earnings, and incorporating the impact of the pro forma assumptions discussed previously, the Bank's pro forma reported and core P/E multiples (fully-converted basis) at the $120.0 million midpoint value equaled 25.24 times and 25.56 times, respectively, indicating discounts of 13.7% and 25.5% relative to the Peer Group's average reported and core P/E multiples (fully-converted basis) of 29.23 times and 34.29 times, respectively (see Table 7, excludes P/E ratios over 50 times). The discounted earnings multiple at the midpoint takes into account the increased volatility of the Bank's earnings introduced by the derivatives accounting. At the supermaximum of the range, the Bank's reported and core earnings multiples based on the minority stock offering equaled 32.60 and 33.01 times, respectively, which reflects an 11.5% premium and a 3.7% discount relative to the Peer Group averages.

        On a reported basis, the Bank's pro forma P/E multiples based on reported and core earnings equaled 26.30 and 26.65 times at the midpoint, respectively (see Table 8). At the supermaximum of the range, the Bank's reported and core earnings multiples based on the minority stock offering equaled 34.37 and 34.82 times, respectively. In comparison, the Peer Group average multiples based on reported and core earnings equaled 35.27 and 37.60 times, respectively.

        2.    P/B Approach.    The application of the P/B valuation method requires calculating the Bank's pro forma market value by applying a valuation P/B ratio, as derived from the Peer Group's P/B ratio (fully-converted basis), to the Bank's pro forma book value (fully-converted basis). Based on the $120.0 million midpoint valuation (fully converted basis), the Bank's updated pro forma P/B and P/TB ratios both equaled 77.11% (since the Bank does not have intangible assets). This compares to 76.63% in the Original Appraisal. In comparison to the average fully converted P/B and P/TB ratios for the Peer Group of 98.45% and 102.11%, the Bank's ratios reflected a discount of 21.7% on a P/B basis and a discount of 24.5% on a P/TB basis. At the supermaximum of the valuation range, the Bank's pro forma P/B and P/TB ratios (fully-converted basis) equaled 84.18%, indicating discounts of 14.5% and 17.5% relative to the comparative Peer Group average multiples.

        On a reported basis, the Bank's pro forma P/B and P/TB ratios equaled 120.55% at the midpoint, which reflects a discount from the Peer Group average on a reported basis of 45.2% to 48.8%, respectively. At the supermaximum of the range, the Bank's P/B and P/TB ratios equaled 138.40%, which reflects a 37.1% and 41.2% discount relative to the Peer Group average P/B and P/TB ratios.

        3.    P/A Approach.    The P/A valuation methodology determines market value by applying a valuation P/A ratio to the Bank's pro forma asset base, conservatively assuming no deposit withdrawals are made to fund stock purchases. In all likelihood there will be deposit withdrawals, which results in understating the pro forma P/A ratio which is computed herein. Moreover, the withdrawal of out-of-state deposits will result in a further increase in the post-offering P/A ratio. At the midpoint of the valuation range, the Bank's value equaled 16.30% of pro forma fully converted assets. Comparatively, the Peer Group companies exhibited an average P/A ratio (fully-converted basis) of 24.15%, which implies a discount of 32.5% to the Bank's pro forma P/A ratio (fully-converted basis). On a reported basis, the Peer Group companies exhibited an average P/A ratio of 29.06%, which implies a discount of 38.8% to the Bank's pro forma P/A ratio of 17.64%.

Valuation Conclusion

        Based on the foregoing, it is our opinion that, as of August 20, 2004, the estimated aggregate pro forma market value of the shares to be issued immediately following the conversion, including the shares issued publicly, as well as to the MHC, equaled $120,000,000 at the midpoint, equal to 12,000,000 shares offered at a per share value of $10.00. Pursuant to conversion guidelines, the 15% offering range indicates a minimum value of $102.0 million and a maximum value of $138.0 million. Based on the $10.00 per share offering price determined by the Board, this valuation range equates to total shares outstanding of 10,200,000 at the minimum and 13,800,000 at the maximum. In the event the appraised value is subject to an increase, the aggregate pro forma market value may be increased up to a supermaximum value of $158.7 million without a resolicitation. The updated valuation is unchanged relative to the fully converted midpoint valuation established in the Original Appraisal.

        The Bank has established a public offering range such that the public ownership of the Bank will constitute a 45.0% ownership interest, which reflects an increase from the 40.0% minority ownership percentage established at the time of the original filing of the offering documents and applications. Accordingly, the offering to the public of the minority stock, will equal $45.9 million at the minimum, $54.0 million at the midpoint, $62.1 million at the maximum and $71.4 million at the supermaximum of the valuation range. The pro forma valuation calculations relative to the Peer Group (fully-converted basis) are shown in Table 7 and are detailed in Exhibit 2 and Exhibit 3; the pro forma valuation calculations relative to the Peer Group based on MHC financials are shown in Table 8 and are detailed in Exhibits 4 and 5.

Respectfully submitted,
RP® FINANCIAL, LC.
/s/ RONALD S. RIGGINS Ronald S. Riggins President and Managing Director
/s/ JAMES P. HENNESSEY James P. Hennessey Senior Vice President

Table 7
MHC Institutions—Implied Pricing Ratios, Full Conversion Basis
Abington Bank and the Comparables
As of August 20, 2004

		Fully Converted Implied Value		Per Share(8)		Pricing Ratios(3)					Dividends(4)			Financial Characteristics(6)
																	Reported		Core
Financial Institution		Price/ Share(1)	Market Value	Core 12 Mo. EPS(2)	Book Value/ Share						Amount/ Share		Payout Ratio(5)	Total Assets	Equity/ Assets	NPAs/ Assets
						P/E	P/B	P/A	P/TB	P/Core		Yield					ROA	ROE	ROA	ROE
		($)	($Mil)	($)	($)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)
Abington Bank
Superrange		$10.00	$158.70	$0.30	$11.88	32.60	84.18	20.63	84.18	33.01	$0.00	0.00%	0.00%	$769	24.51	0.00	0.63	2.58	0.63	2.55
Maximum		$10.00	$138.00	$0.34	$12.39	28.70	80.73	18.36	80.73	29.07	$0.00	0.00%	0.00%	$752	22.75	0.00	0.64	2.81	0.63	2.78
Midpoint		$10.00	$120.00	$0.39	$12.97	25.24	77.11	16.30	77.11	25.56	$0.00	0.00%	0.00%	$736	21.14	0.00	0.65	3.06	0.64	3.02
Minimum		$10.00	$102.00	$0.46	$13.76	21.69	72.69	14.15	72.69	21.97	$0.00	0.00%	0.00%	$721	19.47	0.00	0.65	3.35	0.64	3.31
All Public Companies(7)
Averages		21.70	446.17	1.02	14.16	17.37	156.40	16.58	170.19	19.27	0.48	2.24	35.95	2,879	10.67	0.55	0.82	8.76	0.71	7.26
Medians		—	—	—	—	16.21	145.74	14.50	161.24	17.55	—	—	—	—	—	—	—	—	—	—
Publicly-Traded MHC Institutions, Full Conversion Basis
Averages		$20.92	$134.76	$0.59	$21.16	29.23x	98.45	24.15	102.11	34.29x	0.52	2.63	55.24	512	24.38	0.69	0.71	2.96	0.67	2.73
Medians		—	—	—	—	30.51x	93.11	23.59	102.14	32.97x	—	—	—	—	—	—	—	—	—	—
Publicly-Traded MHC Institutions, Full Conversion Basis
ALLB	Alliance Bank MHC of PA (20.0)	30.00	109.89	0.91	32.22	32.61	93.11	23.59	93.11	32.97	0.36	1.20	39.56	466	25.34	1.42	0.73	2.85	0.72	2.82
BCSB	BCSB Bankcorp MHC of MD (36.4)	14.79	87.25	0.19	14.94	N.M.	99.00	10.94	102.14	N.M.	0.50	3.38	NM	798	11.05	0.17	0.16	1.28	0.15	1.22
CHFN	Charter Financial MHC of GA (18.4)	33.18	649.37	0.52	36.67	N.M.	90.48	42.60	91.25	N.M.	1.00	3.01	N.M.	1524	47.08	0.58	0.84	1.79	0.69	1.45
GOV	Gouverneur Bcp MHC of NY(42.5)	12.70	28.99	0.42	14.10	29.53	90.07	25.80	90.07	30.24	0.26	2.05	61.90	112	28.65	0.86	0.91	3.06	0.89	2.99
GCBC	Green Co Bcrp MHC of NY (43.9)	32.89	67.56	1.59	30.38	20.69	108.26	21.30	108.26	20.69	0.84	2.55	52.83	317	19.67	NA	1.08	5.26	1.08	5.26
JXSB	Jcksnville Bcp MHC of IL(46.8)	14.99	29.26	0.32	16.72	35.69	89.65	10.48	98.88	46.84	0.30	2.00	NM	279	11.69	1.05	0.30	2.44	0.23	1.86
ONFC	Oneida Fincl MHC of NY (42.4)	10.95	81.99	0.40	11.94	23.80	91.71	17.39	107.78	27.38	0.38	3.47	NM	471	18.97	0.17	0.74	3.80	0.64	3.30
PBHC	Pathfinder BC MHC of NY (35.3)	16.50	40.39	0.52	17.79	23.24	92.75	12.53	103.64	31.73	0.40	2.42	NM	322	13.51	1.11	0.56	3.94	0.41	2.89
ROME	Rome Bncp Inc MHC of NY (38.5)	29.00	122.76	0.62	23.74	N.M.	122.16	37.17	122.16	46.77	0.60	2.07	NM	330	30.43	0.52	0.69	2.22	0.80	2.60
WCFB	Wbstr Cty Fed MHC of IA (39.0)	13.98	52.73	0.38	13.32	36.79	104.95	39.82	105.19	36.79	0.68	4.86	NM	132	37.94	NA	1.08	2.85	1.08	2.85
WFD	Westfield Finl MHC of MA(46.5)	21.10	212.20	0.60	20.94	31.49	100.76	24.02	100.76	35.17	0.40	1.90	66.67	884	23.84	0.33	0.75	3.10	0.67	2.78

(1)
Current stock price of minority stock. Average of High/Low or Bid/Ask price per share.

(2)
EPS (estimated core earnings) is based on reported trailing 12 month data, adjusted to omit non-operating gains and losses on a tax-effected basis. Public MHC data reflects additional earnings from reinvestment of proceeds of second step conversion.

(3)
P/E = Price to Earnings; P/B = Price to Book; P/A = Price to Assets; P/TB = Price to Tangible Book; and P/Core = Price to Core Earnings. Ratios are pro forma assuming a second step conversion to full stock form.

(4)
Indicated 12 month dividend, based on last quarterly dividend declared.

(5)
Indicated 12 month dividend as a percent of trailing 12 month estimated core earnings (earnings adjusted to reflect second step conversion).

(6)
ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month earnings and average equity and assets balances.

(7)
Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

(8)
Figures estimated by RP Financial to reflect a second step conversion of the MHC to full stock form.

Source:
Corporate reports, offering circulars, and RP® Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Table 8
Public Market Pricing
Abington Bank
As of August 20, 2004
MHC Pricing—45.00% Minority Stock Issuance

		Fully Converted Implied Value		Per Share		Pricing Ratios(3)					Dividends(4)			Financial Characteristics(6)
																	Reported		Core
Financial Institution		Price/ Share(1)	Market Value	Core 12 Mo. EPS(2)	Book Value/ Share						Amount/ Share		Payout Ratio(5)	Total Assets	Equity/ Assets	NPAs/ Assets					Offering Size
						P/E	P/B	P/A	P/TB	P/Core		Yield					ROA	ROE	ROA	ROE
		($)	($Mil)	($)	($)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	($Mil)
Abington Bank
Superrange		$10.00	$158.70	$0.29	$7.23	34.37	138.40	22.83	138.40	34.82	$0.00	0.00%	0.00%	$695	16.49	0.00	0.66	4.03	0.66	3.97	$71.42
Maximum		$10.00	$138.00	$0.33	$7.72	30.08	129.48	20.08	129.48	30.48	$0.00	0.00%	0.00%	$687	15.51	0.00	0.67	4.30	0.66	4.25	$62.10
Midpoint		$10.00	$120.00	$0.38	$8.30	26.30	120.55	17.64	120.55	26.65	$0.00	0.00%	0.00%	$680	14.64	0.00	0.67	4.58	0.66	4.52	$54.00
Minimum		$10.00	$102.00	$0.44	$9.07	22.48	110.26	15.15	110.26	22.79	$0.00	0.00%	0.00%	$673	13.74	0.00	0.67	4.90	0.67	4.84	$45.90
All Public Companies(7)
Averages		21.70	446.17	1.02	14.16	17.37	156.40	16.58	170.19	19.27	0.48	2.24	35.95	2,879	10.67	0.55	0.82	8.76	0.71	7.26
Medians		—	—	—	—	16.21	145.74	14.50	161.24	17.55	—	—	—	—	—	—	—	—	—	—
Comparable Group Averages
Averages		$20.92	$40.58	$0.46	$9.42	35.27x	220.08	29.06	235.30	37.60x	0.52	2.63	22.67	431	13.00	0.69	0.66	5.10	0.61	4.66
Medians		—	—	—	—	36.15x	216.23	26.88	231.82	39.29x	—	—	—	—	—	—	—	—	—	—
Comparable Group
ALLB	Alliance Bank MHC of PA (20.0)	30.00	20.64	0.69	10.18	42.86	294.70	26.97	294.70	43.48	0.36	1.20	10.43	383	9.15	1.42	0.63	6.84	0.63	6.74
BCSB	BCSB Bankcorp MHC of MD (36.4)	14.79	31.71	0.10	6.84	N.M.	216.23	11.63	231.82	N.M.	0.50	3.38	NM	750	5.38	0.17	0.09	1.47	0.09	1.33
CHFN	Charter Financial MHC of GA (18.4)	33.18	118.49	0.27	13.34	N.M.	248.73	60.81	254.64	N.M.	1.00	3.01	NM	1068	24.45	0.58	0.74	3.13	0.52	2.17
GOV	Gouverneur Bcp MHC of NY(42.5)	12.70	12.33	0.35	7.82	35.28	162.40	29.58	162.40	36.29	0.26	2.05	31.60	98	18.21	0.86	0.88	4.64	0.85	4.51
GCBC	Green Co Bcrp MHC of NY (43.9)	32.89	29.67	1.42	14.52	23.16	226.52	23.74	226.52	23.16	0.84	2.55	25.98	285	10.48	NA	1.08	9.89	1.08	9.89
JXSB	Jcksnville Bcp MHC of IL(46.8)	14.99	13.69	0.25	9.86	42.83	152.03	11.01	180.60	N.M.	0.30	2.00	NM	266	7.24	1.05	0.26	3.38	0.18	2.42
ONFC	Oneida Fincl MHC of NY (42.4)	10.95	34.80	0.34	6.52	27.38	167.94	19.03	231.01	32.21	0.38	3.47	NM	431	11.33	0.17	0.70	5.98	0.59	5.08
PBHC	Pathfinder BC MHC of NY (35.3)	16.50	14.27	0.42	8.61	27.05	191.64	13.47	244.81	39.29	0.40	2.42	NM	300	7.03	1.11	0.51	6.92	0.35	4.76
ROME	Rome Bncp Inc MHC of NY (38.5)	29.00	47.27	0.45	8.40	N.M.	345.24	46.27	345.24	N.M.	0.60	2.07	NM	265	13.40	0.52	0.58	4.22	0.73	5.28
WCFB	Wbstr Cty Fed MHC of IA (39.0)	13.98	20.58	0.30	5.99	46.60	233.39	50.32	234.56	46.60	0.68	4.86	NM	105	21.56	NA	1.07	5.00	1.07	5.00
WFD	Westfield Finl MHC of MA(46.5)	21.10	102.90	0.50	11.59	37.02	182.05	26.88	182.05	42.20	0.40	1.90	NM	789	14.76	0.33	0.72	4.65	0.63	4.08

(1)
Current stock price of minority stock. Average of High/Low or Bid/Ask price per share.

(2)
EPS (estimated core earnings) is based on reported trailing 12 month data, adjusted to omit non-operating gains and losses on a tax-effected basis. Public MHC data reflects additional earnings from reinvestment of proceeds of second step conversion.

(3)
P/E = Price to Earnings; P/B = Price to Book; P/A = Price to Assets; P/TB = Price to Tangible Book; and P/Core = Price to Core Earnings. Ratios are pro forma assuming a second step conversion to full stock form.

(4)
Indicated 12 month dividend, based on last quarterly dividend declared.

(5)
Indicated 12 month dividend as a percent of trailing 12 month estimated core earnings (earnings adjusted to reflect second step conversion).

(6)
ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month earnings and average equity and assets balances.

(7)
Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source:
Corporate reports, offering circulars, and RP® Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

EXHIBITS

RP Financial, LC.

LIST OF EXHIBITS

Exhibit Number	Description
1	Stock Prices: As of August 20, 2004
2	Pro Forma Analysis Sheet—Fully Converted Basis
3	Pro Forma Effect of Conversion Proceeds—Fully Converted Basis
4	Pro Forma Analysis Sheet—Minority Stock Offering
5	Pro Forma Effect of Stock Proceeds—Minority Stock Offering
6	Firm Qualification Statement

EXHIBIT 1

Stock Prices
As of August 20, 2004

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

Table 1-A
Weekly Thrift Market Line—Part One
Prices As Of August 20, 2004

	Market Capitalization			Price Change Data						Current Per Share Financials
				52 Week(1)			% Change From						Tangible Book Value/ Share(4) ($)
		Shares Outst- anding (000)	Market Capital- ization(9) ($Mil)							Trailing 12 Mo. EPS(3) ($)	12 Mo. Core EPS(3) ($)	Book Value/ Share ($)
Financial Institution	Price/ Share(1) ($)			High ($)	Low ($)	Last Week ($)	Last Week (%)	52 Wks Ago(2) (%)	Dec 31, 2000(2) (%)					Assets/ Share ($)
Market Averages. SAIF-Insured Thrifts (no MHC)
SAIF-Insured Thrifts(154)	21.67	15,716	451.4	25.14	18.39	21.37	1.09	11.44	-2.85	1.29	1.07	14.88	13.68	166.69
NYSE Traded Companies(11)	40.33	79,529	3,306.9	44.61	31.91	38.91	3.82	22.57	3.03	3.12	2.52	21.06	19.74	293.34
AMEX Traded Companies(9)	20.85	4,024	73.6	23.80	17.15	20.77	-0.10	16.42	-0.49	1.19	0.97	14.62	14.46	174.45
NASDAQ Listed OTC Companies(134)	20.00	10,604	212.9	23.43	17.23	19.79	0.92	10.08	-3.55	1.13	0.94	14.33	13.06	154.46
California Companies(14)	36.16	34,557	2,110.7	39.47	27.75	34.96	3.33	29.83	8.45	2.59	1.99	19.29	18.54	257.37
Florida Companies(7)	24.07	20,412	490.6	26.48	18.37	23.29	2.76	27.04	7.06	1.25	1.21	10.91	10.49	152.30
Mid-Atlantic Companies(33)	19.83	26,273	583.1	24.18	17.52	19.47	1.69	7.05	-9.43	1.09	0.89	13.10	11.45	166.88
Mid-West Companies(71)	20.01	7,391	151.2	23.47	17.42	19.92	0.40	7.70	-3.20	1.24	1.05	15.31	14.30	155.30
New England Companies(4)	26.19	39,969	575.8	30.63	20.94	26.18	-0.41	27.64	6.52	1.43	1.25	17.82	14.26	195.88
North-West Companies(7)	23.91	18,150	471.8	25.68	20.53	23.50	1.55	16.88	-0.40	1.38	1.27	15.77	13.25	148.51
South-East Companies(14)	18.86	8,202	125.6	21.82	16.45	18.65	1.14	6.49	-5.57	0.83	0.56	14.26	13.74	134.31
South-West Companies(3)	16.65	7,866	122.4	20.47	14.42	16.45	1.31	13.41	-9.23	0.99	0.69	13.74	10.98	195.22
Western Companies (Excl CA)(1)	10.59	6,520	69.0	13.90	8.00	12.00	-11.75	15.74	14.49	0.64	1.13	11.38	11.38	266.38
Thrift Strategy(145)	21.62	13,035	398.5	25.20	18.40	21.34	0.99	11.10	-3.13	1.27	1.05	15.00	13.86	166.20
Mortgage Banker Strategy(7)	24.86	77,120	1,719.2	27.00	20.46	23.97	3.74	17.58	-0.86	1.82	1.56	14.24	11.18	195.20
Real Estate Strategy(2)	15.15	5,816	87.9	15.82	12.18	15.25	-0.61	14.91	9.33	1.06	0.64	9.42	9.41	112.89
Companies Issuing Dividends(140)	21.85	15,985	462.8	25.34	18.61	21.55	1.13	11.06	-3.05	1.30	1.09	15.07	13.91	164.27
Companies Without Dividends(14)	19.34	12,270	305.5	22.52	15.67	19.02	0.52	16.25	-0.25	1.13	0.74	12.50	10.71	197.70
Equity/Assets <6%(13)	17.57	11,783	263.1	20.77	14.49	17.37	0.45	11.77	-1.47	1.24	0.75	11.21	10.40	217.23
Equity/Assets 6-12%(105)	23.61	16,055	538.9	27.40	20.06	23.27	1.17	10.14	-3.64	1.50	1.26	15.56	14.28	183.77
Equity/Assets >12%(36)	17.50	16,196	265.1	20.14	14.98	17.28	1.10	15.12	-1.06	0.69	0.63	14.27	13.12	97.57
Converted Last 3 Mths (no MHC)(1)	9.81	27,743	272.2	21.27	9.35	9.81	0.00	-18.05	-43.72	0.60	0.58	11.00	5.29	78.67
Actively Traded Companies(10)	35.94	73,024	3,188.4	39.79	29.75	34.75	3.32	14.06	-0.82	2.47	2.57	18.91	15.89	242.29
Market Value Below $20 Million(12)	12.77	1,460	15.2	16.19	11.63	12.83	-0.97	1.04	-11.83	0.57	0.09	11.78	10.99	150.87
Holding Company Structure(152)	21.75	15,778	454.1	25.24	18.46	21.45	1.10	11.42	-2.96	1.29	1.07	14.95	13.73	167.43
Assets Over $1 Billion(53)	25.71	39,303	1,190.0	29.24	21.19	24.93	2.76	15.39	-0.92	1.65	1.37	14.94	13.07	185.21
Assets $500 Million-$1 Billion(36)	20.98	4,783	91.5	24.19	17.97	20.82	0.75	11.56	-4.39	1.21	0.95	14.67	13.54	176.36
Assets $250-$500 Million(32)	19.43	2,727	47.1	23.20	17.35	19.49	-0.02	5.28	-4.58	1.28	1.14	15.61	14.51	165.22
Assets less than $250 Million(33)	17.76	1,473	25.0	21.17	15.15	17.75	-0.28	10.46	-2.56	0.77	0.62	14.35	14.08	124.26
Goodwill Companies(101)	21.83	19,099	444.7	25.22	18.45	21.43	1.70	13.12	-2.83	1.27	1.02	14.79	13.02	168.59
Non-Goodwill Companies(53)	21.32	8,489	465.7	24.96	18.28	21.25	-0.23	7.84	-2.89	1.33	1.16	15.08	15.08	162.62
Acquirors of FSLIC Cases(6)	46.00	60,436	4,197.1	49.06	36.97	44.51	2.77	16.48	4.99	3.11	3.24	24.39	23.28	328.23

(1)
Average of high/low or bid/ask price per share.

(2)
Or since offering price if converted or first listed in 2001 or within the past 52 weeks. Percent change figures are actual year-to-date and are not annualized

(3)
EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.

(4)
Excludes intangibles (such as goodwill, value of core deposits, etc.).

(5)
ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.

(6)
Annualized, based on last regular quarterly cash dividend announcement.

(7)
Indicated dividend as a percent of trailing twelve month earnings.

(8)
Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

(9)
For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

*
All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source:
Corporate reports and offering circulars for publicly traded companies, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2004 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

Table 1-A (continued)
Weekly Thrift Market Line—Part One
Prices As Of August 20, 2004

	Market Capitalization			Price Change Data						Current Per Share Financials
				52 Week(1)			% Change From						Tangible Book Value/ Share(4) ($)
		Shares Outst- anding (000)	Market Capital- ization(9) ($Mil)							Trailing 12 Mo. EPS(3) ($)	12 Mo. Core EPS(3) ($)	Book Value/ Share ($)
Financial Institution	Price/ Share(1) ($)			High ($)	Low ($)	Last Week ($)	Last Week (%)	52 Wks Ago(2) (%)	Dec 31, 2000(2) (%)					Assets/ Share ($)
Market Averages. BIF-Insured Thrifts (no MHC)
BIF-Insured Thrifts(23)	22.62	31,699	580.1	26.69	19.32	22.43	0.99	5.35	-4.65	1.34	1.27	13.84	12.91	148.84
NYSE Traded Companies(3)	19.12	162,279	3,227.5	28.56	16.77	18.40	3.94	-12.24	-17.01	0.97	1.19	12.54	8.49	81.30
AMEX Traded Companies(2)	27.73	4,198	131.0	29.85	23.41	27.06	1.91	11.29	-0.43	1.63	1.41	17.85	17.20	212.96
NASDAQ Listed OTC Companies(18)	22.40	16,974	266.0	25.97	19.10	22.34	0.44	7.02	-3.49	1.36	1.26	13.45	12.93	149.33
Mid-Atlantic Companies(9)	18.85	77,627	1,407.5	24.56	16.55	18.60	1.73	-3.14	-12.62	1.24	1.20	11.55	9.60	120.33
New England Companies(10)	26.87	9,575	182.9	30.34	22.88	26.63	0.82	8.45	-1.89	1.51	1.42	16.75	16.20	180.04
North-West Companies(3)	21.14	7,790	159.8	24.51	16.72	21.22	-0.02	21.86	6.63	1.45	1.27	10.41	10.39	133.90
South-East Companies(1)	10.00	3,068	30.7	10.95	9.13	9.99	0.10	-4.58	-4.21	0.29	0.29	8.29	8.29	68.99
Thrift Strategy(22)	22.62	31,699	580.1	26.69	19.32	22.43	0.99	5.35	-4.65	1.34	1.27	13.84	12.91	148.84
Companies Issuing Dividends(23)	22.62	31,699	580.1	26.69	19.32	22.43	0.99	5.35	-4.65	1.34	1.27	13.84	12.91	148.84
Equity/Assets <6%(1)	23.10	5,277	121.9	26.45	17.29	23.76	-2.78	31.62	3.73	1.66	1.47	10.38	10.38	182.62
Equity/Assets 6-12%(16)	26.37	7,693	160.2	30.10	22.41	26.20	0.61	10.27	-3.14	1.67	1.54	16.01	15.36	191.78
Equity/Assets >12%(6)	15.68	80,115	1,426.1	20.46	14.01	15.28	2.31	-8.04	-8.81	0.70	0.73	10.43	8.85	64.49
Actively Traded Companies(5)	29.00	4,550	113.5	33.76	25.00	28.86	0.54	3.22	-3.73	1.69	1.68	18.81	18.48	195.41
Holding Company Structure(20)	21.24	37,698	685.9	25.40	18.26	20.96	1.32	2.57	-7.11	1.19	1.17	13.31	12.24	133.78
Assets Over $1 Billion(9)	19.33	75,674	1,355.8	24.21	16.83	18.77	2.70	-4.02	-11.65	0.99	1.02	11.38	9.65	93.14
Assets $500 Million-$1 Billion(9)	28.09	4,350	110.8	32.37	23.96	28.02	0.30	9.27	-3.74	1.73	1.55	16.96	16.39	203.98
Assets $250-$500 Million(3)	23.52	2,647	53.4	26.17	20.23	24.01	-1.94	10.32	3.35	1.97	1.99	16.86	16.60	214.30
Assets less than $250 Million(2)	14.13	2,560	34.1	15.98	10.90	14.07	0.33	19.50	8.69	0.62	0.42	8.49	8.47	85.32
Goodwill Companies(16)	23.06	38,214	712.6	27.90	19.76	22.74	1.53	4.76	-6.41	1.36	1.23	14.37	13.09	156.68
Non-Goodwill Companies(7)	21.48	14,761	235.5	23.52	18.20	21.62	-0.42	6.88	-0.08	1.29	1.36	12.45	12.45	128.45

(1)
Average of high/low or bid/ask price per share.

(2)
Or since offering price if converted or first listed in 2001 or within the past 52 weeks. Percent change figures are actual year-to-date and are not annualized

(3)
EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.

(4)
Excludes intangibles (such as goodwill, value of core deposits, etc.).

(5)
ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.

(6)
Annualized, based on last regular quarterly cash dividend announcement.

(7)
Indicated dividend as a percent of trailing twelve month earnings.

(8)
Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

(9)
For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

*
All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source:
Corporate reports and offering circulars for publicly traded companies, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2004 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

Table 1-A (continued)
Weekly Thrift Market Line—Part One
Prices As Of August 20, 2004

	Market Capitalization			Price Change Data						Current Per Share Financials
				52 Week(1)			% Change From						Tangible Book Value/ Share(4) ($)
		Shares Outst- anding (000)	Market Capital- ization(9) ($Mil)							Trailing 12 Mo. EPS(3) ($)	12 Mo. Core EPS(3) ($)	Book Value/ Share ($)
Financial Institution	Price/ Share(1) ($)			High ($)	Low ($)	Last Week ($)	Last Week (%)	52 Wks Ago(2) (%)	Dec 31, 2000(2) (%)					Assets/ Share ($)
Market Averages. MHC Institutions
SAIF-Insured Thrifts(14)	19.04	16,236	123.1	23.63	15.73	18.69	1.96	13.85	1.73	0.44	0.43	9.12	8.62	77.25
BIF-Insured Thrifts(5)	26.55	59,519	724.2	31.32	20.60	25.98	2.26	22.16	1.66	0.92	0.62	9.56	8.95	95.44
AMEX Traded Companies(2)	16.90	6,170	57.6	19.75	13.58	16.09	4.77	14.21	-1.32	0.47	0.43	9.71	9.71	60.72
NASDAQ Listed OTC Companies(17)	21.50	30,151	307.6	26.35	17.41	21.14	1.72	16.25	2.07	0.58	0.49	9.19	8.59	84.54
California Companies(1)	13.32	14,549	75.8	14.00	10.47	13.16	1.22	33.20	33.20	0.16	0.17	5.86	5.86	63.42
Mid-Atlantic Companies(10)	21.47	29,349	299.8	26.91	17.34	21.22	1.87	11.82	-3.88	0.63	0.60	8.68	7.97	90.77
Mid-West Companies(5)	17.02	18,707	160.9	20.82	14.71	16.88	0.46	14.33	2.98	0.29	0.31	9.14	8.82	68.14
New England Companies(2)	26.51	51,879	674.1	29.62	18.18	25.16	5.44	36.11	17.93	1.23	0.58	11.97	11.37	96.13
South-East Companies(1)	33.18	19,571	118.5	41.00	29.36	31.39	5.70	9.47	-12.68	0.39	0.27	13.34	13.03	54.56
Thrift Strategy(18)	20.41	23,956	227.7	25.21	16.87	20.06	1.87	13.52	-0.81	0.49	0.47	9.07	8.57	80.27
Diversified Strategy(1)	31.91	93,700	1,245.3	33.73	19.55	30.39	5.00	61.41	47.05	1.88	0.65	12.34	11.15	113.76
Companies Issuing Dividends(17)	21.96	29,790	308.6	27.06	17.75	21.48	2.47	14.41	-1.60	0.60	0.50	9.45	8.85	85.93
Companies Without Dividends(2)	12.99	9,235	49.0	13.75	10.74	13.21	-1.66	29.85	29.85	0.32	0.33	7.47	7.47	48.95
Equity/Assets <6%(1)	14.79	5,899	31.7	22.68	13.15	13.88	6.56	-8.65	-20.27	0.11	0.10	6.84	6.38	127.13
Equity/Assets 6-12%(10)	23.92	43,472	477.9	28.95	18.70	23.63	1.26	17.36	2.15	0.81	0.64	9.82	8.89	107.76
Equity/Assets >12%(8)	18.16	10,536	66.8	21.91	15.39	17.67	2.45	17.47	3.91	0.32	0.33	8.81	8.77	44.24
Holding Company Structure(16)	21.40	24,133	241.4	26.59	17.67	21.04	1.78	12.04	-4.07	0.54	0.51	9.43	8.86	84.79
Assets Over $1 Billion(5)	30.75	84,472	941.7	36.27	24.23	29.70	3.74	27.10	3.36	0.97	0.67	11.20	10.31	100.55
Assets $500 Million-$1 Billion(4)	15.24	15,259	92.9	19.11	12.73	14.57	4.41	13.19	4.78	0.24	0.23	7.71	7.60	73.49
Assets $250-$500 Million(7)	20.75	4,505	29.9	26.41	16.98	20.88	-0.50	6.38	-5.48	0.55	0.53	9.40	8.66	93.83
Assets less than $250 Million(3)	13.11	3,325	18.4	14.92	10.75	12.87	1.95	23.92	11.63	0.38	0.38	7.63	7.62	35.06
Goodwill Companies(8)	19.77	22,849	239.2	25.00	15.72	18.98	3.81	10.01	-3.86	0.64	0.41	9.24	7.97	94.99
Non-Goodwill Companies(11)	21.92	31,101	311.9	26.13	17.95	21.79	0.75	20.42	5.76	0.52	0.53	9.24	9.24	72.61
MHC Institutions(19)	21.02	27,626	281.3	25.65	17.01	20.61	2.04	16.04	1.71	0.57	0.48	9.24	8.71	82.04
MHC Converted Last 3 Months(1)	12.65	3,920	22.3	13.50	11.00	13.25	-4.53	26.50	26.50	0.48	0.48	9.08	9.08	34.47

(1)
Average of high/low or bid/ask price per share.

(2)
Or since offering price if converted or first listed in 2001 or within the past 52 weeks. Percent change figures are actual year-to-date and are not annualized

(3)
EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.

(4)
Excludes intangibles (such as goodwill, value of core deposits, etc.).

(5)
ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.

(6)
Annualized, based on last regular quarterly cash dividend announcement.

(7)
Indicated dividend as a percent of trailing twelve month earnings.

(8)
Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

(9)
For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

*
All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source:
Corporate reports and offering circulars for publicly traded companies, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2004 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

Table 1-A (continued)
Weekly Thrift Market Line—Part One
Prices As Of August 20, 2004

		Market Capitalization			Price Change Data						Current Per Share Financials
					52 Week(1)			% Change From						Tangible Book Value/ Share(4) ($)
			Shares Outst- anding (000)	Market Capital- ization(9) ($Mil)							Trailing 12 Mo. EPS(3) ($)	12 Mo. Core EPS(3) ($)	Book Value/ Share ($)
Financial Institution		Price/ Share(1) ($)			High ($)	Low ($)	Last Week ($)	Last Week (%)	52 Wks Ago(2) (%)	Dec 31, 2000(2) (%)					Assets/ Share ($)
NYSE Traded Companies
AF	Astoria Financial Corp. of NY	36.34	76,824	2,791.8	42.55	30.77	34.55	5.18	14.64	-2.31	2.59	2.52	17.86	15.45	290.72
BBX	BankAtlantic Bancorp of FL	18.14	59,779	1,084.4	19.75	13.70	17.40	4.25	28.65	-4.53	1.25	1.45	7.37	5.90	90.81
CFB	Commercial Federal Corp. of NE	26.75	39,871	1,066.5	28.48	23.79	26.40	1.33	10.72	0.15	2.03	2.69	18.84	14.40	293.79
DSL	Downey Financial Corp. of CA	54.60	27,968	1,527.1	55.49	41.77	51.80	5.41	28.38	10.75	3.21	2.34	33.70	33.58	508.52
FED	FirstFed Financial Corp. of CA	45.75	16,406	750.6	49.05	38.16	43.92	4.17	15.82	5.17	3.96	3.88	26.79	26.40	336.76
FBC	Flagstar Bancorp, Inc. of MI	21.76	61,141	1,330.4	28.11	18.00	20.31	7.14	8.91	1.59	3.36	1.69	11.61	11.61	195.71
GDW	Golden West Fin. Corp. of CA	106.85	152,749	16,321.2	116.91	83.10	103.45	3.29	24.00	3.55	7.79	7.75	42.98	42.98	609.88
GPT	GreenPoint Fin. Corp. of NY(8)*	42.10	131,886	5,552.4	47.30	28.85	39.82	5.73	22.99	19.20	3.42	1.09	14.88	11.89	196.80
NDE	IndyMac Bancorp, Inc. of CA	34.40	61,099	2,101.8	37.44	22.35	33.25	3.46	52.96	15.47	2.89	-1.46	17.27	16.72	237.25
NYB	New York Community Bcrp of NY*	20.34	264,493	5,379.8	35.57	17.62	19.57	3.93	-12.06	-28.73	1.35	1.83	11.49	3.76	91.07
PFB	PFF Bancorp, Inc. of Pomona CA	36.45	16,785	611.8	40.95	28.29	35.88	1.59	27.00	0.47	2.53	2.38	19.25	19.17	217.11
PFS	Provident Fin. Serv. Inc of NJ*	17.90	60,065	1,075.2	21.55	15.91	17.22	3.95	-12.43	-5.29	0.59	0.54	13.59	13.22	71.53
SOV	Sovereign Bancorp, Inc. of PA	21.44	310,365	6,654.2	25.20	17.78	20.48	4.69	18.06	-9.73	1.47	1.31	12.29	7.34	156.87
WES	Westcorp of Irvine CA	41.20	51,833	2,135.5	46.80	33.33	40.58	1.53	19.14	12.72	3.21	3.21	23.65	23.64	289.37
AMEX Traded Companies
BHL	Berkshire Hills Bancorp of MA*	36.45	5,871	214.0	39.20	30.25	35.11	3.82	8.81	0.69	1.76	1.66	20.79	19.81	220.76
BFD	BostonFed Bancorp, Inc. of MA(8)	39.05	4,540	177.3	39.99	29.20	38.15	2.36	29.91	11.89	0.99	-0.29	20.59	16.89	374.20
CNY	Carver Bancorp, Inc. of NY	17.95	2,291	41.1	26.50	17.15	18.30	-1.91	1.70	-29.33	2.02	1.95	18.30	18.30	241.31
EFC	EFC Bancorp, Inc of Elgin IL	25.15	4,653	117.0	28.49	19.85	25.00	0.60	24.38	5.23	1.52	1.43	17.13	17.13	204.35
FDT	Federal Trust Corp of FL	7.65	6,662	51.0	8.25	6.85	7.70	-0.65	11.68	-4.37	0.46	0.41	4.11	4.11	77.36
GOV	Gouverneur Bcp MHC of NY(42.5)	12.70	2,283	12.3	14.00	10.35	12.25	3.67	17.59	8.55	0.36	0.35	7.82	7.82	42.94
NBN	Northeast Bancorp of Auburn ME*	19.00	2,525	48.0	20.50	16.57	19.00	0.00	13.77	-1.55	1.50	1.15	14.90	14.59	205.16
SZB	SouthFirst Bancshares of AL	15.45	719	11.1	18.75	14.20	16.10	-4.04	10.36	-10.69	-0.90	-1.76	14.16	13.40	193.02
TSH	Teche Hlding Cp of N Iberia LA	38.00	2,279	86.6	41.50	32.25	37.75	0.66	17.83	4.74	2.60	2.55	25.44	25.44	254.7
WSB	Washington SB, FSB of Bowie MD	10.40	7,308	76.0	11.09	8.75	10.44	-0.38	13.41	12.43	1.20	0.93	6.41	6.41	64.50
WFD	Westfield Finl MHC of MA(46.5)*	21.10	10,057	102.9	25.50	16.81	19.93	5.87	10.82	-11.20	0.57	0.50	11.59	11.59	78.50
WFI	Winton Financial Corp. of OH	15.30	4,606	70.5	15.30	12.70	15.00	2.00	16.35	16.26	1.05	0.82	9.98	9.96	120.22
WRO	Woronoco Bancorp, Inc. of MA	36.90	3,673	135.5	40.50	25.45	35.85	2.93	35.61	1.79	1.55	1.42	21.43	20.94	240.15
NASDAQ Listed OTC Companies
FIFG	1st Independence Fin Grp of KY	19.57	1,223	23.9	25.00	17.32	19.50	0.36	-5.23	-14.05	-0.89	-0.99	16.77	16.30	147.54
AMFC	AMB Fin. Corp. of Munster IN	15.01	975	14.6	19.36	13.12	16.00	-6.19	0.07	4.60	1.04	1.10	13.16	13.16	158.32
ASBP	ASB Financial Corp. of OH	24.25	1,668	40.4	29.24	19.25	25.00	-3.00	21.25	7.49	1.21	1.19	10.39	10.39	97.53
AABC	Access Anytime Bancorp of NM	13.56	1,227	16.6	14.74	11.93	13.56	0.00	12.07	-4.57	0.95	0.19	13.07	7.62	232.55
AFBC	Advance Fin. Bancorp of WV	18.37	1,398	25.7	21.75	16.14	18.00	2.06	6.86	0.77	1.88	1.51	15.31	10.82	228.39
ALLB	Alliance Bank MHC of PA (20.0)	30.00	3,441	20.6	40.50	22.35	30.77	-2.50	26.96	7.14	0.70	0.69	10.18	10.18	111.23
ASBI	Ameriana Bancorp of IN	16.05	3,149	50.5	18.00	14.05	15.95	0.63	3.55	10.69	0.79	1.71	12.43	12.20	136.09
ABCW	Anchor BanCorp Wisconsin of WI	25.74	22,998	592.0	27.13	22.70	24.95	3.17	2.06	3.37	1.91	1.29	13.38	12.47	166.96
ALFC	Atlantic Liberty Fincl of NY	18.00	1,681	30.3	20.90	16.48	18.00	0.00	-4.05	-7.93	0.84	0.84	15.72	15.72	108.69
BCSB	BCSB Bankcorp MHC of MD (36.4)	14.79	5,899	31.7	22.68	13.15	13.88	6.56	-8.65	-20.27	0.11	0.10	6.84	6.38	127.13
BKMU	Bank Mutual Corp of WI	11.40	78,232	891.8	12.60	9.65	11.01	3.54	11.87	0.09	0.33	0.29	9.07	8.33	39.72

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

Table 1-A (continued)
Weekly Thrift Market Line—Part One
Prices As Of August 20, 2004

		Market Capitalization			Price Change Data						Current Per Share Financials
					52 Week(1)			% Change From						Tangible Book Value/ Share(4) ($)
			Shares Outst- anding (000)	Market Capital- ization(9) ($Mil)							Trailing 12 Mo. EPS(3) ($)	12 Mo. Core EPS(3) ($)	Book Value/ Share ($)
Financial Institution		Price/ Share(1) ($)			High ($)	Low ($)	Last Week ($)	Last Week (%)	52 Wks Ago(2) (%)	Dec 31, 2000(2) (%)					Assets/ Share ($)
NASDAQ Listed OTC Companies (continued
BKUNA	BankUnited Fin. Corp. of FL	27.41	30,006	822.5	30.25	20.75	26.86	2.05	22.80	6.28	1.58	1.46	15.18	14.24	275.35
BRBI	Blue River Bancshares of IN	5.31	3,406	18.1	7.00	4.55	5.31	0.00	13.95	-14.90	0.10	0.05	4.71	3.66	60.04
BYFC	Broadway Financial Corp. of CA	12.35	1,500	18.5	15.00	11.01	11.69	5.65	4.22	-5.00	1.10	1.02	8.48	8.48	169.12
BRKL	Brookline Bancorp, Inc. of MA*	14.56	59,074	860.1	16.25	13.75	14.22	2.39	-8.83	-5.08	0.29	0.26	10.09	10.09	27.26
CITZ	CFS Bancorp, Inc of Munster IN	13.53	12,291	166.3	15.20	12.44	12.95	4.48	-4.04	-8.58	0.25	0.19	12.57	12.45	119.74
CKFB	CKF Bancorp of Danville KY	19.00	1,470	27.9	20.00	12.00	17.51	8.51	45.15	13.43	1.14	1.14	10.73	9.99	103.31
CAFI	Camco Fin Corp of Cambridge OH	14.10	7,359	103.8	18.51	12.63	14.28	-1.26	-15.21	-18.64	0.64	0.45	12.46	12.06	145.23
CFFN	Capitol Fd Fn MHC of KS (29.2)	32.52	73,970	699.1	39.58	28.30	31.92	1.88	12.80	-9.84	0.36	0.36	13.03	13.03	114.20
CEBK	Central Bncrp of Somerville MA*	31.36	1,665	52.2	38.00	26.00	31.25	0.35	-10.60	-14.11	1.26	1.09	25.61	24.27	305.31
GCFC	Central Federal Corp. of OH	12.30	2,039	25.1	18.00	10.70	11.97	2.76	0.41	-23.56	-0.91	-0.96	9.15	9.15	63.24
CHFN	Charter Fincl MHC of GA (18.4)	33.18	19,571	118.5	41.00	29.36	31.39	5.70	9.47	-12.68	0.39	0.27	13.34	13.03	54.56
CFSL	Chesterfield Financial of IL(8)	30.91	3,876	119.8	31.25	21.95	30.87	0.13	38.98	30.15	0.51	0.51	19.29	19.17	93.46
CHEV	Cheviot Fin Cp MHC of OH(45.0)	10.95	9,919	48.9	13.75	10.17	11.15	-1.79	9.50	9.50	-0.02	0.17	7.72	7.72	28.10
CTZN	Citizens First Bancorp of MI	22.49	8,290	186.4	24.47	20.40	20.83	7.97	5.64	-1.36	1.17	1.11	19.15	17.52	156.09
CFSB	Citizens First Fin Corp. of IL	23.25	1,499	34.9	28.50	20.00	23.34	-0.39	-4.16	-8.82	1.06	0.84	22.45	22.45	222.97
CSBC	Citizens South Banking of NC	12.84	7,522	96.6	15.25	12.40	12.81	0.23	-6.62	-7.96	0.36	0.20	11.36	10.34	65.76
CSBK	Clifton Svg Bp MHC of NJ(45.0)	11.74	30,530	161.3	14.25	10.50	11.29	3.99	17.40	17.40	0.12	0.13	6.56	6.56	24.91
CFCP	Coastal Fin. Corp. of SC	14.44	15,856	229.0	15.82	10.89	13.98	3.29	23.21	-1.10	0.87	0.83	4.93	4.93	80.72
CCBI	Commercial Capital Bcrp of CA	23.63	53,126	1,255.4	23.98	9.56	21.07	12.15	135.59	47.14	0.56	0.52	10.97	4.13	89.29
CFFC	Community Fin. Corp. of VA	19.63	2,079	40.8	24.70	17.15	18.75	4.69	13.08	-0.61	1.62	1.62	14.03	14.02	170.87
CIBI	Community Inv. Bncp, Inc of OH	13.00	1,097	14.3	17.00	13.00	13.00	0.00	-1.52	-13.16	0.80	0.73	12.21	12.21	110.80
DCOM	Dime Community Bancshars of NY*	16.36	37,304	610.3	21.51	15.33	16.05	1.93	-0.67	-20.23	1.33	1.27	7.22	5.72	93.01
DFBS	Dutchfork Bancshares Inc of SC(8)	41.24	1,126	46.4	43.25	33.20	40.00	3.10	23.18	7.12	1.24	1.81	27.48	27.48	180.19
ESBF	ESB Financial Corp. of PA	12.53	10,717	134.3	16.89	10.63	12.48	0.40	-15.45	-22.17	0.87	0.76	8.31	7.61	127.07
ESBK	Elmira Svgs Bank, FSB of NY*	28.82	986	28.4	33.35	25.45	29.50	-2.31	9.33	1.44	2.53	1.97	20.48	19.96	318.01
EVRT	Evertrust Fin. Grp, Inc. of WA(8)*	25.46	6,893	175.5	30.44	15.95	25.38	0.32	47.94	20.95	1.23	1.17	13.23	13.23	111.57
FFDF	FFD Financial Corp of Dover OH	14.41	1,207	17.4	16.50	13.00	14.41	0.00	-0.62	-2.31	0.70	0.35	14.18	14.18	113.18
FFLC	FFLC Bancorp of Leesburg FL	26.77	5,405	144.7	30.95	24.26	26.72	0.19	-2.87	-6.89	1.68	1.58	14.89	14.89	187.05
FFWC	FFW Corporation of Wabash IN	22.65	1,285	29.1	26.12	19.95	22.65	0.00	13.19	2.95	1.92	1.52	18.87	18.11	186.09

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

Table 1-A (continued)
Weekly Thrift Market Line—Part One
Prices As Of August 20, 2004

		Market Capitalization			Price Change Data						Current Per Share Financials
					52 Week(1)			% Change From						Tangible Book Value/ Share(4) ($)
			Shares Outst- anding (000)	Market Capital- ization(9) ($Mil)							Trailing 12 Mo. EPS(3) ($)	12 Mo. Core EPS(3) ($)	Book Value/ Share ($)
Financial Institution		Price/ Share(1) ($)			High ($)	Low ($)	Last Week ($)	Last Week (%)	52 Wks Ago(2) (%)	Dec 31, 2000(2) (%)					Assets/ Share ($)
NASDAQ Listed OTC Companies (continued)
FMCO	FMS Fin Corp. of Burlington NJ	16.05	6,501	104.3	20.50	13.66	16.51	-2.79	12.63	-10.83	1.11	1.11	10.05	9.60	190.77
FFHH	FSF Financial Corp. of MN(8)	34.75	2,386	82.9	35.00	28.01	34.60	0.43	15.18	13.93	1.82	0.77	21.64	19.63	214.09
FSBI	Fidelity Bancorp, Inc. of PA	21.20	2,668	56.6	24.35	19.55	20.07	5.63	8.77	-9.75	1.68	1.45	14.94	13.86	238.29
FFFL	Fidelity Bankshares, Inc of FL	36.14	15,130	546.8	38.45	23.74	34.05	6.14	42.28	15.10	1.27	1.32	12.50	12.36	224.89
FFED	Fidelity Fed. Bancorp of IN(8)	1.58	11,000	17.4	2.55	1.32	1.48	6.76	5.33	0.00	0.02	-0.01	1.42	1.42	17.52
FBTC	First BancTrust Corp of IL	12.03	2,500	30.1	13.75	11.05	11.80	1.95	8.09	-0.82	0.61	0.47	10.30	10.30	88.49
FBEI	First Bancorp of Indiana of IN	20.50	1,624	33.3	23.40	19.05	20.70	-0.97	1.54	2.14	0.87	0.43	18.83	17.57	145.78
FBSI	First Bancshares, Inc. of MO	19.52	1,658	32.4	22.15	16.66	19.84	-1.61	13.82	-7.05	1.35	1.27	16.71	16.41	161.76
FCAP	First Capital, Inc. of IN	19.55	2,817	55.1	25.00	19.00	20.00	-2.25	-2.25	-6.90	1.24	1.25	15.57	13.45	148.33
FCFL	First Community Bk Corp of FL	21.30	2,115	45.0	26.19	14.00	21.15	0.71	71.77	39.22	0.82	0.76	10.65	10.45	101.69
FDEF	First Defiance Fin. Corp of OH	25.25	6,318	159.5	30.65	22.01	25.37	-0.47	11.09	-2.51	1.92	1.37	19.70	16.64	169.86
FFFS	First Fed Serv MHC of IL(45.0)	12.65	3,920	22.3	13.50	11.00	13.25	-4.53	26.50	26.50	0.48	0.48	9.08	9.08	34.47
FFBH	First Fed. Bancshares of AR	20.50	5,195	106.5	21.50	16.50	20.50	0.00	24.24	0.00	1.40	1.26	14.35	14.35	137.18
FTFC	First Fed. Capital Corp. of WI(8)	29.20	22,517	657.5	29.25	19.76	28.34	3.03	39.78	29.43	1.62	0.70	12.63	8.62	163.64
FFBI	First Federal Bancshares of IL	23.10	1,310	30.3	36.00	23.10	24.95	-7.41	-26.71	-34.38	1.71	1.65	16.43	15.21	234.90
FFSX	First Federal Bankshares of IA	23.15	3,740	86.6	25.24	19.97	22.10	4.75	15.81	-6.12	1.49	1.26	19.34	14.32	169.32
FFBZ	First Federal Bncrp, Inc of OH(8)	13.07	3,286	42.9	15.00	7.51	13.02	0.38	68.21	44.10	0.55	0.50	6.91	6.91	76.23
FFCH	First Fin. Holdings Inc. of SC	30.16	12,382	373.4	33.14	25.75	29.24	3.15	6.80	-3.55	2.03	1.81	13.18	11.36	198.02
FFHS	First Franklin Corp. of OH	19.25	1,646	31.7	21.48	15.26	19.00	1.32	20.24	7.12	0.69	0.41	14.32	14.32	165.72
FKFS	First Keystone Fin., Inc of PA	22.50	1,926	43.3	29.00	22.50	23.00	-2.17	-5.22	-17.58	1.35	0.70	14.63	14.63	293.33
CASH	First Midwest Fin., Inc. of IA	20.55	2,497	51.3	24.75	19.80	20.50	0.24	0.98	-4.86	1.70	1.92	17.95	16.59	303.38
FMSB	First Mutual Bncshrs Inc of WA*	23.10	5,277	121.9	26.45	17.29	23.76	-2.78	31.62	3.73	1.66	1.47	10.38	10.38	182.62
FNFG	First Niagara Fin. Group of NY*	12.11	83,686	1,013.4	15.90	11.49	12.02	0.75	-22.42	-19.10	0.43	0.42	8.70	7.33	42.89
FNFI	First Niles Fin., Inc. of OH	16.85	1,376	23.2	19.44	15.60	17.50	-3.71	9.99	-5.07	0.76	0.64	11.19	11.19	70.69
FPTB	First PacTrust Bancorp of CA	23.70	4,696	111.3	24.33	19.53	23.60	0.42	12.91	6.18	1.01	1.00	16.66	16.66	141.61
FPFC	First Place Fin. Corp. of OH	18.14	15,141	274.7	20.00	16.44	17.49	3.72	3.66	-7.12	0.93	0.64	14.74	9.83	148.41

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

Table 1-A (continued)
Weekly Thrift Market Line—Part One
Prices As Of August 20, 2004

		Market Capitalization			Price Change Data						Current Per Share Financials
					52 Week(1)			% Change From						Tangible Book Value/ Share(4) ($)
			Shares Outst- anding (000)	Market Capital- ization(9) ($Mil)							Trailing 12 Mo. EPS(3) ($)	12 Mo. Core EPS(3) ($)	Book Value/ Share ($)
Financial Institution		Price/ Share(1) ($)			High ($)	Low ($)	Last Week ($)	Last Week (%)	52 Wks Ago(2) (%)	Dec 31, 2000(2) (%)					Assets/ Share ($)
NASDAQ Listed OTC Companies (continued)
FBNW	FirstBank NW Corp. of WA	27.22	2,965	80.7	31.05	24.50	27.15	0.26	-2.12	-10.31	1.73	1.30	23.50	16.48	247.10
FFIC	Flushing Fin. Corp. of NY*	17.58	19,228	338.0	19.50	13.49	17.21	2.15	19.43	-3.83	1.18	1.17	7.80	7.59	105.47
FKKY	Frankfort First Bancorp of KY	24.93	1,267	31.6	26.36	19.79	23.88	4.40	22.21	19.86	0.80	0.80	13.95	13.95	108.90
FBTX	Franklin Bank Corp of TX	15.38	21,225	326.4	20.70	14.33	14.80	3.92	6.07	-19.05	0.59	0.50	11.98	9.15	144.65
GUPB	GFSB Bancorp, Inc of Gallup NM	21.00	1,146	24.1	25.98	17.00	21.00	0.00	22.09	-4.07	1.42	1.39	16.18	16.18	208.47
GSLA	GS Financial Corp. of LA	18.59	1,299	24.1	20.00	17.99	18.59	0.00	-0.59	-4.37	0.40	0.19	21.86	21.86	161.27
GTPS	Great American Bancorp of IL	24.25	735	17.8	36.75	23.00	23.50	3.19	-26.52	-30.73	1.67	1.57	23.09	22.43	213.96
PEDE	Great Pee Dee Bancorp of SC	15.90	1,812	28.8	18.10	15.05	15.50	2.58	-1.24	-9.66	0.68	0.62	14.60	14.00	86.60
GAFC	Greater Atlant. Fin Corp of VA	6.15	3,013	18.5	8.31	5.84	6.00	2.50	-14.23	-24.54	-0.20	-3.40	6.31	5.88	178.57
GCBC	Green Co Bcrp MHC of NY (43.9)	32.89	2,054	29.7	36.00	25.65	32.89	0.00	29.23	-0.93	1.42	1.42	14.52	14.52	138.55
HCBB	HCB Bancshares, Inc. of AR(8)	18.35	1,428	26.2	20.13	17.50	18.35	0.00	0.00	1.94	0.37	0.13	19.72	19.72	157.64
HFFC	HF Financial Corp. of SD	15.25	3,533	53.9	18.25	14.05	15.42	-1.10	-5.92	-6.73	1.13	0.85	14.37	12.97	233.01
HMNF	HMN Financial, Inc. of MN	26.25	4,457	117.0	28.19	20.00	25.50	2.94	25.66	8.07	2.20	1.66	18.20	17.26	205.09
HARB	Harbor Florida Bancshrs of FL	31.11	23,788	740.0	31.50	25.29	29.17	6.65	14.92	4.61	1.66	1.52	11.68	11.51	108.97
HARL	Harleysville Svgs Fin Cp of PA	28.50	2,292	65.3	34.50	25.00	26.39	8.00	5.99	-4.68	2.06	1.91	18.88	18.88	308.86
HWFG	Harrington West Fncl Grp of CA	16.14	5,269	85.0	18.00	11.80	16.29	-0.92	29.33	16.70	1.53	1.46	9.29	8.35	199.36
HFWA	Heritage Financial Corp of WA	20.30	5,904	119.9	23.00	18.20	20.32	-0.10	-7.26	-5.71	1.55	1.42	9.64	8.52	112.72
HIFS	Hingham Inst. for Sav. of MA*	41.50	2,081	86.4	44.97	35.82	41.60	-0.24	4.90	-0.10	2.80	2.77	20.26	20.26	252.79
HCFC	Home City Fin. Corp. of OH	16.00	824	13.2	18.25	13.45	15.90	0.63	18.96	-7.25	0.79	0.78	15.03	14.67	185.99
HWEN	Home Financial Bancorp of IN	4.95	1,356	6.7	6.40	4.79	5.65	-12.39	-5.35	-21.55	0.24	0.33	5.21	5.21	44.04
HLFC	Home Loan Financial Corp of OH	19.50	1,691	33.0	21.25	16.25	19.50	0.00	14.71	1.30	1.12	1.11	13.46	13.46	93.15
HFBC	HopFed Bancorp, Inc. of KY	16.76	3,637	61.0	18.50	16.00	16.78	-0.12	3.08	-2.78	1.09	0.98	12.75	11.20	160.10
HRZB	Horizon Financial Corp. of WA*	19.18	10,303	197.6	22.56	16.14	18.67	2.73	12.10	9.54	1.24	1.06	10.44	10.39	85.17
HCBK	Hudson Cty Bcp MHC of NJ(34.5)*	34.24	187,157	2,211.2	40.38	27.86	34.09	0.44	19.80	-10.32	1.16	1.10	6.88	6.88	99.76
HRBT	Hudson River Bancorp Inc of NY(8)	17.51	30,430	532.8	21.44	14.51	17.26	1.45	16.04	-10.30	1.08	1.08	9.36	7.06	85.76
ICBC	Independence Comm Bnk Cp of NY	37.60	83,392	3,135.5	41.58	31.71	36.40	3.30	15.16	4.53	1.99	1.98	25.78	11.28	216.06
IFSB	Independence FSB of DC(8)	20.45	1,552	31.7	25.49	17.50	20.40	0.25	16.86	-12.08	-0.15	-1.58	12.88	12.88	129.78
JXSB	Jcksnville Bcp MHC of IL(46.8)	14.99	1,952	13.7	20.00	13.20	14.99	0.00	-4.83	-11.09	0.35	0.25	9.86	8.30	136.17
JFBI	Jefferson Bancshares Inc of TN	12.43	8,386	104.2	15.09	11.30	12.42	0.08	-7.24	-9.93	0.15	0.46	11.26	11.26	36.76

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

Table 1-A (continued)
Weekly Thrift Market Line—Part One
Prices As Of August 20, 2004

		Market Capitalization			Price Change Data						Current Per Share Financials
					52 Week(1)			% Change From						Tangible Book Value/ Share(4) ($)
			Shares Outst- anding (000)	Market Capital- ization(9) ($Mil)							Trailing 12 Mo. EPS(3) ($)	12 Mo. Core EPS(3) ($)	Book Value/ Share ($)
Financial Institution		Price/ Share(1) ($)			High ($)	Low ($)	Last Week ($)	Last Week (%)	52 Wks Ago(2) (%)	Dec 31, 2000(2) (%)					Assets/ Share ($)
NASDAQ Listed OTC Companies (continued)
KFED	K-Fed Bancorp of CA MHC (39.1)	13.32	14,549	75.8	14.00	10.47	13.16	1.22	33.20	33.20	0.16	0.17	5.86	5.86	63.42
KNBT	KNBT Bancorp, Inc. of PA	16.17	28,854	466.6	17.99	14.17	16.00	1.06	61.70	-8.02	-0.33	0.34	13.79	12.21	71.29
LSBX	LSB Corp of No. Andover MA*	18.22	4,307	78.5	18.99	15.00	18.51	-1.57	11.30	5.26	1.41	2.01	13.23	13.23	110.58
LSBI	LSB Fin. Corp. of Lafayette IN	23.97	1,363	32.7	28.00	22.00	23.97	0.00	6.30	-12.84	2.21	1.72	21.21	21.21	251.44
LARL	Laurel Capital Group Inc of PA	21.25	1,925	40.9	25.98	19.13	19.39	9.59	7.00	-14.14	0.94	0.93	14.30	12.34	156.49
LNCB	Lincoln Bancorp of IN	18.50	4,430	82.0	21.52	16.12	18.77	-1.44	-3.70	-7.27	0.77	0.74	18.18	17.70	131.19
MAFB	MAF Bancorp, Inc. of IL	41.39	32,668	1,352.1	44.95	37.29	39.74	4.15	5.72	-1.22	2.92	2.65	27.74	19.32	286.97
MFBC	MFB Corp. of Mishawaka IN	29.00	1,329	38.5	35.00	25.82	30.46	-4.79	2.91	-4.79	2.02	1.30	26.87	26.87	322.00
MASB	MassBank Corp. of Reading MA*	34.74	4,393	152.6	44.27	32.05	34.25	1.43	-1.59	-19.23	1.73	1.48	24.51	24.26	223.18
MTXC	Matrix Bancorp, Inc. of CO	10.59	6,520	69.0	13.90	8.00	12.00	-11.75	15.74	14.49	0.64	1.13	11.38	11.38	266.38
MFLR	Mayflower Co-Op. Bank of MA*	18.25	2,052	37.4	21.00	12.67	18.15	0.55	43.59	21.59	0.94	0.54	8.70	8.65	101.66
MCBF	Monarch Community Bncrp of MI	13.35	2,710	36.2	17.21	12.57	13.51	-1.18	-7.36	-17.13	0.19	-0.07	15.50	11.59	107.72
MFSF	MutualFirst Fin. Inc. of IN	22.65	4,949	112.1	29.21	20.94	22.69	-0.18	-12.88	-9.80	1.49	1.31	18.64	18.45	165.37
MYST	Mystic Financial, Inc. of MA(8)*	38.30	1,570	60.1	39.50	23.31	37.92	1.00	63.12	26.70	1.02	0.51	17.65	17.65	272.88
NASB	NASB Fin, Inc. of Grandview MO	37.00	8,458	312.9	44.50	32.33	35.60	3.93	8.82	-11.72	2.97	1.91	15.79	15.41	159.12
NHTB	NH Thrift Bancshares of NH	28.25	2,075	58.6	35.67	24.45	29.10	-2.92	13.00	-16.54	2.89	2.09	19.75	13.90	291.52
NTBK	NetBank, Inc. of Alpharetta GA	10.43	46,673	486.8	14.83	9.83	10.05	3.78	-9.78	-21.87	0.73	-1.19	9.22	7.73	110.89
NABC	NewAlliance Bancshares of CT	13.43	114,159	1,533.2	15.72	12.92	13.60	-1.25	34.30	34.30	-0.15	0.25	12.29	7.95	55.98
NMIL	Newmil Bancorp, Inc. of CT*	27.75	4,208	116.8	29.85	23.85	27.58	0.62	14.67	-4.48	1.89	1.83	12.64	10.60	173.66
NBSI	North Bancshares of Chicago IL(8)	24.10	1,145	27.6	24.10	12.75	24.10	0.00	41.76	77.86	0.16	0.19	11.53	11.53	116.74
FFFD	North Central Bancshares of IA	37.00	1,563	57.8	39.25	34.90	37.35	-0.94	5.41	0.43	3.53	3.53	26.37	23.19	288.05
NEIB	Northeast Indiana Bncrp of IN	20.75	1,468	30.5	22.93	18.12	20.82	-0.34	-0.67	-1.38	1.13	1.04	18.07	18.07	153.34
NEPF	Northeast PA Fin. Corp of PA	16.75	4,172	69.9	20.00	14.90	17.00	-1.47	11.89	-12.81	-0.07	-0.15	13.77	11.22	211.06
NWSB	Northwest Bcrp MHC of PA(41.4)	21.89	47,960	434.5	26.67	16.06	20.71	5.70	32.03	2.58	1.05	0.97	10.42	7.46	120.49
OCFC	OceanFirst Fin. Corp of NJ	22.71	13,244	300.8	28.00	21.30	22.39	1.43	-11.81	-16.35	1.37	0.83	10.23	10.12	140.24
ONFC	Oneida Fincl MHC of NY (42.4)	10.95	7,488	34.8	17.65	8.74	10.86	0.83	-34.94	-25.71	0.40	0.34	6.52	4.74	57.53
PBNC	PFS Bancorp Inc. of Aurora IN	22.00	1,474	32.4	22.86	16.86	22.68	-3.00	28.21	11.96	0.57	0.57	18.42	18.42	84.66
PHSB	PHSB Financial Corp. of PA(8)	26.62	2,903	77.3	26.86	17.60	26.52	0.38	40.92	23.81	1.02	0.49	15.65	15.65	111.27
PVFC	PVF Capital Corp. of Solon OH	15.00	7,026	105.4	16.34	11.65	15.50	-3.23	13.46	2.39	1.07	0.45	8.86	8.86	105.55
PPBI	Pacific Premier Bncrp of CA(8)	11.11	5,255	58.4	15.25	6.71	10.75	3.35	47.94	0.18	1.09	1.27	7.88	7.88	80.63
PBCI	Pamrapo Bancorp, Inc. of NJ	21.95	4,975	109.2	29.60	19.00	20.95	4.77	14.03	-13.41	1.60	1.60	10.68	10.68	129.39
PFED	Park Bancorp of Chicago IL	30.32	1,145	34.7	35.05	26.22	31.01	-2.23	11.27	4.34	2.27	2.06	26.09	26.09	236.49
PVSA	Parkvale Financial Corp of PA	26.37	5,581	147.2	30.73	24.25	26.01	1.38	4.73	-1.79	1.79	1.67	18.76	16.76	288.92
PRTR	Partners Trust Fin. Grp. of NY	9.81	27,743	272.2	21.27	9.35	9.81	0.00	-18.05	-43.72	0.60	0.58	11.00	5.29	78.67
PBHC	Pathfinder BC MHC of NY (35.3)*	16.50	2,448	14.3	21.00	14.77	16.50	0.00	-2.08	-10.62	0.61	0.42	8.61	6.74	122.52
PFSB	PennFed Fin. Services of NJ	29.83	6,788	202.5	36.95	27.80	29.92	-0.30	0.81	-10.96	1.78	1.73	17.44	17.24	280.24

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

Table 1-A (continued)
Weekly Thrift Market Line—Part One
Prices As Of August 20, 2004

		Market Capitalization			Price Change Data						Current Per Share Financials
					52 Week(1)			% Change From						Tangible Book Value/ Share(4) ($)
			Shares Outst- anding (000)	Market Capital- ization(9) ($Mil)							Trailing 12 Mo. EPS(3) ($)	12 Mo. Core EPS(3) ($)	Book Value/ Share ($)
Financial Institution		Price/ Share(1) ($)			High ($)	Low ($)	Last Week ($)	Last Week (%)	52 Wks Ago(2) (%)	Dec 31, 2000(2) (%)					Assets/ Share ($)
NASDAQ Listed OTC Companies (continued)
PFDC	Peoples Bancorp of Auburn IN	24.20	3,371	81.6	28.00	21.60	23.28	3.95	7.32	0.83	1.45	1.38	18.82	17.98	146.39
PBCT	Peoples Bank MHC of CT (41.7)*	31.91	93,700	1,245.3	33.73	19.55	30.39	5.00	61.41	47.05	1.88	0.65	12.34	11.15	113.76
PCBI	Peoples Community Bcrp. of OH	23.21	3,899	90.5	24.50	19.83	24.00	-3.29	5.45	3.16	0.73	0.70	19.16	17.80	218.56
PSFC	Peoples Sidney Fin. Corp of OH	16.44	1,433	23.6	18.50	13.25	16.44	0.00	19.56	3.53	0.67	0.67	12.18	12.18	95.46
PFSL	Pocahontas Bancorp, Inc. of AR	17.06	4,571	78.0	18.11	12.65	17.00	0.35	32.25	7.03	1.23	1.23	10.87	7.50	155.97
PBCP	Provident Bancorp, Inc. of NY	11.20	39,638	443.9	12.42	8.04	11.12	0.72	26.70	5.66	0.24	0.29	8.64	6.83	44.97
PROV	Provident Fin. Holdings of CA	24.00	7,092	170.2	26.00	19.87	23.01	4.30	18.05	-0.74	2.37	0.79	15.51	15.49	185.99
PULB	Pulaski Fin Cp of St. Louis MO	17.32	5,474	94.8	20.44	14.25	17.16	0.93	18.23	2.61	1.03	0.31	7.05	6.95	103.51
QCBC	Quaker City Bancorp, Inc of CA(8)	54.94	6,282	345.1	55.50	38.90	54.94	0.00	38.77	19.10	3.22	3.22	24.26	24.22	297.85
RPFG	Ranier Pacific Fin Group of WA	17.00	8,442	143.5	17.05	15.22	16.84	0.95	70.00	6.78	-0.24	-0.31	12.92	12.89	90.10
RIVR	River Valley Bancorp of IN	22.25	1,599	35.6	30.25	19.05	22.75	-2.20	16.49	-24.40	1.58	1.20	13.82	13.80	161.64
RVSB	Riverview Bancorp, Inc. of WA	21.24	4,790	101.7	21.83	17.75	20.88	1.72	14.87	-0.09	1.51	1.52	13.83	11.76	107.59
ROME	Rome Bncp Inc MHC of NY (38.5)*	29.00	4,233	47.3	36.00	24.00	29.00	0.00	20.83	-6.63	0.36	0.45	8.40	8.40	62.68
SVBI	Severn Bancorp, Inc. of MD	34.67	4,159	144.2	37.70	25.75	35.69	-2.86	33.35	8.51	2.88	2.75	13.08	13.00	149.27
SFFS	Sound Fed Bancorp, Inc. of NY	13.29	12,550	166.8	17.35	12.51	13.05	1.84	-15.08	-14.75	0.51	0.51	9.96	8.85	72.88
SSFC	South Street Fin. Corp. of NC*	10.00	3,068	30.7	10.95	9.13	9.99	0.10	-4.58	-4.21	0.29	0.29	8.29	8.29	68.99
SMBC	Southern Missouri Bncrp of MO	15.30	2,252	34.5	17.50	12.75	15.50	-1.29	8.90	10.47	1.28	1.29	11.52	10.25	138.50
STSA	Sterling Financial Corp of WA	33.08	22,615	748.1	35.42	24.89	31.59	4.72	27.92	6.33	1.90	1.85	18.05	11.46	276.77
STBI	Sturgis Bancorp, Inc. of MI	14.05	2,730	38.4	15.87	10.80	14.01	0.29	25.45	-0.99	0.82	0.50	10.74	8.83	107.72
SYNF	Synergy Financial Group of NJ	10.02	12,452	124.8	11.50	6.93	10.13	-1.09	42.13	-0.30	0.31	0.31	8.39	8.33	64.26
THRD	TF Fin. Corp. of Newtown PA	27.50	2,887	79.4	35.47	26.30	26.89	2.27	-2.86	-19.59	-1.31	-1.22	19.84	18.24	216.37
TONE	TierOne Corp. of Lincoln NE	21.20	18,286	387.7	25.37	19.77	20.40	3.92	-5.31	-7.67	1.29	1.18	14.42	14.42	123.33
TSBK	Timberland Bancorp, Inc. of WA	22.78	3,892	88.7	24.95	21.00	22.76	0.09	-0.96	0.40	1.46	1.40	18.44	18.44	112.46
TRST	TrustCo Bank Corp NY of NY	12.87	74,191	954.8	14.25	11.80	12.35	4.21	-1.00	-2.13	0.74	0.63	2.89	2.89	38.40
UCBC	Union Community Bancorp of IN	17.91	1,988	35.6	19.60	16.21	17.95	-0.22	9.88	2.58	1.00	1.00	17.06	15.67	131.56
UCFC	United Community Fin. of OH	11.75	31,165	366.2	13.99	9.44	10.75	9.30	19.90	2.98	0.69	0.55	7.84	6.65	70.07
UPFC	United PanAm Fin. Corp of CA	14.86	16,164	240.2	19.64	14.20	15.03	-1.13	-9.39	-10.96	0.97	0.94	6.90	6.90	104.19
UTBI	United Tenn. Bankshares of TN	17.25	1,202	20.7	20.00	13.20	17.25	0.00	19.54	6.61	1.70	1.65	14.21	13.58	102.69
WSFS	WSFS Financial Corp. of DE(8)*	50.24	7,016	352.5	52.42	41.45	49.92	0.64	13.23	12.02	3.47	3.30	25.33	25.17	342.07
WVFC	WVS Financial Corp. of PA	16.90	2,497	42.2	19.98	16.00	17.25	-2.03	-7.40	-3.43	0.97	0.97	11.83	11.83	160.26
WSBI	Warwick Community Bncrp of NY(8)*	32.12	4,499	144.5	35.30	28.17	32.08	0.12	10.99	-6.63	0.22	0.17	15.11	14.60	159.58
WFSL	Washington Federal, Inc. of WA	25.75	78,444	2,019.9	26.44	22.13	24.95	3.21	15.73	-0.19	1.72	1.72	13.98	13.23	92.86
WAYN	Wayne Savings Bancshares of OH	16.06	3,770	60.5	21.00	13.60	16.40	-2.07	17.23	-10.78	0.65	0.62	11.15	10.76	102.51
WYPT	Waypoint Financial Corp of PA(8)	27.21	33,402	908.9	28.00	18.15	26.23	3.74	44.12	25.45	1.02	0.78	11.86	11.23	162.95
WCFB	Wbstr Cty Fed MHC of IA (39.0)	13.98	3,772	20.6	17.25	10.89	13.10	6.72	27.67	-0.14	0.30	0.30	5.99	5.96	27.78
WEFC	Wells Fin. Corp. of Wells MN	26.00	1,161	30.2	34.79	22.16	25.82	0.70	-2.48	-13.33	2.32	1.14	24.40	24.40	192.38
WOFC	Western Ohio Fin. Corp. of OH(8)	33.60	1,811	60.8	35.85	25.26	33.19	1.24	23.62	4.74	1.26	1.18	25.03	25.03	226.82
WGBC	Willow Grove Bancorp Inc of PA	16.87	9,884	166.7	18.78	14.85	16.09	4.85	0.18	-5.01	0.62	0.52	10.50	10.40	93.24

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

Exhibit 1-B
Weekly Thrift Market Line—Part Two
Prices As Of August 20, 2004

	Key Financial Ratios
								Asset Quality Ratios			Pricing Ratios					Dividend Data(6)
			Reported Earnings			Core Earnings
Financial Institution	Equity/ Assets	Tang. Equity/ Assets						NPAs Assets	Resvs/ NPAs	Resvs/ Loans	Price/ Earning	Price/ Book	Price/ Assets	Price/ Tang. Book	Price/ Core Earnings	Ind. Div./ Share	Divi- dend Yield	Payout Ratio(7)
			ROA(5)	ROE(5)	ROI(5)	ROA(5)	ROE(5)
	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(X)	(%)	(%)	(%)	(x)	($)	(%)	(%)
Market Averages. SAIF-Insured Thrifts(no MHCs)
SAIF-Insured Thrifts(154)	10.04	9.21	0.81	8.93	5.57	0.68	7.19	0.62	172.46	0.96	16.78	147.29	14.41	161.48	18.74	0.46	2.19	34.12
NYSE Traded Companies(11)	7.31	6.62	1.20	16.37	8.08	0.92	12.44	0.41	185.62	0.98	13.11	190.69	13.98	214.78	14.32	0.57	1.73	20.41
AMEX Traded Companies(9)	8.22	8.14	0.81	9.19	5.87	0.64	7.31	0.46	214.78	0.72	14.82	147.16	12.10	148.47	16.60	0.49	2.32	31.17
NASDAQ Listed OTC Companies(134)	10.41	9.53	0.78	8.23	5.31	0.66	6.69	0.65	168.49	0.98	17.31	143.26	14.60	157.35	19.36	0.45	2.22	35.87
California Companies(14)	7.89	7.17	1.10	14.42	7.20	0.81	10.69	0.26	344.79	1.22	13.83	182.61	14.43	182.38	17.01	0.42	1.38	20.03
Florida Companies(7)	7.66	7.33	0.98	11.94	5.38	0.96	11.71	0.34	267.38	0.83	19.66	221.16	17.10	233.20	20.39	0.25	0.98	18.40
Mid-Atlantic Companies(33)	9.12	7.97	0.76	9.14	5.20	0.66	6.78	0.32	209.02	1.04	16.73	149.24	13.99	173.43	18.81	0.45	2.23	38.09
Mid-West Companies(71)	10.55	9.92	0.80	8.08	5.82	0.66	6.67	0.84	123.22	0.88	17.34	134.09	13.93	144.52	19.24	0.51	2.53	39.42
New England Companies(4)	12.55	9.23	0.49	6.87	4.44	0.66	6.93	0.12	437.64	0.91	16.79	141.50	16.35	182.80	19.75	0.62	2.18	41.38
North-West Companies(7)	11.89	10.61	1.07	9.65	5.50	1.00	8.96	0.29	285.04	1.23	15.15	157.51	18.22	188.97	16.39	0.51	2.25	35.26
South-East Companies(14)	12.35	11.90	0.66	6.62	3.97	0.49	4.34	0.75	115.85	0.97	15.08	140.89	15.78	147.78	17.56	0.44	2.27	31.75
South-West Companies(3)	7.22	5.79	0.56	7.21	5.87	0.39	4.87	0.56	95.42	0.66	18.38	120.64	8.85	158.61	22.93	0.17	0.79	11.74
Western Companies (Excl CA)(1)	4.27	4.27	0.24	5.90	6.04	0.43	10.41	2.55	23.70	0.80	16.55	93.06	3.98	93.06	9.37	0.00	0.00	0.00
Thrift Strategy(145)	10.18	9.38	0.80	8.66	5.46	0.67	6.97	0.62	168.10	0.97	16.98	145.46	14.45	157.83	18.66	0.47	2.23	35.20
Mortgage Banker Strategy(7)	7.54	6.00	1.07	13.95	7.40	0.92	12.18	0.36	289.63	1.07	13.88	182.16	13.84	239.22	17.84	0.28	1.15	14.70
Real Estate Strategy(2)	8.35	8.34	0.97	11.52	7.00	0.56	6.74	1.24	40.68	0.58	14.30	161.30	13.47	161.46	26.00	0.36	2.37	34.05
Companies Issuing Dividends(140)	10.30	9.49	0.83	9.00	5.64	0.71	7.52	0.62	176.51	0.94	16.69	147.20	14.73	160.30	18.73	0.50	2.36	36.99
Companies Without Dividends(14)	6.66	5.73	0.61	8.07	4.61	0.36	2.91	0.64	113.39	1.22	18.06	148.54	10.34	176.24	18.92	0.00	0.00	0.00
Equity/Assets <6%(13)	5.13	4.79	0.63	11.04	6.68	0.35	5.29	0.60	143.08	0.72	14.97	157.07	8.21	168.15	16.75	0.26	1.34	17.91
Equity/Assets 6-12%(105)	8.78	8.10	0.88	10.03	6.11	0.73	8.26	0.65	175.27	1.02	16.04	153.66	13.53	169.83	18.36	0.50	2.23	32.33
Equity/Assets >12%(36)	15.57	14.14	0.68	4.91	3.57	0.67	4.76	0.53	174.65	0.90	20.83	125.14	19.31	133.82	21.48	0.43	2.38	49.77

(1)
Average of high/low or bid/ask price per share.
(2)
Or since offering price if converted or first listed in 2001 or in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized
(3)
EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)
Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5)
ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6)
Annualized, based on last regular quarterly cash dividend announcement.
(7)
Indicated dividend as a percent of trailing twelve month earnings.
(8)
Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
*
All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source:
Corporate reports and offering circulars for publicly traded companies, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2004 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

Exhibit 1-B (continued)
Weekly Thrift Market Line—Part Two
Prices As Of August 20, 2004

	Key Financial Ratios
								Asset Quality Ratios			Pricing Ratios					Dividend Data(6)
			Reported Earnings			Core Earnings
Financial Institution	Equity/ Assets	Tang. Equity/ Assets						NPAs Assets	Resvs/ NPAs	Resvs/ Loans	Price/ Earning	Price/ Book	Price/ Assets	Price/ Tang. Book	Price/ Core Earnings	Ind. Div./ Share	Divi- dend Yield	Payout Ratio(7)
			ROA(5)	ROE(5)	ROI(5)	ROA(5)	ROE(5)
	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(X)	(%)	(%)	(%)	(x)	($)	(%)	(%)
Converted Last 3 Mths (no MHC)(1)	13.98	6.72	0.76	5.45	6.12	0.74	5.27	0.24	233.62	0.91	16.35	89.18	12.47	185.44	16.91	0.25	2.55	41.67
Actively Traded Companies(10)	8.51	7.19	1.10	13.30	6.68	1.16	13.98	0.52	138.51	0.89	15.21	182.80	15.38	225.17	14.26	0.57	2.11	26.67
Market Value Below $20 Million(12)	8.36	7.88	0.42	4.52	3.94	0.14	-0.96	0.83	81.84	0.74	16.52	108.85	8.96	120.26	15.75	0.26	1.80	30.92
Holding Company Structure(152)	10.04	9.21	0.80	8.86	5.52	0.68	7.13	0.62	172.46	0.97	16.85	147.18	14.40	161.47	18.81	0.46	2.19	34.24
Assets Over $1 Billion(53)	9.36	7.96	0.96	11.73	6.05	0.81	9.62	0.52	203.57	1.07	16.12	170.63	15.60	195.24	18.28	0.44	1.86	27.77
Assets $500 Million-$1 Billion(36)	8.88	8.27	0.76	8.56	5.50	0.59	5.89	0.43	219.60	0.92	16.92	147.61	12.98	159.72	19.64	0.48	2.22	37.35
Assets $250-$500 Million(32)	10.62	9.93	0.80	8.13	6.36	0.73	7.32	0.80	126.94	0.92	15.71	126.88	13.17	138.30	17.15	0.46	2.33	36.64
Assets less than $250 Million(33)	12.08	11.85	0.63	5.37	4.06	0.53	4.51	0.86	94.44	0.88	19.05	127.41	15.36	130.54	20.15	0.47	2.58	40.01
Goodwill Companies(101)	9.79	8.58	0.81	8.91	5.39	0.66	6.88	0.55	194.81	1.00	16.82	148.70	14.33	169.68	18.72	0.47	2.17	34.34
Non-Goodwill Companies(53)	10.57	10.57	0.81	8.99	5.95	0.72	7.84	0.77	125.20	0.89	16.70	144.32	14.57	144.32	18.78	0.45	2.23	33.67
Acquirors of FSLIC Cases(6)	8.86	8.35	1.04	11.92	6.47	1.18	13.55	0.64	100.43	0.78	15.84	173.18	15.38	184.63	14.28	0.56	2.08	23.26
Market Averages. BIF-Insured Thirfts (no MHCs)
BIF-Insured Thrifts(23)	11.80	10.87	1.04	10.38	5.77	1.01	9.95	0.13	372.65	1.01	18.60	169.48	18.91	178.63	20.45	0.52	2.46	40.06
NYSE Traded Companies(3)	15.81	11.31	1.32	9.61	4.97	1.60	12.09	0.12	376.55	0.77	22.70	154.37	23.68	135.40	22.13	0.62	3.13	57.38
AMEX Traded Companies(2)	8.34	8.04	0.82	9.37	6.36	0.70	7.93	0.29	274.47	1.11	16.69	151.42	12.89	157.11	19.24	0.42	1.61	25.64
NASDAQ Listed OTC Companies(18)	11.72	11.22	1.03	10.64	5.80	0.98	9.94	0.11	399.59	1.03	18.26	174.22	19.09	184.79	20.38	0.53	2.48	39.58
Mid-Atlantic Companies(9)	12.25	9.89	1.21	11.64	6.18	1.26	11.86	0.17	293.08	0.82	18.69	173.44	19.82	192.53	19.27	0.53	2.79	48.18
New England Companies(10)	12.10	11.83	0.95	9.41	5.57	0.90	8.81	0.12	373.11	1.14	17.52	164.80	19.09	171.81	20.47	0.55	2.13	36.04
North-West Companies(3)	8.97	8.94	1.26	14.44	6.83	1.09	12.61	0.07	768.20	1.31	14.69	203.13	17.58	203.57	16.90	0.44	2.13	31.81
South-East Companies(1)	12.02	12.02	0.41	3.50	2.90	0.41	3.50	0.00	0.00	0.39	34.48	120.63	14.49	120.63	34.48	0.40	4.00	0.00
Thrift Strategy(22)	11.80	10.87	1.04	10.38	5.77	1.01	9.95	0.13	372.65	1.01	18.60	169.48	18.91	178.63	20.45	0.52	2.46	40.06
Companies Issuing Dividends(23)	11.80	10.87	1.04	10.38	5.77	1.01	9.95	0.13	372.65	1.01	18.60	169.48	18.91	178.63	20.45	0.52	2.46	40.06

(1)
Average of high/low or bid/ask price per share.
(2)
Or since offering price if converted or first listed in 2001 or in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized
(3)
EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)
Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5)
ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6)
Annualized, based on last regular quarterly cash dividend announcement.
(7)
Indicated dividend as a percent of trailing twelve month earnings.
(8)
Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

*
All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source:
Corporate reports and offering circulars for publicly traded companies, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2004 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

Exhibit 1-B (continued)
Weekly Thrift Market Line—Part Two
Prices As Of August 20, 2004

	Key Financial Ratios
								Asset Quality Ratios			Pricing Ratios					Dividend Data(6)
			Reported Earnings			Core Earnings
Financial Institution	Equity/ Assets	Tang. Equity/ Assets						NPAs Assets	Resvs/ NPAs	Resvs/ Loans	Price/ Earning	Price/ Book	Price/ Assets	Price/ Tang. Book	Price/ Core Earnings	Ind. Div./ Share	Divi- dend Yield	Payout Ratio(7)
			ROA(5)	ROE(5)	ROI(5)	ROA(5)	ROE(5)
	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(X)	(%)	(%)	(%)	(x)	($)	(%)	(%)
Equity/Assets <6%(1)	5.68	5.68	1.00	17.06	7.19	0.88	15.11	0.12	768.20	1.11	13.92	222.54	12.65	222.54	15.71	0.36	1.56	21.69
Equity/Assets 6-12%(16)	8.50	8.10	1.00	11.52	6.53	0.95	10.74	0.15	325.13	0.99	16.25	175.60	14.71	187.64	18.75	0.57	2.25	35.29
Equity/Assets >12%(6)	18.86	16.82	1.12	7.18	4.14	1.16	7.65	0.11	351.68	1.03	24.70	149.43	27.67	150.03	25.13	0.47	2.99	57.78
Actively Traded Companies(5)	10.32	10.20	1.05	9.78	5.99	1.08	10.02	0.04	486.83	1.17	17.64	158.09	16.25	159.91	18.88	0.65	2.34	40.09
Holding Company Structure(20)	12.62	11.53	1.05	10.01	5.54	1.06	9.99	0.13	358.76	1.01	19.33	166.36	19.80	176.89	20.30	0.51	2.53	41.96
Assets Over $1 Billion(9)	16.21	14.15	1.20	9.94	5.02	1.24	10.38	0.15	297.88	0.93	20.25	174.22	25.68	191.09	20.49	0.47	2.57	48.18
Assets $500 Million-$1 Billion(9)	8.55	8.28	0.97	11.47	6.30	0.87	10.27	0.13	470.31	1.02	16.65	174.62	14.67	182.34	18.96	0.59	2.11	35.03
Assets $250-$500 Million(3)	9.20	9.12	1.09	11.31	8.26	1.28	12.39	0.13	258.21	1.47	12.16	139.22	12.77	141.05	11.85	0.61	2.62	32.08
Assets less than $250 Million(2)	10.29	10.26	0.66	7.19	4.03	0.47	4.87	0.04	0.00	0.79	26.95	165.20	16.22	165.80	34.14	0.40	3.10	42.55
Goodwill Companies(16)	10.59	9.31	1.05	10.63	5.94	0.99	9.86	0.16	302.09	0.96	18.47	170.82	17.46	183.89	21.03	0.55	2.44	42.82
Non-Goodwill Companies(7)	14.94	14.94	1.01	9.74	5.31	1.08	10.20	0.06	690.15	1.13	19.04	166.01	22.69	166.01	18.56	0.47	2.50	28.09
Market Averages. MHC Institutions
SAIF-Insured Thrifts(14)	15.52	14.97	0.63	4.65	2.23	0.64	4.56	0.48	190.46	0.82	24.43	203.50	30.25	217.62	26.07	0.51	2.41	38.09
BIF-Insured Thrifts(5)	10.59	10.07	0.93	9.74	3.38	0.69	7.05	0.49	136.16	0.88	24.51	244.38	29.80	264.57	31.13	0.66	2.43	64.88
AMEX Traded Companies(2)	16.49	16.49	0.80	4.65	2.77	0.74	4.30	0.60	135.11	1.14	NM	172.23	28.23	172.23	NM	0.33	1.97	71.20
NASDAQ Listed OTC Companies(17)	13.95	13.35	0.70	6.14	2.51	0.65	5.32	0.47	178.98	0.80	24.47	217.63	30.36	235.03	27.08	0.57	2.47	43.21
California Companies(1)	9.24	9.24	0.25	2.73	1.20	0.27	2.90	0.00	0.00	0.49	NM	227.30	21.00	227.30	NM	0.00	0.00	0.00
Mid-Atlantic Companies(10)	11.69	10.94	0.71	6.88	2.80	0.69	6.49	0.56	185.96	0.79	25.59	221.52	27.03	245.43	27.27	0.47	2.25	59.36
Mid-West Companies(5)	18.81	18.55	0.61	3.54	1.84	0.73	3.84	0.36	150.23	0.60	26.35	183.23	33.10	189.18	26.35	0.64	2.97	0.00
New England Companies(2)	12.81	12.28	1.14	10.68	4.30	0.58	4.93	0.33	196.63	1.16	16.97	220.32	27.46	234.12	NM	0.78	2.77	65.94
South-East Companies(1)	24.45	23.88	0.74	3.13	1.18	0.52	2.17	0.58	108.08	2.08	NM	248.73	60.81	254.64	NM	1.00	3.01	0.00
Thrift Strategy(18)	14.41	13.89	0.66	5.39	2.35	0.66	5.18	0.49	171.23	0.82	25.72	209.88	30.25	224.63	27.08	0.51	2.35	47.37

(1)
Average of high/low or bid/ask price per share.
(2)
Or since offering price if converted or first listed in 2001 or in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized
(3)
EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)
Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5)
ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6)
Annualized, based on last regular quarterly cash dividend announcement.
(7)
Indicated dividend as a percent of trailing twelve month earnings.
(8)
Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

*
All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source:
Corporate reports and offering circulars for publicly traded companies, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2004 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

Exhibit 1-B (continued)
Weekly Thrift Market Line—Part Two
Prices As Of August 20, 2004

	Key Financial Ratios
								Asset Quality Ratios			Pricing Ratios					Dividend Data(6)
			Reported Earnings			Core Earnings
Financial Institution	Equity/ Assets	Tang. Equity/ Assets						NPAs Assets	Resvs/ NPAs	Resvs/ Loans	Price/ Earning	Price/ Book	Price/ Assets	Price/ Tang. Book	Price/ Core Earnings	Ind. Div./ Share	Divi- dend Yield	Payout Ratio(7)
			ROA(5)	ROE(5)	ROI(5)	ROA(5)	ROE(5)
	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(X)	(%)	(%)	(%)	(x)	($)	(%)	(%)
Diversified Strategy(1)	10.85	9.80	1.56	16.71	5.89	0.54	5.78	0.33	207.39	0.99	16.97	258.59	28.05	286.19	NM	1.16	3.64	61.70
Companies Issuing Dividends(17)	13.80	13.19	0.69	6.13	2.54	0.63	5.25	0.51	164.23	0.88	24.15	216.24	30.28	233.65	27.27	0.61	2.70	61.01
Companies Without Dividends(2)	17.79	17.79	0.85	4.79	2.50	0.86	4.88	0.10	312.41	0.45	26.35	183.31	28.85	183.31	26.35	0.00	0.00	0.00
Equity/Assets <6%(1)	5.38	5.02	0.09	1.47	0.74	0.09	1.33	0.17	191.96	0.65	NM	216.23	11.63	231.82	NM	0.50	3.38	0.00
Equity/Assets 6-12%(10)	9.23	8.30	0.75	8.22	3.27	0.60	6.56	0.62	114.92	0.84	24.15	219.82	22.42	248.24	27.27	0.66	2.57	49.38
Equity/Assets >12%(8)	21.57	21.48	0.73	3.76	1.84	0.80	4.01	0.37	237.80	0.85	26.35	203.99	42.08	204.88	26.35	0.41	2.09	47.47
Holding Company Structure(16)	13.99	13.41	0.70	5.78	2.51	0.70	5.52	0.53	136.11	0.88	25.72	210.78	29.77	227.50	27.08	0.57	2.57	53.29
Assets Over $1 Billion(5)	12.45	11.64	0.95	9.91	3.27	0.68	7.20	0.36	106.68	0.84	22.45	241.74	33.97	270.96	26.85	1.07	3.42	56.50
Assets $500 Million-$1 Billion(4)	13.93	13.84	0.39	2.67	1.42	0.38	2.58	0.17	346.95	0.70	NM	201.14	26.66	205.03	NM	0.26	1.57	35.09
Assets $250-$500 Million(7)	12.30	11.48	0.53	5.28	2.48	0.60	5.20	0.74	134.15	0.99	25.86	217.13	25.64	237.82	27.68	0.44	2.22	58.72
Assets less than $250 Million(3)	22.04	22.00	1.14	5.50	2.93	1.13	5.46	0.48	198.39	0.62	26.35	178.37	38.87	178.76	26.35	0.31	2.30	36.11
Goodwill Companies(8)	12.06	10.77	0.73	6.67	3.05	0.52	4.57	0.58	148.15	1.09	23.06	209.83	26.56	244.63	27.39	0.61	3.12	57.66
Non-Goodwill Companies(11)	15.79	15.79	0.69	5.48	2.16	0.75	5.68	0.41	193.21	0.65	26.34	214.79	32.73	214.79	26.88	0.50	1.90	45.01
MHC Institutions(19)	14.22	13.68	0.71	5.99	2.54	0.66	5.21	0.48	173.49	0.83	24.47	212.58	30.13	228.05	27.08	0.55	2.41	48.80
MHC Converted Last 3 Months(1)	26.34	26.34	1.46	6.86	3.79	1.46	6.86	0.10	312.41	0.41	26.35	139.32	36.70	139.32	26.35	0.00	0.00	0.00
NYSE Traded Companies
AF Astoria Financial Corp. of NY	6.14	5.31	0.89	13.98	7.13	0.87	13.61	0.14	269.48	0.65	14.03	203.47	12.50	235.21	14.42	1.00	2.75	38.61
BBX BankAtlantic Bancorp of FL	8.12	6.50	1.44	16.30	6.89	1.67	18.90	0.27	319.02	1.18	14.51	246.13	19.98	307.46	12.51	0.13	0.72	10.40
CFB Commercial Federal Corp. of NE	6.41	4.90	0.66	10.73	7.59	0.87	14.22	0.59	140.18	1.18	13.18	141.99	9.11	185.76	9.94	0.54	2.02	26.60
DSL Downey Financial Corp. of CA	6.63	6.60	0.72	9.87	5.88	0.52	7.20	0.28	83.69	0.26	17.01	162.02	10.74	162.60	23.33	0.40	0.73	12.46
FED FirstFed Financial Corp. of CA	7.96	7.84	1.33	15.10	8.66	1.30	14.80	0.02	NA	1.52	11.55	170.77	13.59	173.30	11.79	0.00	0.00	0.00
FBC Flagstar Bancorp, Inc. of MI	5.93	5.93	1.84	32.18	15.44	0.93	16.19	0.82	42.44	0.38	6.48	187.42	11.12	187.42	12.88	1.00	4.60	29.76
GDW Golden West Fin. Corp. of CA	7.05	7.05	1.45	19.96	7.29	1.44	19.86	0.41	75.87	0.33	13.72	248.60	17.52	248.60	13.79	0.40	0.37	5.13
GPT GreenPoint Fin. Corp. of NY(8)*	7.56	6.04	1.91	23.72	8.12	0.61	7.56	0.86	34.84	0.46	12.31	282.93	21.39	354.08	NM	1.20	2.85	35.09
NDE IndyMac Bancorp, Inc. of CA	7.28	7.05	1.47	18.29	8.40	-0.74	-9.24	0.73	46.66	0.48	11.90	199.19	14.50	205.74	NM	1.28	3.72	44.29
NYB New York Community Bcrp of NY*	12.62	4.13	1.80	14.97	6.64	2.44	20.29	0.14	232.44	0.66	15.07	177.02	22.33	NM	11.11	1.00	4.92	74.07
PFB PFF Bancorp, Inc. of Pomona CA	8.87	8.83	1.24	13.83	6.94	1.17	13.01	NA	NA	0.97	14.41	189.35	16.79	190.14	15.32	0.80	2.19	31.62
PFS Provident Fin. Serv. Inc of NJ*	19.00	18.48	0.84	4.26	3.30	0.77	3.90	0.09	520.66	0.88	30.34	131.71	25.02	135.40	33.15	0.24	1.34	40.68
SOV Sovereign Bancorp, Inc. of PA	7.83	4.68	1.03	13.20	6.86	0.92	11.76	0.43	169.15	1.21	14.59	174.45	13.67	292.10	16.37	0.12	0.56	8.16
WES Westcorp of Irvine CA	8.17	8.17	1.15	16.59	7.79	1.15	16.59	0.39	524.09	2.66	12.83	174.21	14.24	174.28	12.83	0.56	1.36	17.45

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

Exhibit 1-B (continued)
Weekly Thrift Market Line—Part Two
Prices As Of August 20, 2004

	Key Financial Ratios
								Asset Quality Ratios			Pricing Ratios					Dividend Data(6)
			Reported Earnings			Core Earnings
Financial Institution	Equity/ Assets	Tang. Equity/ Assets						NPAs Assets	Resvs/ NPAs	Resvs/ Loans	Price/ Earning	Price/ Book	Price/ Assets	Price/ Tang. Book	Price/ Core Earnings	Ind. Div./ Share	Divi- dend Yield	Payout Ratio(7)
			ROA(5)	ROE(5)	ROI(5)	ROA(5)	ROE(5)
	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(X)	(%)	(%)	(%)	(x)	($)	(%)	(%)
AMEX Traded Companies
BHL Berkshire Hills Bancorp of MA*	9.42	8.97	0.85	8.45	4.83	0.80	7.97	0.25	282.21	1.16	20.71	175.32	16.51	184.00	21.96	0.48	1.32	27.27
BFD BostonFed Bancorp, Inc. of MA(8)	5.50	4.51	0.27	4.80	2.54	-0.08	-1.41	NA	NA	1.14	NM	189.66	10.44	231.20	NM	0.64	1.64	64.65
CNY Carver Bancorp, Inc. of NY	7.58	7.58	0.87	11.35	11.25	0.84	10.96	0.34	216.05	1.09	8.89	98.09	7.44	98.09	9.21	0.28	1.56	13.86
EFC EFC Bancorp, Inc of Elgin IL	8.38	8.38	0.78	9.01	6.04	0.74	8.48	0.27	160.40	0.53	16.55	146.82	12.31	146.82	17.59	0.61	2.43	40.13
FDT Federal Trust Corp of FL	5.31	5.31	0.65	11.44	6.01	0.58	10.20	0.70	93.79	0.77	16.63	186.13	9.89	186.13	18.66	0.08	1.05	17.39
GOV Gouverneur Bcp MHC of NY(42.5)	18.21	18.21	0.88	4.64	2.83	0.85	4.51	0.86	84.36	0.95	NM	162.40	29.58	162.40	NM	0.26	2.05	72.22
NBN Northeast Bancorp of Auburn ME*	7.26	7.11	0.78	10.28	7.89	0.60	7.88	0.32	266.72	1.06	12.67	127.52	9.26	130.23	16.52	0.36	1.89	24.00
SZB SouthFirst Bancshares of AL	7.34	6.94	-0.47	-5.66	-5.83	-0.93	-11.08	NA	NA	0.92	NM	109.11	8.00	115.30	NM	0.60	3.88	NM
TSH Teche Hlding Cp of N Iberia LA	9.99	9.99	1.07	10.24	6.84	1.05	10.04	0.35	165.21	0.83	14.62	149.37	14.92	149.37	14.90	0.84	2.21	32.31
WSB Washington SB, FSB of Bowie MD	9.94	9.94	1.99	19.42	11.54	1.54	15.05	NA	NA	0.55	8.67	162.25	16.12	162.25	11.18	0.24	2.31	20.00
WFD Westfield Finl MHC of MA(46.5)*	14.76	14.76	0.72	4.65	2.70	0.63	4.08	0.33	185.86	1.33	NM	182.05	26.88	182.05	NM	0.40	1.90	70.18
WFI Winton Financial Corp. of OH	8.30	8.28	0.87	10.52	6.86	0.68	8.22	1.01	42.60	0.47	14.57	153.31	12.73	153.61	18.66	0.45	2.94	42.86
WRO Woronoco Bancorp, Inc. of MA	8.92	8.72	0.69	7.23	4.20	0.64	6.62	0.07	610.61	0.60	23.81	172.19	15.37	176.22	25.99	0.80	2.17	51.61
NASDAQ Listed OTC Companies
FIFG 1st Independence Fin Grp of KY	11.37	11.05	-0.60	-5.21	-4.55	-0.67	-5.79	1.36	39.95	0.79	NM	116.70	13.26	120.06	NM	0.60	3.07	NM
AMFC AMB Fin. Corp. of Munster IN	8.31	8.31	0.67	8.15	6.93	0.71	8.62	1.29	36.13	0.58	14.43	114.06	9.48	114.06	13.65	0.24	1.60	23.08
ASBP ASB Financial Corp. of OH	10.65	10.65	1.29	12.19	4.99	1.27	11.98	0.66	93.11	0.78	20.04	233.40	24.86	233.40	20.38	0.60	2.47	49.59
AABC Access Anytime Bancorp of NM	5.62	3.28	0.53	7.58	7.01	0.11	1.52	0.29	157.72	0.65	14.27	103.75	5.83	177.95	NM	0.00	0.00	0.00
AFBC Advance Fin. Bancorp of WV	6.70	4.74	0.81	12.84	10.23	0.65	10.31	0.61	82.35	0.60	9.77	119.99	8.04	169.78	12.17	0.40	2.18	21.28
ALLB Alliance Bank MHC of PA (20.0)	9.15	9.15	0.63	6.84	2.33	0.63	6.74	1.42	47.09	1.22	NM	294.70	26.97	294.70	NM	0.36	1.20	51.43
ASBI Ameriana Bancorp of IN	9.13	8.96	0.58	6.36	4.92	1.26	13.77	1.69	43.87	1.63	20.32	129.12	11.79	131.56	9.39	0.64	3.99	NM
ABCW Anchor BanCorp Wisconsin of WI	8.01	7.47	1.18	14.64	7.42	0.80	9.89	0.50	149.02	0.89	13.48	192.38	15.42	206.42	19.95	0.50	1.94	26.18
ALFC Atlantic Liberty Fincl of NY	14.46	14.46	0.88	5.42	4.67	0.88	5.42	0.09	355.23	0.52	21.43	114.50	16.56	114.50	21.43	0.28	1.56	33.33
BCSB BCSB Bankcorp MHC of MD (36.4)	5.38	5.02	0.09	1.47	0.74	0.09	1.33	0.17	191.96	0.65	NM	216.23	11.63	231.82	NM	0.50	3.38	NM
BKMU Bank Mutual Corp of WI	22.83	20.97	0.86	4.56	2.89	0.76	4.01	0.29	151.26	0.77	34.55	125.69	28.70	136.85	NM	0.20	1.75	60.61
BKUNA BankUnited Fin. Corp. of FL	5.51	5.17	0.64	10.50	5.76	0.59	9.70	0.25	115.06	0.44	17.35	180.57	9.95	192.49	18.77	0.00	0.00	0.00
BRBI Blue River Bancshares of IN	7.84	6.10	0.21	2.33	1.88	0.10	1.17	1.76	44.04	1.05	NM	112.74	8.84	145.08	NM	0.00	0.00	0.00
BYFC Broadway Financial Corp. of CA	5.01	5.01	0.71	11.26	8.91	0.66	10.44	0.03	NA	0.57	11.23	145.64	7.30	145.64	12.11	0.20	1.62	18.18
BRKL Brookline Bancorp, Inc. of MA*	37.01	37.01	1.13	2.84	1.99	1.01	2.54	0.02	NA	1.43	NM	144.30	53.41	144.30	NM	0.34	2.34	NM
CITZ CFS Bancorp, Inc of Munster IN	10.50	10.40	0.20	1.98	1.85	0.15	1.50	1.66	46.23	1.12	NM	107.64	11.30	108.67	NM	0.44	3.25	NM

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

Exhibit 1-B (continued)
Weekly Thrift Market Line—Part Two
Prices As Of August 20, 2004

	Key Financial Ratios
								Asset Quality Ratios			Pricing Ratios					Dividend Data(6)
			Reported Earnings			Core Earnings
Financial Institution	Equity/ Assets	Tang. Equity/ Assets						NPAs Assets	Resvs/ NPAs	Resvs/ Loans	Price/ Earning	Price/ Book	Price/ Assets	Price/ Tang. Book	Price/ Core Earnings	Ind. Div./ Share	Divi- dend Yield	Payout Ratio(7)
			ROA(5)	ROE(5)	ROI(5)	ROA(5)	ROE(5)
	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(X)	(%)	(%)	(%)	(x)	($)	(%)	(%)
NASDAQ Listed OTC Companies (continued)
CKFB CKF Bancorp of Danville KY	10.39	9.67	1.15	11.20	6.00	1.15	11.20	1.01	41.20	0.47	16.67	177.07	18.39	190.19	16.67	0.60	3.16	52.63
CAFI Camco Fin Corp of Cambridge OH	8.58	8.30	0.45	5.04	4.54	0.31	3.54	1.31	39.39	0.66	22.03	113.16	9.71	116.92	31.33	0.58	4.11	NM
CFFN Capitol Fd Fn MHC of KS (29.2)	11.41	11.41	0.31	2.74	1.11	0.31	2.74	0.15	34.83	0.10	NM	249.58	28.48	249.58	NM	2.00	6.15	NM
CEBK Central Bncrp of Somerville MA*	8.39	7.95	0.43	4.91	4.02	0.37	4.25	NA	NA	1.01	24.89	122.45	10.27	129.21	28.77	0.48	1.53	38.10
GCFC Central Federal Corp. of OH	14.47	14.47	-1.63	-9.25	-7.40	-1.72	-9.76	0.58	61.92	0.59	NM	134.43	19.45	134.43	NM	0.36	2.93	NM
CHFN Charter Fincl MHC of GA (18.4)	24.45	23.88	0.74	3.13	1.18	0.52	2.17	0.58	108.08	2.08	NM	248.73	60.81	254.64	NM	1.00	3.01	NM
CFSL Chesterfield Financial of IL(8)	20.64	20.51	0.54	2.67	1.65	0.54	2.67	0.10	361.94	0.89	NM	160.24	33.07	161.24	NM	0.32	1.04	62.75
CHEV Cheviot Fin Cp MHC of OH(45.0)	27.47	27.47	-0.07	-0.26	-0.18	0.61	2.21	0.15	179.02	0.38	NM	141.84	38.97	141.84	NM	0.20	1.83	NM
CTZN Citizens First Bancorp of MI	12.27	11.22	0.84	6.18	5.20	0.79	5.87	0.63	158.17	1.18	19.22	117.44	14.41	128.37	20.26	0.36	1.60	30.77
CFSB Citizens First Fin Corp. of IL	10.07	10.07	0.46	4.78	4.56	0.36	3.79	0.99	94.52	1.27	21.93	103.56	10.43	103.56	27.68	0.40	1.72	37.74
CSBC Citizens South Banking of NC	17.27	15.72	0.55	3.13	2.80	0.30	1.74	0.20	288.18	0.97	NM	113.03	19.53	124.18	NM	0.26	2.02	72.22
CSBK Clifton Svg Bp MHC of NJ(45.0)	26.33	26.33	0.49	1.83	1.02	0.53	1.98	0.02	663.04	0.32	NM	178.96	47.13	178.96	NM	0.12	1.02	NM
CFCP Coastal Fin. Corp. of SC	6.11	6.11	1.13	18.09	6.02	1.08	17.26	NA	NA	1.36	16.60	292.90	17.89	292.90	17.40	0.18	1.25	20.69
CCBI Commercial Capital Bcrp of CA	12.29	4.63	1.32	15.09	2.37	1.22	14.02	0.12	646.27	1.00	NM	215.41	26.46	NM	NM	0.16	0.68	28.57
CFFC Community Fin. Corp. of VA	8.21	8.21	1.03	11.91	8.25	1.03	11.91	0.74	106.41	0.94	12.12	139.91	11.49	140.01	12.12	0.40	2.04	24.69
CIBI Community Inv. Bncp, Inc of OH	11.02	11.02	0.72	6.73	6.15	0.66	6.14	0.75	66.89	0.63	16.25	106.47	11.73	106.47	17.81	0.36	2.77	45.00
DCOM Dime Community Bancshars of NY*	7.76	6.15	1.54	17.90	8.13	1.47	17.09	0.04	NA	0.60	12.30	226.59	17.59	286.01	12.88	0.56	3.42	42.11
DFBS Dutchfork Bancshares Inc of SC(8)	15.25	15.25	0.64	4.41	3.01	0.94	6.44	0.25	94.64	0.92	33.26	150.07	22.89	150.07	22.78	0.00	0.00	0.00
ESBF ESB Financial Corp. of PA	6.54	5.99	0.69	9.60	6.94	0.60	8.39	0.21	139.07	1.20	14.40	150.78	9.86	164.65	16.49	0.40	3.19	45.98
ESBK Elmira Svgs Bank, FSB of NY*	6.44	6.28	0.85	11.54	8.78	0.66	8.98	0.24	258.21	0.98	11.39	140.72	9.06	144.39	14.63	0.69	2.39	27.27
EVRT Evertrust Fin. Grp, Inc. of WA(8)*	11.86	11.86	1.10	9.33	4.83	1.05	8.88	NA	NA	1.37	20.70	192.44	22.82	192.44	21.76	0.44	1.73	35.77
FFDF FFD Financial Corp of Dover OH	12.53	12.53	0.62	4.97	4.86	0.31	2.49	0.49	118.80	0.69	20.59	101.62	12.73	101.62	NM	0.42	2.91	60.00
FFLC FFLC Bancorp of Leesburg FL	7.96	7.96	0.95	11.72	6.28	0.89	11.03	0.67	86.61	0.69	15.93	179.79	14.31	179.79	16.94	0.52	1.94	30.95
FFWC FFW Corporation of Wabash IN	10.14	9.73	1.03	10.53	8.48	0.81	8.33	0.94	114.37	1.85	11.80	120.03	12.17	125.07	14.90	0.64	2.83	33.33
FMCO FMS Fin Corp. of Burlington NJ	5.27	5.03	0.59	11.49	6.92	0.59	11.49	0.47	78.69	1.08	14.46	159.70	8.41	167.19	14.46	0.12	0.75	10.81
FFHH FSF Financial Corp. of MN(8)	10.11	9.17	0.83	8.41	5.24	0.35	3.56	1.43	23.34	0.44	19.09	160.58	16.23	177.02	NM	1.40	4.03	NM
FSBI Fidelity Bancorp, Inc. of PA	6.27	5.82	0.71	10.90	7.92	0.62	9.41	NA	NA	1.02	12.62	141.90	8.90	152.96	14.62	0.48	2.26	28.57
FFFL Fidelity Bankshares, Inc of FL	5.56	5.50	0.62	10.40	3.51	0.65	10.81	NA	NA	0.51	28.46	289.12	16.07	292.39	27.38	0.40	1.11	31.50
FFED Fidelity Fed. Bancorp of IN(8)	8.11	8.11	0.13	1.54	1.27	-0.06	-0.77	0.53	68.80	0.65	NM	111.27	9.02	111.27	NM	0.00	0.00	0.00
FBTC First BancTrust Corp of IL	11.64	11.64	0.68	5.79	5.07	0.53	4.46	NA	NA	1.93	19.72	116.80	13.59	116.80	25.60	0.24	2.00	39.34
FBEI First Bancorp of Indiana of IN	12.92	12.05	0.69	4.71	4.24	0.34	2.33	0.39	112.89	0.72	23.56	108.87	14.06	116.68	NM	0.58	2.83	66.67
FBSI First Bancshares, Inc. of MO	10.33	10.14	0.83	8.32	6.92	0.78	7.83	0.97	46.78	0.72	14.46	116.82	12.07	118.95	15.37	0.16	0.82	11.85
FCAP First Capital, Inc. of IN	10.50	9.07	0.86	7.97	6.34	0.86	8.03	1.16	51.82	0.79	15.77	125.56	13.18	145.35	15.64	0.60	3.07	48.39
FCFL First Community Bk Corp of FL	10.47	10.28	0.92	8.45	3.85	0.86	7.84	0.05	NA	1.26	25.98	200.00	20.95	203.83	28.03	0.00	0.00	0.00
FDEF First Defiance Fin. Corp of OH	11.60	9.80	1.16	9.77	7.60	0.83	6.97	0.28	312.07	1.16	13.15	128.17	14.87	151.74	18.43	0.80	3.17	41.67
FFFS First Fed Serv MHC of IL(45.0)	26.34	26.34	1.46	6.86	3.79	1.46	6.86	0.10	312.41	0.41	26.35	139.32	36.70	139.32	26.35	0.00	0.00	0.00
FFBH First Fed. Bancshares of AR	10.46	10.46	1.04	9.80	6.83	0.94	8.82	0.48	48.94	0.29	14.64	142.86	14.94	142.86	16.27	0.40	1.95	28.57
FTFC First Fed. Capital Corp. of WI(8)	7.72	5.27	1.08	14.12	5.55	0.47	6.10	0.33	116.85	0.53	18.02	231.20	17.84	338.75	NM	0.60	2.05	37.04

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

Exhibit 1-B (continued)
Weekly Thrift Market Line—Part Two
Prices As Of August 20, 2004

	Key Financial Ratios
								Asset Quality Ratios			Pricing Ratios					Dividend Data(6)
			Reported Earnings			Core Earnings
Financial Institution	Equity/ Assets	Tang. Equity/ Assets						NPAs Assets	Resvs/ NPAs	Resvs/ Loans	Price/ Earning	Price/ Book	Price/ Assets	Price/ Tang. Book	Price/ Core Earnings	Ind. Div./ Share	Divi- dend Yield	Payout Ratio(7)
			ROA(5)	ROE(5)	ROI(5)	ROA(5)	ROE(5)
	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(X)	(%)	(%)	(%)	(x)	($)	(%)	(%)
NASDAQ Listed OTC Companies (continued)
FFBI First Federal Bancshares of IL	6.99	6.48	0.69	5.75	7.40	0.67	5.55	0.55	54.59	0.69	13.51	140.60	9.83	151.87	14.00	0.44	1.90	25.73
FFSX First Federal Bankshares of IA	11.42	8.46	0.88	7.88	6.44	0.74	6.66	NA	NA	0.99	15.54	119.70	13.67	161.66	18.37	0.40	1.73	26.85
FFBZ First Federal Bncrp, Inc of OH(8)	9.06	9.06	0.76	8.20	4.21	0.69	7.45	0.48	148.18	0.80	23.76	189.15	17.15	189.15	26.14	0.24	1.84	43.64
FFCH First Fin. Holdings Inc. of SC	6.66	5.74	1.05	15.27	6.73	0.94	13.62	0.53	113.45	0.81	14.86	228.83	15.23	265.49	16.66	0.88	2.92	43.35
FFHS First Franklin Corp. of OH	8.64	8.64	0.41	4.75	3.58	0.25	2.82	NA	NA	0.72	27.90	134.43	11.62	134.43	NM	0.32	1.66	46.38
FKFS First Keystone Fin., Inc of PA	4.99	4.99	0.46	8.20	6.00	0.24	4.25	0.55	68.72	0.71	16.67	153.79	7.67	153.79	32.14	0.44	1.96	32.59
CASH First Midwest Fin., Inc. of IA	5.92	5.47	0.55	9.40	8.27	0.62	10.61	0.12	583.41	1.32	12.09	114.48	6.77	123.87	10.70	0.52	2.53	30.59
FMSB First Mutual Bncshrs Inc of WA*	5.68	5.68	1.00	17.06	7.19	0.88	15.11	0.12	768.20	1.11	13.92	222.54	12.65	222.54	15.71	0.36	1.56	21.69
FNFG First Niagara Fin. Group of NY*	20.28	17.09	1.05	5.72	3.55	1.03	5.59	0.27	301.93	1.31	28.16	139.20	28.24	165.21	28.83	0.32	2.64	74.42
FNFI First Niles Fin., Inc. of OH	15.83	15.83	1.06	6.39	4.51	0.89	5.38	1.09	71.51	1.78	22.17	150.58	23.84	150.58	26.33	0.60	3.56	NM
FPTB First PacTrust Bancorp of CA	11.76	11.76	0.77	5.69	4.26	0.76	5.63	NA	NA	0.70	23.47	142.26	16.74	142.26	23.70	0.40	1.69	39.60
FPFC First Place Fin. Corp. of OH	9.93	6.62	0.80	7.28	5.13	0.55	5.01	0.65	112.87	1.07	19.51	123.07	12.22	184.54	28.34	0.56	3.09	60.22
FBNW FirstBank NW Corp. of WA	9.51	6.67	0.91	9.49	6.36	0.69	7.13	0.35	252.89	1.29	15.73	115.83	11.02	165.17	20.94	0.68	2.50	39.31
FFIC Flushing Fin. Corp. of NY*	7.40	7.20	1.18	15.45	6.71	1.17	15.31	0.21	152.15	0.47	14.90	225.38	16.67	231.62	15.03	0.36	2.05	30.51
FKKY Frankfort First Bancorp of KY	12.81	12.81	0.73	5.67	3.21	0.73	5.67	0.55	10.90	0.06	31.16	178.71	22.89	178.71	31.16	1.12	4.49	NM
FBTX Franklin Bank Corp of TX	8.28	6.33	0.44	4.96	3.84	0.37	4.21	0.31	60.83	0.22	26.07	128.38	10.63	168.09	30.76	0.00	0.00	0.00
GUPB GFSB Bancorp, Inc of Gallup NM	7.76	7.76	0.70	9.09	6.76	0.68	8.89	1.08	67.72	1.11	14.79	129.79	10.07	129.79	15.11	0.50	2.38	35.21
GSLA GS Financial Corp. of LA	13.55	13.55	0.24	1.75	2.15	0.12	0.83	0.56	51.87	0.70	NM	85.04	11.53	85.04	NM	0.40	2.15	NM
GTPS Great American Bancorp of IL	10.79	10.48	0.76	6.99	6.89	0.72	6.57	0.04	NA	1.05	14.52	105.02	11.33	108.11	15.45	0.44	1.81	26.35
PEDE Great Pee Dee Bancorp of SC	16.86	16.17	0.82	4.70	4.28	0.74	4.29	NA	NA	1.33	23.38	108.90	18.36	113.57	25.65	0.62	3.90	NM
GAFC Greater Atlant. Fin Corp of VA	3.53	3.29	-0.12	-2.84	-3.25	-1.98	-48.36	0.24	124.18	0.56	NM	97.46	3.44	104.59	NM	0.00	0.00	NM
GCBC Green Co Bcrp MHC of NY (43.9)	10.48	10.48	1.08	9.89	4.32	1.08	9.89	NA	NA	0.83	23.16	226.52	23.74	226.52	23.16	0.84	2.55	59.15
HCBB HCB Bancshares, Inc. of AR(8)	12.51	12.51	0.22	1.90	2.02	0.08	0.67	4.40	16.17	1.79	NM	93.05	11.64	93.05	NM	0.36	1.96	NM
HFFC HF Financial Corp. of SD	6.17	5.57	0.50	7.92	7.41	0.38	5.96	0.27	158.46	0.55	13.50	106.12	6.54	117.58	17.94	0.43	2.82	38.05
HMNF HMN Financial, Inc. of MN	8.87	8.42	1.15	12.22	8.38	0.87	9.22	0.38	224.52	1.06	11.93	144.23	12.80	152.09	15.81	0.88	3.35	40.00
HARB Harbor Florida Bancshrs of FL	10.72	10.56	1.62	14.77	5.34	1.49	13.52	0.09	722.43	0.94	18.74	266.35	28.55	270.29	20.47	0.64	2.06	38.55
HARL Harleysville Svgs Fin Cp of PA	6.11	6.11	0.69	11.32	7.23	0.64	10.50	0.04	685.12	0.60	13.83	150.95	9.23	150.95	14.92	0.80	2.81	38.83
HWFG Harrington West Fncl Grp of CA	4.66	4.19	0.84	16.96	9.48	0.80	16.19	NA	NA	0.86	10.55	173.74	8.10	193.29	11.05	0.40	2.48	26.14
HFWA Heritage Financial Corp of WA	8.55	7.56	1.45	14.89	7.64	1.33	13.64	0.20	619.05	1.46	13.10	210.58	18.01	238.26	14.30	0.64	3.15	41.29
HIFS Hingham Inst. for Sav. of MA*	8.01	8.01	1.20	14.21	6.75	1.18	14.06	0.09	612.10	0.78	14.82	204.84	16.42	204.84	14.98	0.72	1.73	25.71
HCFC Home City Fin. Corp. of OH	8.08	7.89	0.43	5.43	4.94	0.42	5.36	NA	NA	0.63	20.25	106.45	8.60	109.07	20.51	0.44	2.75	55.70
HWEN Home Financial Bancorp of IN	11.83	11.83	0.53	4.76	4.85	0.73	6.55	2.57	25.13	0.80	20.63	95.01	11.24	95.01	15.00	0.12	2.42	50.00
HLFC Home Loan Financial Corp of OH	14.45	14.45	1.26	8.64	5.74	1.25	8.56	1.48	21.85	0.39	17.41	144.87	20.93	144.87	17.57	0.77	3.95	68.75
HFBC HopFed Bancorp, Inc. of KY	7.96	7.00	0.74	8.37	6.50	0.67	7.52	0.16	318.37	0.85	15.38	131.45	10.47	149.64	17.10	0.48	2.86	44.04
HRZB Horizon Financial Corp. of WA*	12.26	12.20	1.52	11.82	6.47	1.30	10.10	0.02	NA	1.50	15.47	183.72	22.52	184.60	18.09	0.52	2.71	41.94
HCBK Hudson Cty Bcp MHC of NJ(34.5)*	6.90	6.90	1.28	16.18	3.39	1.21	15.34	0.14	100.42	0.27	29.52	NM	34.32	NM	31.13	0.72	2.10	62.07
HRBT Hudson River Bancorp Inc of NY(8)	10.91	8.23	1.28	11.92	6.17	1.28	11.92	0.70	221.31	2.38	16.21	187.07	20.42	248.02	16.21	0.36	2.06	33.33
ICBC Independence Comm Bnk Cp of NY	11.93	5.22	1.50	13.67	5.29	1.49	13.60	0.38	152.01	0.93	18.89	145.85	17.40	333.33	18.99	0.96	2.55	48.24

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

Exhibit 1-B (continued)
Weekly Thrift Market Line—Part Two
Prices As Of August 20, 2004

	Key Financial Ratios
								Asset Quality Ratios			Pricing Ratios					Dividend Data(6)
			Reported Earnings			Core Earnings
Financial Institution	Equity/ Assets	Tang. Equity/ Assets						NPAs Assets	Resvs/ NPAs	Resvs/ Loans	Price/ Earning	Price/ Book	Price/ Assets	Price/ Tang. Book	Price/ Core Earnings	Ind. Div./ Share	Divi- dend Yield	Payout Ratio(7)
			ROA(5)	ROE(5)	ROI(5)	ROA(5)	ROE(5)
	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(X)	(%)	(%)	(%)	(x)	($)	(%)	(%)
NASDAQ Listed OTC Companies (continued)
IFSB Independence FSB of DC(8)	9.92	9.92	-0.12	-1.16	-0.73	-1.22	-12.27	0.74	38.17	0.48	NM	158.77	15.76	158.77	NM	0.00	0.00	NM
JXSB Jcksnville Bcp MHC of IL(46.8)	7.24	6.10	0.26	3.38	2.33	0.18	2.42	1.05	74.67	1.60	NM	152.03	11.01	180.60	NM	0.30	2.00	NM
JFBI Jefferson Bancshares Inc of TN	30.63	30.63	0.39	1.95	1.21	1.18	5.97	0.54	151.62	1.31	NM	110.39	33.81	110.39	27.02	0.16	1.29	NM
KFED K-Fed Bancorp of CA MHC (39.1)	9.24	9.24	0.25	2.73	1.20	0.27	2.90	NA	NA	0.49	NM	227.30	21.00	227.30	NM	0.00	0.00	0.00
KNBT KNBT Bancorp, Inc. of PA	19.34	17.13	-0.48	-2.42	-2.04	0.49	2.49	0.22	195.26	0.97	NM	117.26	22.68	132.43	NM	0.20	1.24	NM
LSBX LSB Corp of No. Andover MA*	11.96	11.96	1.33	11.08	7.74	1.90	15.80	0.02	NA	1.96	12.92	137.72	16.48	137.72	9.06	0.52	2.85	36.88
LSBI LSB Fin. Corp. of Lafayette IN	8.44	8.44	0.93	10.85	9.22	0.72	8.45	1.63	48.65	0.88	10.85	113.01	9.53	113.01	13.94	0.60	2.50	27.15
LARL Laurel Capital Group Inc of PA	9.14	7.89	0.58	6.59	4.42	0.58	6.52	0.58	115.06	1.17	22.61	148.60	13.58	172.20	22.85	0.80	3.76	NM
LNCB Lincoln Bancorp of IN	13.86	13.49	0.59	4.29	4.16	0.57	4.13	0.85	77.53	0.89	24.03	101.76	14.10	104.52	25.00	0.52	2.81	67.53
MAFB MAF Bancorp, Inc. of IL	9.67	6.73	1.19	12.34	7.05	1.08	11.20	0.33	111.46	0.51	14.17	149.21	14.42	214.23	15.62	0.84	2.03	28.77
MFBC MFB Corp. of Mishawaka IN	8.34	8.34	0.63	7.77	6.97	0.40	5.00	0.78	160.96	1.55	14.36	107.93	9.01	107.93	22.31	0.48	1.66	23.76
MASB MassBank Corp. of Reading MA*	10.98	10.87	0.76	6.88	4.98	0.65	5.89	0.04	361.56	0.59	20.08	141.74	15.57	143.20	23.47	1.00	2.88	57.80
MTXC Matrix Bancorp, Inc. of CO	4.27	4.27	0.24	5.90	6.04	0.43	10.41	2.55	23.70	0.80	16.55	93.06	3.98	93.06	9.37	0.00	0.00	0.00
MFLR Mayflower Co-Op. Bank of MA*	8.56	8.51	0.91	10.88	5.15	0.52	6.25	0.04	NA	1.20	19.41	209.77	17.95	210.98	33.80	0.40	2.19	42.55
MCBF Monarch Community Bncrp of MI	14.39	10.76	0.23	1.35	1.42	-0.08	-0.50	1.98	37.06	0.96	NM	86.13	12.39	115.19	NM	0.20	1.50	NM
MFSF MutualFirst Fin. Inc. of IN	11.27	11.16	0.91	7.72	6.58	0.80	6.78	0.57	150.16	0.99	15.20	121.51	13.70	122.76	17.29	0.48	2.12	32.21
MYST Mystic Financial, Inc. of MA(8)*	6.47	6.47	0.37	6.06	2.66	0.19	3.03	NA	NA	0.81	NM	217.00	14.04	217.00	NM	0.46	1.20	45.10
NASB NASB Fin, Inc. of Grandview MO	9.92	9.68	2.05	19.58	8.03	1.32	12.59	1.44	41.56	0.73	12.46	234.33	23.25	240.10	19.37	0.80	2.16	26.94
NHTB NH Thrift Bancshares of NH	6.77	4.77	1.11	15.26	10.23	0.80	11.03	0.06	NA	0.99	9.78	143.04	9.69	203.24	13.52	0.90	3.19	31.14
NTBK NetBank, Inc. of Alpharetta GA	8.31	6.97	0.66	7.92	7.00	-1.07	-12.91	2.26	39.31	1.11	14.29	113.12	9.41	134.93	NM	0.08	0.77	10.96
NABC NewAlliance Bancshares of CT	21.95	14.20	-0.32	-1.89	-1.12	0.54	3.14	0.22	264.67	1.15	NM	109.28	23.99	168.93	NM	0.16	1.19	NM
NMIL Newmil Bancorp, Inc. of CT*	7.28	6.10	1.13	15.11	6.81	1.10	14.63	0.21	342.96	1.08	14.68	219.54	15.98	261.79	15.16	0.68	2.45	35.98
NBSI North Bancshares of Chicago IL(8)	9.88	9.88	0.14	1.36	0.66	0.16	1.61	NA	NA	0.38	NM	209.02	20.64	209.02	NM	0.32	1.33	NM
FFFD North Central Bancshares of IA	9.15	8.05	1.27	13.54	9.54	1.27	13.54	0.38	186.66	0.81	10.48	140.31	12.84	159.55	10.48	1.00	2.70	28.33
NEIB Northeast Indiana Bncrp of IN	11.78	11.78	0.74	6.15	5.45	0.68	5.66	1.08	60.79	0.89	18.36	114.83	13.53	114.83	19.95	0.56	2.70	49.56
NEPF Northeast PA Fin. Corp of PA	6.52	5.32	-0.03	-0.48	-0.42	-0.07	-1.04	0.90	109.07	2.04	NM	121.64	7.94	149.29	NM	0.24	1.43	NM
NWSB Northwest Bcrp MHC of PA(41.4)	8.65	6.19	0.88	10.81	4.80	0.81	9.99	0.62	82.68	0.78	20.85	210.08	18.17	293.43	22.57	0.48	2.19	45.71
OCFC OceanFirst Fin. Corp of NJ	7.29	7.22	1.02	13.43	6.03	0.62	8.14	0.19	307.18	0.73	16.58	221.99	16.19	224.41	27.36	0.80	3.52	58.39
ONFC Oneida Fincl MHC of NY (42.4)	11.33	8.24	0.70	5.98	3.65	0.59	5.08	0.17	316.97	1.09	27.38	167.94	19.03	231.01	32.21	0.38	3.47	NM
PBNC PFS Bancorp Inc. of Aurora IN	21.76	21.76	0.70	3.13	2.59	0.70	3.13	NA	NA	0.72	NM	119.44	25.99	119.44	NM	0.30	1.36	52.63

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

Exhibit 1-B (continued)
Weekly Thrift Market Line—Part Two
Prices As Of August 20, 2004

	Key Financial Ratios
								Asset Quality Ratios			Pricing Ratios					Dividend Data(6)
			Reported Earnings			Core Earnings
Financial Institution	Equity/ Assets	Tang. Equity/ Assets						NPAs Assets	Resvs/ NPAs	Resvs/ Loans	Price/ Earning	Price/ Book	Price/ Assets	Price/ Tang. Book	Price/ Core Earnings	Ind. Div./ Share	Divi- dend Yield	Payout Ratio(7)
			ROA(5)	ROE(5)	ROI(5)	ROA(5)	ROE(5)
	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(X)	(%)	(%)	(%)	(x)	($)	(%)	(%)
NASDAQ Listed OTC Companies (continued)
PHSB PHSB Financial Corp. of PA(8)	14.06	14.06	0.89	6.33	3.83	0.43	3.04	0.09	526.49	1.19	26.10	170.10	23.92	170.10	NM	0.80	3.01	NM
PVFC PVF Capital Corp. of Solon OH	8.39	8.39	1.06	12.51	7.13	0.44	5.26	1.47	38.75	0.69	14.02	169.30	14.21	169.30	33.33	0.27	1.80	25.23
PPBI Pacific Premier Bncrp of CA(8)	9.77	9.77	1.77	19.96	9.81	2.07	23.26	0.67	77.53	0.62	10.19	140.99	13.78	140.99	8.75	0.00	0.00	0.00
PBCI Pamrapo Bancorp, Inc. of NJ	8.25	8.25	1.24	15.55	7.29	1.24	15.55	0.23	165.90	0.64	13.72	205.52	16.96	205.52	13.72	0.84	3.83	52.50
PFED Park Bancorp of Chicago IL	11.03	11.03	0.97	8.73	7.49	0.88	7.92	0.37	58.82	0.35	13.36	116.21	12.82	116.21	14.72	0.72	2.37	31.72
PVSA Parkvale Financial Corp of PA	6.49	5.80	0.62	9.78	6.79	0.58	9.12	0.49	173.63	1.34	14.73	140.57	9.13	157.34	15.79	0.80	3.03	44.69
PRTR Partners Trust Fin. Grp. of NY	13.98	6.72	0.76	5.45	6.12	0.74	5.27	0.24	233.62	0.91	16.35	89.18	12.47	185.44	16.91	0.25	2.55	41.67
PBHC Pathfinder BC MHC of NY (35.3)*	7.03	5.50	0.51	6.92	3.70	0.35	4.76	1.11	55.29	0.98	27.05	191.64	13.47	244.81	NM	0.40	2.42	65.57
PFSB PennFed Fin. Services of NJ	6.22	6.15	0.66	10.18	5.97	0.65	9.90	0.11	286.39	0.48	16.76	171.04	10.64	173.03	17.24	0.40	1.34	22.47
PFDC Peoples Bancorp of Auburn IN	12.86	12.28	0.98	7.66	5.99	0.93	7.29	0.59	70.25	0.56	16.69	128.59	16.53	134.59	17.54	0.68	2.81	46.90
PBCT Peoples Bank MHC of CT (41.7)*	10.85	9.80	1.56	16.71	5.89	0.54	5.78	0.33	207.39	0.99	16.97	258.59	28.05	286.19	NM	1.16	3.64	61.70
PCBI Peoples Community Bcrp. of OH	8.77	8.14	0.33	4.60	3.15	0.32	4.41	NA	NA	1.72	31.79	121.14	10.62	130.39	33.16	0.60	2.59	NM
PSFC Peoples Sidney Fin. Corp of OH	12.76	12.76	0.69	5.53	4.08	0.69	5.53	1.43	37.19	0.62	24.54	134.98	17.22	134.98	24.54	0.56	3.41	NM
PFSL Pocahontas Bancorp, Inc. of AR	6.97	4.81	0.76	10.65	7.21	0.76	10.65	1.00	55.63	1.01	13.87	156.95	10.94	227.47	13.87	0.32	1.88	26.02
PBCP Provident Bancorp, Inc. of NY	19.21	15.19	0.67	4.55	2.14	0.81	5.50	0.31	316.43	1.75	NM	129.63	24.91	163.98	NM	0.16	1.43	66.67
PROV Provident Fin. Holdings of CA	8.34	8.33	1.25	15.28	9.88	0.42	5.09	0.08	692.18	0.78	10.13	154.74	12.90	154.94	30.38	0.40	1.67	16.88
PULB Pulaski Fin Cp of St. Louis MO	6.81	6.71	1.19	15.12	5.95	0.36	4.55	0.65	135.54	0.97	16.82	245.67	16.73	249.21	NM	0.36	2.08	34.95
QCBC Quaker City Bancorp, Inc of CA(8)	8.15	8.13	1.16	13.95	5.86	1.16	13.95	0.24	278.39	0.81	17.06	226.46	18.45	226.84	17.06	0.80	1.46	24.84
RPFG Ranier Pacific Fin Group of WA	14.34	14.31	-0.27	-2.12	-1.41	-0.34	-2.74	0.07	NA	1.81	NM	131.58	18.87	131.89	NM	0.22	1.29	NM
RIVR River Valley Bancorp of IN	8.55	8.54	1.01	11.33	7.10	0.77	8.61	NA	NA	1.07	14.08	161.00	13.77	161.23	18.54	0.72	3.24	45.57
RVSB Riverview Bancorp, Inc. of WA	12.85	10.93	1.43	11.53	7.11	1.44	11.60	0.34	259.48	1.16	14.07	153.58	19.74	180.61	13.97	0.62	2.92	41.06
ROME Rome Bncp Inc MHC of NY (38.5)*	13.40	13.40	0.58	4.22	1.24	0.73	5.28	0.52	131.83	0.82	NM	345.24	46.27	345.24	NM	0.60	2.07	NM
SVBI Severn Bancorp, Inc. of MD	8.76	8.71	2.14	24.41	8.31	2.05	23.31	0.26	327.27	0.87	12.04	265.06	23.23	266.69	12.61	0.40	1.15	13.89
SFFS Sound Fed Bancorp, Inc. of NY	13.67	12.14	0.73	4.76	3.84	0.73	4.76	0.19	161.28	0.55	26.06	133.43	18.24	150.17	26.06	0.24	1.81	47.06
SSFC South Street Fin. Corp. of NC*	12.02	12.02	0.41	3.50	2.90	0.41	3.50	NA	NA	0.39	34.48	120.63	14.49	120.63	34.48	0.40	4.00	NM
SMBC Southern Missouri Bncrp of MO	8.32	7.40	0.97	11.14	8.37	0.98	11.23	0.11	592.22	0.79	11.95	132.81	11.05	149.27	11.86	0.36	2.35	28.13
STSA Sterling Financial Corp of WA	6.52	4.14	0.87	13.56	5.74	0.84	13.20	0.27	268.20	1.19	17.41	183.27	11.95	288.66	17.88	0.00	0.00	0.00
STBI Sturgis Bancorp, Inc. of MI	9.97	8.20	0.77	7.79	5.84	0.47	4.75	2.01	39.28	1.07	17.13	130.82	13.04	159.12	28.10	0.36	2.56	43.90
SYNF Synergy Financial Group of NJ	13.06	12.96	0.52	3.68	3.09	0.52	3.68	NA	NA	0.77	32.32	119.43	15.59	120.29	32.32	0.16	1.60	51.61
THRD TF Fin. Corp. of Newtown PA	9.17	8.43	-0.60	-6.56	-4.76	-0.56	-6.11	0.46	76.24	0.52	NM	138.61	12.71	150.77	NM	0.68	2.47	NM
TONE TierOne Corp. of Lincoln NE	11.69	11.69	1.06	7.58	6.08	0.97	6.94	0.25	366.68	1.00	16.43	147.02	17.19	147.02	17.97	0.20	0.94	15.50
TSBK Timberland Bancorp, Inc. of WA	16.40	16.40	1.27	7.53	6.41	1.22	7.22	0.59	152.07	1.16	15.60	123.54	20.26	123.54	16.27	0.60	2.63	41.10
TRST TrustCo Bank Corp NY of NY	7.53	7.53	1.97	24.03	5.75	1.68	20.45	0.10	NA	4.14	17.39	NM	33.52	NM	20.43	0.60	4.66	NM
UCBC Union Community Bancorp of IN	12.97	11.91	0.75	5.66	5.58	0.75	5.66	NA	NA	0.52	17.91	104.98	13.61	114.29	17.91	0.60	3.35	60.00
UCFC United Community Fin. of OH	11.19	9.49	1.04	8.14	5.87	0.83	6.49	0.66	113.54	0.91	17.03	149.87	16.77	176.69	21.36	0.30	2.55	43.48
UPFC United PanAm Fin. Corp of CA	6.62	6.62	1.00	15.11	6.53	0.97	14.64	NA	NA	4.52	15.32	215.36	14.26	215.36	15.81	0.00	0.00	0.00
UTBI United Tenn. Bankshares of TN	13.84	13.22	1.73	12.14	9.86	1.68	11.79	0.50	153.57	1.22	10.15	121.39	16.80	127.03	10.45	0.36	2.09	21.18

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

Exhibit 1-B (continued)
Weekly Thrift Market Line—Part Two
Prices As Of August 20, 2004

	Key Financial Ratios
								Asset Quality Ratios			Pricing Ratios					Dividend Data(6)
			Reported Earnings			Core Earnings
Financial Institution	Equity/ Assets	Tang. Equity/ Assets						NPAs Assets	Resvs/ NPAs	Resvs/ Loans	Price/ Earning	Price/ Book	Price/ Assets	Price/ Tang. Book	Price/ Core Earnings	Ind. Div./ Share	Divi- dend Yield	Payout Ratio(7)
			ROA(5)	ROE(5)	ROI(5)	ROA(5)	ROE(5)
	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(X)	(%)	(%)	(%)	(x)	($)	(%)	(%)
NASDAQ Listed OTC Companies (continued)
WSFS WSFS Financial Corp. of DE(8)*	7.40	7.36	1.11	12.82	6.91	1.06	12.20	0.24	409.68	1.62	14.48	198.34	14.69	199.60	15.22	0.24	0.48	6.92
WVFC WVS Financial Corp. of PA	7.38	7.38	0.62	8.02	5.74	0.62	8.02	NA	NA	1.72	17.42	142.86	10.55	142.86	17.42	0.64	3.79	65.98
WSBI Warwick Community Bncrp of NY(8)*	9.47	9.15	0.13	1.34	0.68	0.10	1.04	0.16	309.64	1.24	NM	212.57	20.13	220.00	NM	0.60	1.87	NM
WFSL Washington Federal, Inc. of WA	15.05	14.25	1.82	12.68	6.68	1.82	12.68	0.22	158.54	0.51	14.97	184.19	27.73	194.63	14.97	0.84	3.26	48.84
WAYN Wayne Savings Bancshares of OH	10.88	10.50	0.65	5.59	4.05	0.62	5.34	NA	NA	NA	24.71	144.04	15.67	149.26	25.90	0.48	2.99	73.85
WYPT Waypoint Financial Corp of PA(8)	7.28	6.89	0.63	8.30	3.75	0.48	6.35	0.36	151.80	1.17	26.68	229.43	16.70	242.30	34.88	0.56	2.06	54.90
WCFB Wbstr Cty Fed MHC of IA (39.0)	21.56	21.45	1.07	5.00	2.15	1.07	5.00	NA	NA	0.51	NM	233.39	50.32	234.56	NM	0.68	4.86	NM
WEFC Wells Fin. Corp. of Wells MN	12.68	12.68	1.20	9.72	8.92	0.59	4.78	0.10	398.15	0.46	11.21	106.56	13.51	106.56	22.81	0.88	3.38	37.93
WOFC Western Ohio Fin. Corp. of OH(8)	11.04	11.04	0.58	5.14	3.75	0.55	4.82	0.28	167.11	0.57	26.67	134.24	14.81	134.24	28.47	1.00	2.98	NM
WGBC Willow Grove Bancorp Inc of PA	11.26	11.15	0.72	5.58	3.68	0.60	4.68	NA	NA	0.98	27.21	16

EXHIBIT 2

Pro Forma Analysis Sheet—Fully Converted Basis

EXHIBIT 2
PRO FORMA ANALYSIS SHEET
Abington Bank
Prices as of August 20, 2004

					Peer Group				Pennsylvania Companies				All Publicly-Traded
Price Multiple
	Symbol		Subject(1)		Mean		Median		Mean		Median		Mean		Median
Price-earnings ratio (x)		P/E	25.24	x	29.23	x	30.51	x	17.12	x	14.73	x	17.37	x	16.21	x
Price-core earnings ratio (x)		P/Core	25.56	x	34.29	x	32.97	x	20.34	x	16.49	x	19.27	x	17.55	x
Price-book ratio (%)	=	P/B	77.11%		98.45%		93.11%		145.17%		145.73%		156.40%		145.74%
Price-tangible book ratio (%)	=	P/TB	77.11%		102.11%		102.14%		165.13%		153.38%		170.19%		161.24%
Price-assets ratio (%)	=	P/A	16.30%		24.15%		23.59%		12.00%		10.20%		16.58%		14.50%
Valuation Parameters
Pre-Conversion Earnings (Y)		$4,404,000			ESOP Stock Purchases (E)				8.00	%(5)
Pre-Conversion Earnings (CY)		$4,344,000			Cost of ESOP Borrowings (S)				0.00	%(4)
Pre-Conversion Book Value (B)		$53,631,000			ESOP Amortization (T)				15.00 years
Pre-Conv. Tang. Book Value (TB)		$53,631,000			MRP Amount (M)				4.00%
Pre-Conversion Assets (A)		$634,208,000			MRP Vesting (N)				5.00 years	(5)
Reinvestment Rate (2)(R)		2.09%			Foundation (F)				0.00	%(6)
Est. Conversion Expenses (3)(X)		3.00%			Tax Benefit (Z)				0
Tax Rate (TAX)		34.00%			Percentage Sold (PCT)				100.00%
Calculation of Pro Forma Value After Conversion
1.	V=	P/E * (Y) 1 - P/E * PCT * ((1-X-E-M-F)*R*(1-TAX) - (1-TAX)*E/T - (1-TAX)*M/N)	V=	$120,000,000
2.	V=	P/Core * (Y) 1 - P/Core * PCT * ((1-X-E-M-F)*R*(1-TAX) - (1-TAX)*E/T - (1-TAX)*M/N)	V=	$120,000,000
3.	V=	P/B * (B+Z) 1 - P/B * PCT * (1-X-E-M-F)	V=	$120,000,000
4.	V=	P/TB * (TB+Z) 1 - P/TB * PCT * (1-X-E-M-F)	V=	$120,000,000
5.	V=	P/A * (A+Z) 1 - P/A * PCT * (1-X-E-M-F)	V=	$120,000,000
Conclusion	Shares Issued To the Public	Price Per Share	Gross Offering Proceeds	Shares Issued To Foundation	Total Shares Issued	Aggregate Market Value of Shares Issued
Supermaximum	15,870,000	10.00	$158,700,000	0	15,870,000	$158,700,000
Maximum	13,800,000	10.00	138,000,000	0	13,800,000	138,000,000
Midpoint	12,000,000	10.00	120,000,000	0	12,000,000	120,000,000
Minimum	10,200,000	10.00	102,000,000	0	10,200,000	102,000,000

(1)
Pricing ratios shown reflect the midpoint value.

(2)
Net return reflects a reinvestment rate of 2.09 percent, and a tax rate of 34.00 percent.

(3)
Offering expenses shown at estimated midpoint value.

(4)
No cost is applicable since holding company will fund the ESOP loan.

(5)
ESOP and MRP amortize over 15 years and 5 years, respectively; amortization expenses tax effected at 34.00 percent.

EXHIBIT 3

Pro Forma Effect of Conversion Proceeds—Fully Converted Basis

Exhibit 3
PRO FORMA EFFECT OF CONVERSION PROCEEDS
Abington Bank
At the Minimum

1.	Pro Forma Market Capitalization	$102,000,000
	Less: Foundation Shares	—

2.	Offering Proceeds	$102,000,000
	Less: Estimated Offering Expenses	3,060,000

	Net Conversion Proceeds	$98,940,000
3.	Estimated Additional Income from Conversion Proceeds
	Net Conversion Proceeds	$98,940,000
	Less: Cash Contribution to Foundation	0
	Less: Non-Cash Stock Purchases(1)	12,240,000

	Net Proceeds Reinvested	$86,700,000
	Estimated net incremental rate of return	1.38%

	Reinvestment Income	$1,195,940
	Less: Estimated cost of ESOP borrowings(2)	0
	Less: Amortization of ESOP borrowings(3)	359,040
	Less: Recognition Plan Vesting(4)	538,560

	Net Earnings Impact	$298,340
		Before Conversion	Net Earnings Increase	After Conversion
4.	Pro Forma Earnings
	12 Months ended June 30, 2004 (reported)	$4,404,000	$298,340	$4,702,340
	12 Months ended June 30, 2004 (core)	$4,344,000	$298,340	$4,642,340
		Before Conversion	Net Cash Proceeds	Tax Benefit Of Contribution	After Conversion
5.	Pro Forma Net Worth
	June 30, 2004	$53,631,000	$86,700,000	$0	$140,331,000
	June 30, 2004 (Tangible)	$53,631,000	$86,700,000	$0	$140,331,000
		Before Conversion	Net Cash Proceeds	Tax Benefit Of Contribution	After Conversion
6.	Pro Forma Assets
	June 30, 2004	$634,208,000	$86,700,000	$0	$720,908,000

(1)
Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.

(2)
ESOP stock purchases are internally financed by a loan from the holding company.

(3)
ESOP borrowings are amortized over 15 years, amortization expense is tax-effected at a 34.00 percent rate.

(4)
MRP is amortized over 5 years, and amortization expense is tax effected at 34.00 percent.

Exhibit 3
PRO FORMA EFFECT OF CONVERSION PROCEEDS
Abington Bank
At the Midpoint

1.	Pro Forma Market Capitalization	$120,000,000
	Less: Foundation Shares	—

2.	Offering Proceeds	$120,000,000
	Less: Estimated Offering Expenses	3,600,000

	Net Conversion Proceeds	$116,400,000
3.	Estimated Additional Income from Conversion Proceeds
	Net Conversion Proceeds	$116,400,000
	Less: Cash Contribution to Foundation	0
	Less: Non-Cash Stock Purchases(1)	14,400,000

	Net Proceeds Reinvested	$102,000,000
	Estimated net incremental rate of return	1.38%

	Reinvestment Income	$1,406,988
	Less: Estimated cost of ESOP borrowings(2)	0
	Less: Amortization of ESOP borrowings(3)	422,400
	Less: Recognition Plan Vesting(4)	633,600

	Net Earnings Impact	$350,988
		Before Conversion	Net Earnings Increase	After Conversion
4.	Pro Forma Earnings
	12 Months ended June 30, 2004 (reported)	$4,404,000	$350,988	$4,754,988
	12 Months ended June 30, 2004 (core)	$4,344,000	$350,988	$4,694,988
		Before Conversion	Net Cash Proceeds	Tax Benefit Of Contribution	After Conversion
5.	Pro Forma Net Worth
	June 30, 2004	$53,631,000	$102,000,000	$0	$155,631,000
	June 30, 2004 (Tangible)	$53,631,000	$102,000,000	$0	$155,631,000
		Before Conversion	Net Cash Proceeds	Tax Benefit Of Contribution	After Conversion
6.	Pro Forma Assets
	June 30, 2004	$634,208,000	$102,000,000	$0	$736,208,000

(1)
Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.

(2)
ESOP stock purchases are internally financed by a loan from the holding company.

(3)
ESOP borrowings are amortized over 15 years, amortization expense is tax-effected at a 34.00 percent rate.

(4)
MRP is amortized over 5 years, and amortization expense is tax effected at 34.00 percent.

Exhibit 3
PRO FORMA EFFECT OF CONVERSION PROCEEDS
Abington Bank
At the Maximum

1.	Pro Forma Market Capitalization	$138,000,000
	Less: Foundation Shares	—

2.	Offering Proceeds	$138,000,000
	Less: Estimated Offering Expenses	4,140,000

	Net Conversion Proceeds	$133,860,000
3.	Estimated Additional Income from Conversion Proceeds
	Net Conversion Proceeds	$133,860,000
	Less: Cash Contribution to Foundation	0
	Less: Non-Cash Stock Purchases(1)	16,560,000

	Net Proceeds Reinvested	$117,300,000
	Estimated net incremental rate of return	1.38%

	Reinvestment Income	$1,618,036
	Less: Estimated cost of ESOP borrowings(2)	0
	Less: Amortization of ESOP borrowings(3)	485,760
	Less: Recognition Plan Vesting(4)	728,640

	Net Earnings Impact	$403,636
		Before Conversion	Net Earnings Increase	After Conversion
4.	Pro Forma Earnings
	12 Months ended June 30, 2004 (reported)	$4,404,000	$403,636	$4,807,636
	12 Months ended June 30, 2004 (core)	$4,344,000	$403,636	$4,747,636
		Before Conversion	Net Cash Proceeds	Tax Benefit Of Contribution	After Conversion
5.	Pro Forma Net Worth
	June 30, 2004	$53,631,000	$117,300,000	$0	$170,931,000
	June 30, 2004 (Tangible)	$53,631,000	$117,300,000	$0	$170,931,000
		Before Conversion	Net Cash Proceeds	Tax Benefit Of Contribution	After Conversion
6.	Pro Forma Assets
	June 30, 2004	$634,208,000	$117,300,000	$0	$751,508,000

(1)
Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.

(2)
ESOP stock purchases are internally financed by a loan from the holding company.

(3)
ESOP borrowings are amortized over 15 years, amortization expense is tax-effected at a 34.00 percent rate.

(3)
ESOP borrowings are amortized over 15 years, amortization expense is tax-effected at a 34.00 percent rate.

(4)
MRP is amortized over 5 years, and amortization expense is tax effected at 34.00 percent.

Exhibit 3
PRO FORMA EFFECT OF CONVERSION PROCEEDS
Abington Bank
At the Supermaximum Value

1.	Pro Forma Market Capitalization	$158,700,000
	Less: Foundation Shares	—
2.	Offering Proceeds	$158,700,000

	Less: Estimated Offering Expenses	4,761,000

	Net Conversion Proceeds	$153,939,000
3.	Estimated Additional Income from Conversion Proceeds
	Net Conversion Proceeds	$153,939,000
	Less: Cash Contribution to Foundation	0
	Less: Non-Cash Stock Purchases(1)	19,044,000

	Net Proceeds Reinvested	$134,895,000
	Estimated net incremental rate of return	1.38%

	Reinvestment Income	$1,860,742
	Less: Estimated cost of ESOP borrowings(2)	0
	Less: Amortization of ESOP borrowings(3)	558,624
	Less: Recognition Plan Vesting(4)	837,936

	Net Earnings Impact	$464,182
		Before Conversion	Net Earnings Increase	After Conversion
4.	Pro Forma Earnings
	12 Months ended June 30, 2004 (reported)	$4,404,000	$464,182	$4,868,182
	12 Months ended June 30, 2004 (core)	$4,344,000	$464,182	$4,808,182
		Before Conversion	Net Cash Proceeds	Tax Benefit Of Contribution	After Conversion
5.	Pro Forma Net Worth
	June 30, 2004	$53,631,000	$134,895,000	$0	$188,526,000
	June 30, 2004 (Tangible)	$53,631,000	$134,895,000	$0	$188,526,000
		Before Conversion	Net Cash Proceeds	Tax Benefit Of Contribution	After Conversion
6.	Pro Forma Assets
	June 30, 2004	$634,208,000	$134,895,000	$0	$769,103,000

(1)
Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.

(2)
ESOP stock purchases are internally financed by a loan from the holding company.

(3)
ESOP borrowings are amortized over 15 years, amortization expense is tax-effected at a 34.00 percent rate.

(4)
MRP is amortized over 5 years, and amortization expense is tax effected at 34.00 percent.

EXHIBIT 4

Pro Forma Analysis Sheet—Minority Stock Offering

EXHIBIT 4
PRO FORMA ANALYSIS SHEET
Abington Bank
Prices as of August 20, 2004

					Peer Group				Pennsylvania Companies				All Publicly-Traded
Price Multiple
	Symbol		Subject(1)		Mean		Median		Mean		Median		Mean		Median
Price-earnings ratio (x)		P/E	26.30	x	35.27	x	36.15	x	17.12	x	14.73	x	17.37	x	16.21	x
Price-core earnings ratio (x)		P/Core	26.65	x	37.60	x	39.29	x	20.34	x	16.49	x	19.27	x	17.55	x
Price-book ratio (%)	=	P/B	120.55%		220.08%		216.23%		145.17%		145.73%		156.40%		145.74%
Price-tangible book ratio (%)	=	P/TB	120.55%		235.30%		231.82%		165.13%		153.38%		170.19%		161.24%
Price-assets ratio (%)	=	P/A	17.64%		29.06%		26.88%		12.00%		10.20%		16.58%		14.50%
Valuation Parameters
Pre-Conversion Earnings (Y)		$4,404,000			ESOP Stock Purchases (E)				8.00	%(5)
Pre-Conversion Earnings (CY)		$4,344,000			Cost of ESOP Borrowings (S)				0.00	%(4)
Pre-Conversion Book Value (B)		$53,631,000			ESOP Amortization (T)				15.00 years
Pre-Conv. Tang. Book Value (TB)		$53,631,000			MRP Amount (M)				4.00%
Pre-Conversion Assets (A)		$634,208,000			MRP Vesting (N)				5.00 years	(5)
Reinvestment Rate (2)(R)		2.09%			Foundation (F)				0.00	%(6)
Est. Conversion Expenses (3)(X)		2.97%			Tax Benefit (Z)				0
Tax Rate (TAX)		34.00%			Percentage Sold (PCT)				45.00%
Calculation of Pro Forma Value After Conversion
1.	V=	P/E * (Y) 1 - P/E * PCT * ((1-X-E-M-F)*R*(1-TAX) - (1-TAX)*E/T - (1-TAX)*M/N)	V=	$120,000,000
2.	V=	P/Core * (Y) 1 - P/Core * PCT * ((1-X-E-M-F)*R*(1-TAX) - (1-TAX)*E/T - (1-TAX)*M/N)	V=	$120,000,000
3.	V=	P/B * (B+Z) 1 - P/B * PCT * (1-X-E-M-F)	V=	$120,000,000
4.	V=	P/TB * (TB+Z) 1 - P/TB * PCT * (1-X-E-M-F)	V=	$120,000,000
5.	V=	P/A * (A+Z) 1 - P/A * PCT * (1-X-E-M-F)	V=	$120,000,000
Conclusion	Shares Owned by The MHC	Shares Issued To the Public	Price Per Share	Gross Offering Proceeds	Total Shares Issued Publicly	Aggregate Market Value of Shares Issued Publicly	Full Value Total Shares
Supermaximum	8,728,500	7,141,500	10.00	$71,415,000	7,141,500	$71,415,000	15,870,000
Maximum	7,590,000	6,210,000	10.00	$62,100,000	6,210,000	62,100,000	13,800,000
Midpoint	6,600,000	5,400,000	10.00	$54,000,000	5,400,000	54,000,000	12,000,000
Minimum	5,610,000	4,590,000	10.00	$45,900,000	4,590,000	45,900,000	10,200,000

(1)
Pricing ratios shown reflect the midpoint value.

(2)
Net return reflects a reinvestment rate of 2.09 percent, and a tax rate of 34.00 percent.

(3)
Offering expenses shown at estimated midpoint value.

(4)
No cost is applicable since holding company will fund the ESOP loan.

(5)
ESOP and MRP amortize over 15 years and 5 years, respectively; amortization expenses tax effected at 34.00 percent.

EXHIBIT 5

Pro Forma Effect of Stock Proceeds—Minority Stock Offering

Exhibit 5
PRO FORMA EFFECT OF CONVERSION PROCEEDS
Abington Bank
At the Minimum

1.	Pro Forma Market Capitalization	$45,900,000
	Less: Foundation Shares	—

2.	Offering Proceeds	$45,900,000
	Less: Estimated Offering Expenses	1,511,288

	Net Conversion Proceeds	$44,388,712
3.	Estimated Additional Income from Conversion Proceeds
	Net Conversion Proceeds	$44,388,712
	Less: Cash Contribution to Foundation	0
	Less: Non-Cash Stock Purchases(1)	5,508,000

	Net Proceeds Reinvested	$38,880,712
	Estimated net incremental rate of return	1.38%

	Reinvestment Income	$536,321
	Less: Estimated cost of ESOP borrowings(2)	0
	Less: Amortization of ESOP borrowings(3)	161,568
	Less: Recognition Plan Vesting(4)	242,352

	Net Earnings Impact	$132,401
		Before Conversion	Net Earnings Increase	After Conversion
4.	Pro Forma Earnings
	12 Months ended June 30, 2004 (reported)	$4,404,000	$132,401	$4,536,401
	12 Months ended June 30, 2004 (core)	$4,344,000	$132,401	$4,476,401
		Before Conversion	Net Cash Proceeds	Tax Benefit Of Contribution	After Conversion
5.	Pro Forma Net Worth
	June 30, 2004	$53,631,000	$38,880,712	$0	$92,511,712
	June 30, 2004 (Tangible)	$53,631,000	$38,880,712	$0	$92,511,712
		Before Conversion	Net Cash Proceeds	Tax Benefit Of Contribution	After Conversion
6.	Pro Forma Assets
	June 30, 2004	$634,208,000	$38,880,712	$0	$673,088,712

(1)
Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.

(2)
ESOP stock purchases are internally financed by a loan from the holding company.

(3)
ESOP borrowings are amortized over 15 years, amortization expense is tax-effected at a 34.00 percent rate.

(4)
MRP is amortized over 5 years, and amortization expense is tax effected at 34.00 percent.

Exhibit 5
PRO FORMA EFFECT OF CONVERSION PROCEEDS
Abington Bank
At the Midpoint

1.	Pro Forma Market Capitalization	$54,000,000
	Less: Foundation Shares	—

2.	Offering Proceeds	$54,000,000
	Less: Estimated Offering Expenses	1,604,438

	Net Conversion Proceeds	$52,395,562
3.	Estimated Additional Income from Conversion Proceeds
	Net Conversion Proceeds	$52,395,562
	Less: Cash Contribution to Foundation	0
	Less: Non-Cash Stock Purchases(1)	6,480,000

	Net Proceeds Reinvested	$45,915,562
	Estimated net incremental rate of return	1.38%

	Reinvestment Income	$633,359
	Less: Estimated cost of ESOP borrowings(2)	0
	Less: Amortization of ESOP borrowings(3)	190,080
	Less: Recognition Plan Vesting(4)	285,120

	Net Earnings Impact	$158,159
		Before Conversion	Net Earnings Increase	After Conversion
4.	Pro Forma Earnings
	12 Months ended June 30, 2004 (reported)	$4,404,000	$158,159	$4,562,159
	12 Months ended June 30, 2004 (core)	$4,344,000	$158,159	$4,502,159
		Before Conversion	Net Cash Proceeds	Tax Benefit Of Contribution	After Conversion
5.	Pro Forma Net Worth
	June 30, 2004	$53,631,000	$45,915,562	$0	$99,546,562
	June 30, 2004 (Tangible)	$53,631,000	$45,915,562	$0	$99,546,562
		Before Conversion	Net Cash Proceeds	Tax Benefit Of Contribution	After Conversion
6.	Pro Forma Assets
	June 30, 2004	$634,208,000	$45,915,562	$0	$680,123,562

(1)
Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.

(2)
ESOP stock purchases are internally financed by a loan from the holding company.

(3)
ESOP borrowings are amortized over 15 years, amortization expense is tax-effected at a 34.00 percent rate.

(4)
MRP is amortized over 5 years, and amortization expense is tax effected at 34.00 percent.

Exhibit 5
PRO FORMA EFFECT OF CONVERSION PROCEEDS
Abington Bank
At the Maximum

1.	Pro Forma Market Capitalization	$62,100,000
	Less: Foundation Shares	—

2.	Offering Proceeds	$62,100,000
	Less: Estimated Offering Expenses	1,697,588

	Net Conversion Proceeds	$60,402,412
3.	Estimated Additional Income from Conversion Proceeds
	Net Conversion Proceeds	$60,402,412
	Less: Cash Contribution to Foundation	0
	Less: Non-Cash Stock Purchases (1)	7,452,000

	Net Proceeds Reinvested	$52,950,412
	Estimated net incremental rate of return	1.38%

	Reinvestment Income	$730,398
	Less: Estimated cost of ESOP borrowings(2)	0
	Less: Amortization of ESOP borrowings(3)	218,592
	Less: Recognition Plan Vesting(4)	327,888

	Net Earnings Impact	$183,918
		Before Conversion	Net Earnings Increase	After Conversion
4.	Pro Forma Earnings
	12 Months ended June 30, 2004 (reported)	$4,404,000	$183,918	$4,587,918
	12 Months ended June 30, 2004 (core)	$4,344,000	$183,918	$4,527,918
		Before Conversion	Net Cash Proceeds	Tax Benefit Of Contribution	After Conversion
5.	Pro Forma Net Worth
	June 30, 2004	$53,631,000	$52,950,412	$0	$106,581,412
	June 30, 2004 (Tangible)	$53,631,000	$52,950,412	$0	$106,581,412
		Before Conversion	Net Cash Proceeds	Tax Benefit Of Contribution	After Conversion
6.	Pro Forma Assets
	June 30, 2004	$634,208,000	$52,950,412	$0	$687,158,412

(1)
Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.

(2)
ESOP stock purchases are internally financed by a loan from the holding company.

(3)
ESOP borrowings are amortized over 15 years, amortization expense is tax-effected at a 34.00 percent rate.

(4)
MRP is amortized over 5 years, and amortization expense is tax effected at 34.00 percent.

Exhibit 5
PRO FORMA EFFECT OF CONVERSION PROCEEDS
Abington Bank
At the Supermaximum Value

1.	Pro Forma Market Capitalization	$71,415,000
	Less: Foundation Shares	—

2.	Offering Proceeds	$71,415,000
	Less: Estimated Offering Expenses	1,804,710

	Net Conversion Proceeds	$69,610,290
3.	Estimated Additional Income from Conversion Proceeds
	Net Conversion Proceeds	$69,610,290
	Less: Cash Contribution to Foundation	0
	Less: Non-Cash Stock Purchases(1)	8,569,800

	Net Proceeds Reinvested	$61,040,490
	Estimated net incremental rate of return	1.38%

	Reinvestment Income	$841,993
	Less: Estimated cost of ESOP borrowings(2)	0
	Less: Amortization of ESOP borrowings(3)	251,381
	Less: Recognition Plan Vesting(4)	377,071

	Net Earnings Impact	$213,541
		Before Conversion	Net Earnings Increase	After Conversion
4.	Pro Forma Earnings
	12 Months ended June 30, 2004 (reported)	$4,404,000	$213,541	$4,617,541
	12 Months ended June 30, 2004 (core)	$4,344,000	$213,541	$4,557,541
		Before Conversion	Net Cash Proceeds	Tax Benefit Of Contribution	After Conversion
5.	Pro Forma Net Worth
	June 30, 2004	$53,631,000	$61,040,490	$0	$114,671,490
	June 30, 2004 (Tangible)	$53,631,000	$61,040,490	$0	$114,671,490
		Before Conversion	Net Cash Proceeds	Tax Benefit Of Contribution	After Conversion
6.	Pro Forma Assets
	June 30, 2004	$634,208,000	$61,040,490	$0	$695,248,490

(1)
Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.

(2)
ESOP stock purchases are internally financed by a loan from the holding company.

(3)
ESOP borrowings are amortized over 15 years, amortization expense is tax-effected at a 34.00 percent rate.

(4)
MRP is amortized over 5 years, and amortization expense is tax effected at 34.00 percent.

EXHIBIT 6

Firm Qualification Statement

FIRM QUALIFICATION STATEMENT

        RP® Financial provides financial and management consulting and valuation services to the financial services industry nationwide. RP® Financial establishes long-term client relationships through its wide array of services, emphasis on quality and timeliness, hands-on involvement by our principals and senior consulting staff, careful structuring of strategic plans and transactions and providing sophisticated valuation analyses consistent with accepted valuation practices. RP® Financial's staff draws from backgrounds in consulting, regulatory agencies and investment banking. Our clients include commercial banks, thrifts, credit unions, mortgage companies and a variety of financial service companies.

STRATEGIC AND CAPITAL PLANNING

        RP® Financial's strategic and capital planning services are designed to provide effective workable plans with quantifiable results. In this regard, RP® Financial analyzes strategic options to enhance shareholder value, achieve regulatory approval or other established objectives. Our planning services involve conducting situation analyses; establishing mission statements, strategic goals and objectives; and identifying strategies for enhancement of franchise and/or market value, capital management and planning, earnings improvement, operational matters and charter and organizational issues. Strategy development typically includes the following areas: capital formation and management, asset/liability targets, profitability, return on equity and market value of stock. Our proprietary financial simulation model provides the basis for evaluating the financial impact of alternative strategies and assessing the feasibility/compatibility of such strategies with regulations and/or other guidelines.

MERGER AND ACQUISITION SERVICES

        RP® Financial's merger and acquisition (M&A) services include targeting potential buyers and sellers, assessing acquisition merit, conducting detailed due diligence, negotiating and structuring merger transactions, preparing merger business plans and financial simulations, rendering fairness opinions, preparing mark-to-market analyses and assisting in implementing post-acquisition strategies. Through our financial simulations, comprehensive in-house data bases, valuation expertise and regulatory knowledge, RP® Financial's M&A consulting focuses on structuring transactions to enhance shareholder returns.

VALUATION SERVICES

        RP® Financial's extensive valuation practice includes valuations for a variety of purposes including mergers and acquisitions, thrift mutual-to-stock conversions, insurance company demutualizations, ESOPs, subsidiary companies, mark-to-market transactions and various other corporation valuation requirements. Our principals and staff are highly experienced in performing valuation appraisals which conform with regulatory guidelines and appraisal industry standards. RP® Financial is the nation's leading valuation firm for mutual-to-stock conversions of thrift institutions.

OTHER CONSULTING SERVICES AND DATA BASES

        RP® Financial offers other services including branching and diversification strategies, feasibility studies and special research studies. RP® Financial assists banks and thrifts prepare CRA plans and applications for Community Development Entity ("CDE") certification and New Markets Tax Credit ("NMTC") allocation. RP® Financial's consulting services are aided by its in-house data bases resource and proprietary valuation and financial simulation models.

        RP® Financial's Key Personnel (Years of Relevant Experience)

    Ronald S. Riggins, Managing Director (24)
    William E. Pommerening, Managing Director (20)
    Gregory E. Dunn, Senior Vice President (22)
    James P. Hennessey, Senior Vice President (19)
    James J. Oren, Senior Vice President (17)

Washington Headquarters
Rosslyn Center	Telephone: (703) 528-1700
1700 North Moore Street, Suite 2210	Fax No.: (703) 528-1788
Arlington, VA 22209	Toll-Free No.: (866) 723-0594
www.rpfinancial.com	E-Mail: mail@rpfinancial.com

QuickLinks

EXHIBITS
LIST OF EXHIBITS
EXHIBIT 1 Stock Prices As of August 20, 2004
EXHIBIT 2 Pro Forma Analysis Sheet—Fully Converted Basis
EXHIBIT 2 PRO FORMA ANALYSIS SHEET Abington Bank Prices as of August 20, 2004
EXHIBIT 3 Pro Forma Effect of Conversion Proceeds—Fully Converted Basis
Exhibit 3 PRO FORMA EFFECT OF CONVERSION PROCEEDS Abington Bank At the Minimum
Exhibit 3 PRO FORMA EFFECT OF CONVERSION PROCEEDS Abington Bank At the Midpoint
Exhibit 3 PRO FORMA EFFECT OF CONVERSION PROCEEDS Abington Bank At the Maximum
Exhibit 3 PRO FORMA EFFECT OF CONVERSION PROCEEDS Abington Bank At the Supermaximum Value
EXHIBIT 4 Pro Forma Analysis Sheet—Minority Stock Offering
EXHIBIT 4 PRO FORMA ANALYSIS SHEET Abington Bank Prices as of August 20, 2004
EXHIBIT 5 Pro Forma Effect of Stock Proceeds—Minority Stock Offering
Exhibit 5 PRO FORMA EFFECT OF CONVERSION PROCEEDS Abington Bank At the Minimum
Exhibit 5 PRO FORMA EFFECT OF CONVERSION PROCEEDS Abington Bank At the Midpoint
Exhibit 5 PRO FORMA EFFECT OF CONVERSION PROCEEDS Abington Bank At the Maximum
Exhibit 5 PRO FORMA EFFECT OF CONVERSION PROCEEDS Abington Bank At the Supermaximum Value
EXHIBIT 6 Firm Qualification Statement